As filed with the Securities and Exchange Commission on September 1, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ENZON PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	2836	22-2372868
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

20 Commerce Drive (Suite 135)

Cranford, New Jersey 07016
(732) 980-4500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Andrew Rackear

Chief Executive Officer and Secretary

20 Commerce Drive (Suite 135)

Cranford, New Jersey 07016

(732) 980-4500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Todd E. Mason, Esq.
Thompson Hine LLP
335 Madison Avenue, 12th Floor
New York, New York 10017
(212) 908-3946

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒
Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of (a) one share of $1,000 Par Preferred Stock; and (b) 750 shares of Common Stock (“Units”)	$43,600,000(2)	$5,659.28
Transferable Rights to purchase Units(2)	—	—
Common Stock included as part of the Units(3)	Included with Units above	—
Preferred Stock included as part of the Units	Included with Units above	—
Total	$43,600,000	$5,659.28

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) of the Securities Act of 1933, as amended (the “Act”).

(2)	Transferable Rights to purchase Units are being issued without consideration. Pursuant to Rule 457(g) under the Act, no separate registration fee is required for the Rights because the Rights are being registered in the same registration statement as the Common Stock of the registrant underlying the Rights.

(3)	In addition to the shares of Common Stock set forth in this table, pursuant to Rule 416 under the Act, this registration statement also registers such indeterminate number of shares of Common Stock as may become issuable from time to time by reason of share dividends, recapitalizations or other similar transactions.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 1, 2020

PRELIMINARY PROSPECTUS

Subscription Rights to Purchase Up to 40,000 Units

Consisting of an Aggregate of Up to 30,000,000 Shares of Common Stock

and Up to 40,000 Shares of Series C Preferred Stock

at a Subscription Price of $1,090 Per Unit

We are distributing to holders of our common stock, par value $0.01 per share, at no charge, transferable subscription rights (“Subscription Rights”) to purchase units (“Units”). We refer to the offering that is the subject of this prospectus as the “Rights Offering.” In the Rights Offering, you will receive one Subscription Right for every share of common stock owned at 5:00 p.m., New York City Time, on [                          ] [     ], 2020, the record date of the Rights Offering (the “Record Date”). The Subscription Rights will be transferable and we expect that the Subscription Rights will be quoted on the OTCQX market of the OTC Markets Group, Inc. (the “OTC”) during the offering period provided a market maker establishes a market for such Subscription Rights.

For every 1,105 Subscription Rights held, you will be entitled to purchase one Unit at a subscription price per Unit of $1,090 (the “Subscription Price”). Each Unit consists of one share of newly designated Series C Preferred Stock, par value $1,000 per share (the “Preferred Stock”), and 750 shares of common stock.

The Preferred Stock will rank senior to our common stock. The liquidation preference of the Preferred Stock will initially be $1,000 per share. On an annual basis, our Board of Directors may, at its sole discretion, cause a dividend with respect to the Preferred Stock to be paid in cash to the holders in an amount equal to 3% of the liquidation preference then in effect. If the dividend is not so paid in cash, the liquidation preference will be adjusted and increased annually by an amount equal to 5% of the liquidation preference per share as in effect at such time. The Preferred Stock will be non-convertible and, except as required by law, holders of Preferred Stock will have no voting rights. On and after [                          ] [     ], 2022, we will have the option to redeem the shares of Preferred Stock, in whole or in part, at any time for an amount up to or equal to the liquidation preference per share as in effect at such time. Shares of Preferred Stock will also be redeemable, at the option of the holder, in the event of a change of control, as defined herein, of our company. The Preferred Stock will not be listed for trading or quoted on any securities exchange or recognized trading system.

The maximum aggregate number of Units, and the corresponding aggregate number of shares of common stock and Preferred Stock listed on this cover page and elsewhere in this prospectus, are based on [44,214,603] shares of common stock outstanding as of the Record Date.

The Subscription Rights are transferable until the Expiration Date as hereinafter defined and, therefore, you may sell, transfer or assign your Subscription Rights to anyone during the offering period. Although we cannot assure you that a market for the Subscription Rights will develop, any trading in the Subscription Rights may be conducted until the close of trading on the last trading day prior to the Expiration Date. The value of the Subscription Rights, if any, will be reflected by the market price.

Trading of the Subscription Rights will be conducted on a when-issued basis until and including the date on which the Subscription Rights Certificates are mailed to the Record Date stockholders and thereafter will be conducted on a regular-way basis until and including the last trading day prior to the Expiration Date.

The Subscription Rights will expire if they are not exercised by 5:00 p.m., New York City Time, on [                          ] [      ], 2020, unless the Rights Offering is extended or earlier terminated by us in our sole discretion (as it may be so extended, or earlier terminated, the “Expiration Date”); provided, however, that we may not extend the Expiration Date by more than 30 calendar days past the original Expiration Date. If you exercise your Subscription Rights, you may revoke such exercise before the Expiration Date by following the instructions herein. If the Expiration Date is extended, you may revoke your exercise of Subscription Rights at any time until the final Expiration Date as so extended. If we terminate the Rights Offering, all subscription payments received will be returned as soon as practicable thereafter without interest or deduction.

We have entered into an investment agreement (the “Investment Agreement”) with Icahn Capital LP, which, together with its affiliates, beneficially owns approximately 15% of our common stock before giving effect to the Rights Offering, pursuant to which, and subject to the terms and conditions thereof, Icahn Capital LP has agreed to subscribe for its pro-rata share of the Rights Offering. Icahn Capital LP has also agreed to purchase all Units that remain unsubscribed for at the expiration of the Rights Offering to the extent that other holders elect not to exercise all of their respective Subscription Rights. No fees will be paid by us to Icahn Capital LP in consideration of such investment commitment. In light of the investment commitment, we anticipate that we will receive gross proceeds of at least $43.6 million if the Rights Offering is completed, whether or not any of the Subscription Rights are exercised by the holders thereof.

Continental Stock Transfer & Trust Company, our transfer agent, will serve as the Subscription Agent for the Rights Offering, and Georgeson LLC will serve as the Information Agent for the Rights Offering. The Subscription Agent will hold the funds we receive from subscribers until we complete, abandon or terminate the Rights Offering. If you want to participate in this Rights Offering and you are the record holder of your shares, we recommend that you submit your subscription documents to the Subscription Agent well before the deadline. If you want to participate in this Rights Offering and you hold shares through a broker, dealer, bank or other nominee, you should promptly contact your broker, dealer, bank or other nominee and submit your subscription documents in accordance with the instructions and within the time period provided by your broker, dealer, bank or other nominee. For a detailed discussion, see “Description of the Rights Offering.”

Our common stock is currently quoted on the OTCQX market of the OTC under the symbol “ENZN.” On [                          ] [      ], 2020, the last reported sale price of our common stock was $[     ] per share. There is no established public trading market for the Units or the Preferred Stock, and we do not intend to list or quote the Units or the Preferred Stock on any securities exchange or recognized trading system. The Subscription Rights are transferable and we expect that the Subscription Rights will be quoted on the QTCQX market of the OTC following their issuance under the symbol “[      ]” provided a market maker establishes a market for such Subscription Rights. You are urged to obtain a current price quote for our common stock before exercising your Subscription Rights.

The exercise of your Subscription Rights and investment in our securities involves a high degree of risk. You should carefully read the Risk Factors beginning on page 16, as well as the risk factors in any document we incorporate by reference into this prospectus before you make a decision as to the exercise of your Subscription Rights.

	Per Unit	Total
Subscription Price	$1,090	$43,600,000	(1)

(1) Before deducting estimated expenses of $[           ].

Our Board of Directors is not making any recommendation regarding whether you should exercise your Subscription Rights.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

It is anticipated that delivery of the common stock and Preferred Stock comprising the Units will be made by book-entry credit on or about [                          ] [       ], 2020.

The date of this prospectus is                                                  , 2020.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “Commission”). The exhibits to the registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase our securities, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the Commission as indicated under the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

You should rely only on the information contained in this prospectus or in any prospectus supplement or free-writing prospectus or any amendment thereto. We have not authorized anyone to provide you with additional or different information from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date on the front cover of this prospectus regardless of the time of delivery of this prospectus or any exercise of the Subscription Rights. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read carefully the entirety of this prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference in this prospectus and any applicable prospectus supplement, before making an investment decision.

The distribution of this prospectus and the Rights Offering and the sale of our securities in certain jurisdictions may be restricted by law. This prospectus does not constitute an offer of, or a solicitation of an offer to buy, any of our securities in any jurisdiction in which such offer or solicitation is not permitted. No action is being taken in any jurisdiction outside the United States to permit an offering of our securities or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus applicable to those jurisdictions.

References in this prospectus to “Enzon,” the “Company,” “we,” “us,” “our,” or “its,” unless the context otherwise requires, refer to Enzon Pharmaceuticals, Inc., a Delaware corporation, together with its consolidated subsidiaries, and references in this prospectus to the “Board of Directors” or “Board,” unless the context otherwise requires, refer to the Board of Directors of Enzon Pharmaceutics, Inc.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes “forward-looking statements,” as such term is used within the meaning of the Private Securities Litigation Reform Act of 1995. These “forward-looking statements” are not based on historical fact and involve assessments of certain risks, developments, and uncertainties in our business looking to the future. Such forward-looking statements can be identified by the use of terminology such as “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “intend,” “continue,” or “believe,” or the negatives or other variations of these terms or comparable terminology. Forward-looking statements may include projections, forecasts, or estimates of future performance and developments. Forward-looking statements contained in this prospectus are based upon assumptions and assessments that we believe to be reasonable as of the date of this prospectus. Whether those assumptions and assessments will be realized will be determined by future factors, developments, and events, which are difficult to predict and may be beyond our control. Actual results, factors, developments, and events may differ materially from those we assumed and assessed. Risks, uncertainties, contingencies, and developments, including those identified in the “Risk Factors” section of this prospectus and in our most recent annual report on Form 10-K, subsequent quarterly reports on Form 10-Q and other filings we make with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), incorporated by reference herein, could cause our future operating results to differ materially from those set forth in any forward-looking statement. We cannot assure you that any such forward-looking statement, projection, forecast or estimate contained can be realized or that actual returns, results, or business prospects will not differ materially from those set forth in any forward-looking statement. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. We disclaim any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future results, events or developments.

QUESTIONS AND ANSWERS RELATING TO THE RIGHTS OFFERING

The following are examples of what we anticipate will be common questions about the Rights Offering. The answers are based on selected information from this prospectus. The following questions and answers do not contain all of the information that may be important to you and may not address all of the questions that you may have about the Rights Offering. This prospectus contains more detailed descriptions of the terms and conditions of the Rights Offering and provides additional information about us and our business, including potential risks related to the Rights Offering, our common stock and Preferred Stock and our business.

Why are we conducting the Rights Offering?

The purpose of the offering is to position us as a public company acquisition vehicle, where we can become an acquisition platform and more fully utilize our net operating loss carryforwards and enhance stockholder value. However, we do not have any current plans, arrangements or understandings with respect to any acquisitions or investments, and we are not currently involved in any negotiations with respect to any such transactions. See “Use of Proceeds.”

What is the Rights Offering?

We are distributing, at no charge, to all holders of our common stock on the Record Date, transferable Subscription Rights to purchase Units. For every 1,105 Subscription Rights held, you will be entitled to purchase one Unit at the Subscription Price of $1,090 per Unit. In the Rights Offering, you will receive one Subscription Right for every share of common stock owned at 5:00 p.m., New York City Time, on the Record Date. Each Unit consists of one share of newly designated Preferred Stock and 750 shares of our common stock.

The common stock to be issued in the Rights Offering, like our existing shares of common stock, will be quoted on the OTCQX market of the OTC under the symbol “ENZN” and will not be listed for trading on a national securities exchange. The Units and Preferred Stock to be issued in the Rights Offering will not be listed for trading or quoted on any securities exchange or recognized trading system. The Subscription Rights granted to you are transferable and, therefore, you may sell, transfer or assign your Subscription Rights to anyone during the offering period. We expect that the Subscription Rights will be quoted on the OTCQX market of the OTC during the offering period provided a market maker establishes a market for such Subscription Rights.

The maximum aggregate number of Units, and the corresponding aggregate number of shares of common stock and Preferred Stock listed on this cover page and elsewhere in this prospectus, are based on [44,214,603] shares of common stock outstanding as of the Record Date.

The Subscription Rights are transferable until the Expiration Date and, therefore, you may sell, transfer or assign your Subscription Rights to anyone during the offering period. Although we cannot assure you that a market for the Subscription Rights will develop, trading in the Subscription Rights may be conducted until the close of trading on the last trading day prior to the Expiration Date. The value of the Subscription Rights, if any, will be reflected by the market price.

The Subscription Rights will expire if they are not exercised by 5:00 p.m., New York City Time, on the Expiration Date, unless the Rights Offering is extended or earlier terminated by us in our sole discretion; provided, however, that we may not extend the Expiration Date by more than 30 calendar days past the original Expiration Date. We will not be required to issue Units to you if the Subscription Agent receives your Subscription Rights Certificate or your subscription payment after that time.

How do I exercise my Subscription Rights?

If you are a record holder of our common stock and wish to participate in the Rights Offering, you must deliver to the Subscription Agent, prior to the Expiration Date, all of the following, which the Subscription Agent must receive (and funds must clear) prior to 5:00 p.m., New York City Time, on [                          ] [ ], 2020, which is [                          ] [ ] calendar days after the date of this prospectus:

•	Your payment for exercise of the Subscription Rights. See the section in this prospectus under the caption “Description of the Rights Offering—Payment Method”; and

•	Your complete and fully executed Subscription Rights Certificate.

If you cannot deliver your Subscription Rights Certificate to the Subscription Agent before the Expiration Date, you may use the procedures for guaranteed delivery as described in “Description of the Rights Offering—Guaranteed Delivery Procedures.”

If you are a beneficial owner of shares of our common stock that are registered in the name of a broker, dealer, bank, or other nominee, you will not receive a Subscription Rights Certificate. Instead, we will issue one Subscription Right to such nominee record holder for every share of our common stock held by such nominee at the Record Date. If you are not contacted by your nominee, you should promptly contact your nominee in order to subscribe for Units in the Rights Offering and follow the instructions provided by your nominee.

If you are a record holder of our common stock, the number of Units you may purchase pursuant to your Subscription Rights is indicated on the enclosed Subscription Rights Certificate. If you hold your shares in the name of a broker, dealer, bank, or other nominee who uses the services of the Depository Trust Company (“DTC”), you will not receive a Subscription Rights Certificate. Instead, DTC will issue one Subscription Right to your nominee record holder for every shares of our common stock that you beneficially own as of the Record Date. See “Description of the Rights Offering—Exercise of Rights.”

If you exercise your Subscription Rights, you may revoke such exercise before the Expiration Date by following the instructions herein. If the Expiration Date is extended, you may revoke your exercise of Subscription Rights at any time until the final Expiration Date as so extended. If we terminate the Rights Offering, all subscription payments received will be returned as soon as practicable thereafter without interest or deduction.

Will the Subscription Rights be listed or quoted?

The Subscription Rights granted to you are transferable and, therefore, you may sell, transfer or assign your Subscription Rights to anyone during the offering period. We expect that the Subscription Rights will be quoted on the OTCQX market of the OTC during the offering period provided a market maker establishes a market for such Subscription Rights.

Trading of the Subscription Rights will be conducted on a when-issued basis until and including the date on which the Subscription Rights Certificates are mailed to the Record Date stockholders and thereafter will be conducted on a regular-way basis until and including the last trading day prior to the Expiration Date.

What if I own shares in an amount that is not a whole multiple of 1,105 as of the Record Date?

In the Rights Offering, you will receive one Subscription Right for every share of common stock owned at 5:00 p.m., New York City Time, on the Record Date. For every 1,105 Subscription Rights held, you will be entitled to purchase one Unit at the Subscription Price. We will not issue fractional Subscription Rights or fractional Units in the Rights Offering. Accordingly, if you hold shares of common stock in an amount other than a whole multiple of 1,105 shares and wish to acquire a certain number of Units in the Rights Offering, you will need to either acquire (i) additional shares of common stock in the open market prior to the Record Date or (ii) additional Subscription Rights during the offering period of the Rights Offering, in each case in an amount sufficient to increase your ownership of Subscription Rights to allow you to participate at a level you desire to participate.

For example, if you hold 10,000 shares of common stock as of the Record Date, you will receive 10,000 Subscription Rights but will only be entitled to exercise 9,945 Subscription Rights for 9 Units (consisting of an aggregate of 9 shares of Preferred Stock and 6,750 shares of common stock) for a Subscription Price of $9,810. You will not be able to exercise any of the remaining 55 Subscription Rights you hold (10,000 Subscription Rights minus the 9,945 Subscription Rights exercised) unless you acquire an additional number of Subscription Rights to hold at least 1,105 Subscription Rights during the offering period. Similarly, you could increase the number of Subscription Rights you receive as of the Record Date by acquiring 1,050 additional shares of common stock prior to the Record Date.

What are the material terms of the Preferred Stock?

The Preferred Stock will rank senior to our common stock. The liquidation preference of the Preferred Stock will be initially $1,000 per share. On an annual basis, our Board of Directors may, at its sole discretion, cause a dividend with respect to the Preferred Stock to be paid in cash to the holders in an amount equal to 3% of the liquidation preference as in effect at such time. If the dividend is not so paid in cash, the liquidation preference will be adjusted and increased annually by an amount equal to 5% of the liquidation preference per share as in effect at such time, that is not paid in cash to the holders on such date. The accretion will continue until the shares of Preferred Stock are redeemed, or until we liquidate, dissolve, or wind-up our affairs at which time the Preferred Stock will have a preference in respect of assets available for distribution to our stockholders. Due to our ability to pay dividends on our Series C Preferred Stock in kind by increasing the liquidation preference of the shares of our Series C Preferred Stock, the payment of accrued dividends in cash may be deferred until the redemption by us or the holders, as applicable, of the Preferred Stock, or until our dissolution, liquidation or winding up. No plan, arrangement or agreement is currently in place that would prevent us from paying dividends with respect to the Preferred Stock in cash.

On and after [                          ] [  ], 2022, we will have the option to redeem the shares of Preferred Stock, in whole or in part, at any time for an amount up to or equal to the liquidation preference per share as in effect at such time. The Preferred Stock is also redeemable at the option of the holders if we undergo a change in control, which is defined as the earliest to occur of (a) the date on which a majority of the members of our Board of Directors are not Continuing Directors and (b) the date on which a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) beneficially owns in excess of 50% of our common stock. The Preferred Stock is not convertible into shares of our common stock or any other series or class of our capital stock. Except as required by law, holders of shares of Preferred Stock will have no voting rights.

For additional information about the terms of the Preferred Stock, see “Description of Securities—Preferred Stock—Series C Preferred Stock.”

Will the Units or Preferred Stock be listed or quoted?

The Units and Preferred Stock will not be listed for trading or quoted on any securities exchange or recognized trading system.

Will fractional Subscription Rights or fractional Units be issued?

No. We will not issue fractional Subscription Rights or fractional Units or cash in lieu of such fractions in this Rights Offering. As a result, if you hold shares of common stock in an amount other than a whole multiple of 1,105 shares and wish to acquire a certain number of Units in the Rights Offering, you will need to either acquire (i) additional shares of common stock in the open market prior to the Record Date or (ii) additional Subscription Rights during the offering period of the Rights Offering, in each case in an amount sufficient to increase your ownership of Subscription Rights to allow you to participate at a level you desire to participate. See “What if I own shares in an amount that is not a whole multiple of 1,105 as of the Record Date?” above.

What effect will the Rights Offering have on our outstanding common stock?

Based on [44,214,603] shares of common stock outstanding as of the Record Date, assuming no other transactions by us involving our common stock prior to the expiration of the Rights Offering, we expect to have [74,214,603] shares of our common stock issued and outstanding and 40,000 shares of Preferred Stock issued and outstanding following the completion of the Rights Offering (including the investment commitment). The number of shares of common stock and Preferred Stock that we will issue in this Rights Offering is based on 40,000 Units to be subscribed for in the Rights Offering and reflects the completion of the investment commitment.

How was the Subscription Price determined?

The Subscription Price of $1,090 per share was determined by the Board of Directors based on many factors, including, among other things: (i) the price at which our stockholders might be willing to participate in the Rights Offering, (ii) the amount of proceeds desired to achieve our financing goals, (iii) potential market conditions, (iv) historical and current trading prices for our common stock, and (v) the terms of the Preferred Stock.

The Subscription Price was not determined on the basis of any investment bank or third-party valuation that was commissioned by us. The Subscription Price does not bear any particular relationship to the book value of our assets, past operations, cash flows, losses, financial condition or other criteria for ascertaining value. You should not consider the Subscription Price as an indication of the value of our company or any inherent value of shares of our common stock or Preferred Stock. The Board of Directors reserves the right, exercisable in its sole discretion, to change the Subscription Price or determine to cancel or otherwise alter the terms of the Rights Offering. After the date of this prospectus, our common stock may trade at prices below the Subscription Price. You should obtain a current price quote for our common stock before exercising your Subscription Rights and make your own assessment of our business and financial condition, our prospects for the future, and the terms of this Rights Offering. In addition, there is no established trading market for the Preferred Stock to be issued pursuant to this Rights Offering, and the Preferred Stock may not be widely distributed.

Am I required to exercise all of the Subscription Rights I receive in the Rights Offering?

No. For every 1,105 Subscription Rights held, you will be entitled to purchase one Unit at the Subscription Price. We will not issue fractional Subscription Rights or fractional Units in the Rights Offering. As a result, assuming you own Subscription Rights in an amount that equals a whole multiple of 1,105, you may exercise any number of your Subscription Rights in multiples of 1,105, or you may choose not to exercise any Subscription Rights. If you do not exercise any Subscription Rights, the number of shares of our common stock you own will not change and you will not receive any shares of Preferred Stock. However, if you choose not to exercise your Subscription Rights in full (or you cannot exercise any Subscription Rights because you do not hold Subscription Rights in an amount that equals a whole multiple of 1,105) and other holders of Subscription Rights do exercise their Subscription Rights, your proportionate ownership interest in our company will decrease. See “What if I own shares in an amount that is not a whole multiple of 1,105 as of the Record Date?” above.

How soon must I act to exercise my Subscription Rights?

If you received a Subscription Rights Certificate and elect to exercise any or all of your Subscription Rights, the Subscription Agent must receive your completed and signed Subscription Rights Certificate and payment for your Subscription Rights you elect to exercise before the Rights Offering expires on [                          ] [ ], 2020, at 5:00 p.m., New York City Time. If you hold your shares in the name of a broker, dealer, bank, or other nominee, your nominee may establish a deadline before the expiration of the Rights Offering by which you must provide it with your instructions to exercise your Subscription Rights, along with the required subscription payment.

May I transfer my Subscription Rights?

The Subscription Rights are transferable until the Expiration Date and, therefore, you may sell, transfer or assign your Subscription Rights to anyone during the offering period. We expect that the Subscription Rights will be quoted on the OTCQX market of the OTC following their issuance under the symbol “[  ]” provided a market maker establishes a market for such Subscription Rights. Although we cannot assure you that a market for the Subscription Rights will develop, any trading in the Subscription Rights may be conducted until the close of trading on the last trading day prior to the Expiration Date. The value of the Subscription Rights, if any, will be reflected by the market price. Subscription Rights will be sold by individual holders.

Do any directors, officers, or principal stockholders have an interest in the Rights Offering?

All holders of our common stock as of the Record Date for the Rights Offering will receive, at no charge, the transferable Subscription Rights to purchase Units as described in this prospectus. To the extent that our directors and officers hold shares of our common stock as of the Record Date, they will receive the Subscription Rights and, while they are under no obligation to do so, will be entitled to participate in the Rights Offering. As of September 1, 2020, none of our directors or officers hold shares of our common stock.

Pursuant to the Investment Agreement, Icahn Capital LP has agreed to exercise in full the Subscription Rights issued to it and, additionally, upon the expiration of the Rights Offering, to purchase from us, at a price per Unit equal to the Subscription Price, all Units that remain unsubscribed for at the expiration of the Rights Offering. Icahn Capital LP, together with its affiliates, is one of our largest stockholders and beneficially owns approximately 15% of our common stock.

Other than as described, our officers, directors and principal stockholders have no interests in the Rights Offering, and we have not otherwise received any indication from any of our directors, officers or other stockholders as to whether they plan to subscribe for Units in the Rights Offering.

Why is Icahn Capital LP acting as backstop for the Rights Offering?

Our objective is to raise $43.6 million in gross proceeds from our Rights Offering. In the event that holders do not exercise all of the Subscription Rights, we would fall short of that objective. We have therefore entered into the Investment Agreement with Icahn Capital LP, which, together with its affiliates, is one of our largest stockholders, to ensure we will receive $43.6 million in gross proceeds from this Rights Offering; provided, that the gross proceeds from the Rights Offering and investment commitment will not exceed the amount of $43.6 million in the aggregate. Additionally, we have determined that the increase in the ownership position of Icahn Capital LP will not impair our ability to potentially use our net operating loss carryforwards even if no stockholders other than Icahn Capital LP participate in the Rights Offering; accordingly, having Icahn Capital LP provide the investment commitment should minimize the potential impact of the Rights Offering on our net operating loss carryforwards.

How many shares will Icahn Capital LP own after the Rights Offering?

Icahn Capital LP, together with its affiliates, is one of our largest stockholders and beneficially owns approximately 15% of our common stock.

We expect to issue approximately 40,000 Units comprised of 30,000,000 shares of common stock and 40,000 shares of Preferred Stock in the Rights Offering, as a result of which we will have an aggregate of approximately [74,214,603] shares of common stock issued and outstanding following the Rights Offering. If each of our stockholders as of the Record Date purchases the full number of Units to which each such holder is entitled, Icahn Capital LP and its affiliates would beneficially own approximately [ ]% of our combined issued and outstanding common stock. If none of our stockholders as of the Record Date purchases Units in the Rights Offering, then Icahn Capital LP will purchase, pursuant to the Investment Agreement, all Units offered in the Rights Offering and would own approximately [ ]% of our issued and outstanding common stock.

In view of the large percentage of our common stock currently owned by Icahn Capital LP, together with additional common stock that may be acquired by Icahn Capital LP pursuant to the Investment Agreement, we expect that Icahn Capital LP will continue to have the ability to exert significant influence over our management and policies.

How does the investment commitment by Icahn Capital LP work?

Subject to certain conditions and pursuant to the Investment Agreement, Icahn Capital LP has agreed to exercise in full the Subscription Rights issued to it and, additionally, upon expiration of the Rights Offering, to purchase from us, at a price per Unit equal to the Subscription Price, that number of Units that remain unsubscribed for at the expiration of the Rights Offering. If all 40,000 Units available in this Rights Offering are sold pursuant to the exercise of Subscription Rights, there will be no unsubscribed Units, and no excess Units will be sold to Icahn Capital LP pursuant to the Investment Agreement. Please see “The Investment Agreement” for further conditions to the obligation of Icahn Capital LP to consummate the transactions contemplated by the Investment Agreement.

Is Icahn Capital LP receiving any fees for its investment commitment?

No. Icahn Capital LP will not receive any fees for its investment commitment. However, we have agreed to pay all of our own fees and expenses (including attorneys’ fees) incurred in connection with the Investment Agreement and the transactions contemplated thereby. In addition, as part of the consideration for entering into the Investment Agreement, we have agreed to terminate the Standstill Agreement, dated December 8, 2016, entered into with Icahn Capital LP and the parties identified therein, as well as waive the applicability of Section 203 of the General Corporation Law of the State of Delaware. Furthermore, we have agreed to use our best efforts to register for resale all of the shares of common stock then held by Icahn Capital LP and its affiliates following the closing of the Rights Offering.

Has the Board of Directors made a recommendation to stockholders regarding the Rights Offering?

No. Neither our Board of Directors nor our management has made any recommendation regarding your exercise of the Subscription Rights. Rights holders who exercise Subscription Rights and receive Units comprised of shares of our common stock and Preferred Stock will incur investment risk on new money invested. We cannot predict the price at which our shares of common stock will trade, and, therefore, we cannot assure you that the market price for our common stock before, during or after this Rights Offering will be above the Subscription Price, or that anyone purchasing Units at the Subscription Price will be able to sell the shares of common stock or Preferred Stock comprising the Units in the future at a price equal to or greater than the Subscription Price. You are urged to make your decision to invest based on your own assessment of our business and financial condition, our prospects for the future, the terms of the Rights Offering, the information in this prospectus and other information relevant to your circumstances. Please see “Risk Factors” for a discussion of some of the risks involved in investing in our securities.

How do I exercise my Subscription Rights?

If you are a stockholder of record (meaning you hold your shares of our common stock in your name and not through a broker, dealer, bank, or other nominee) and you wish to participate in the Rights Offering, you must deliver a properly completed and signed Subscription Rights Certificate, together with full payment of the Subscription Price for the Units subscribed for, to the Subscription Agent before 5:00 p.m., New York City Time, on the Expiration Date. If you are exercising your Subscription Rights through your broker, dealer, bank, or other nominee, you should promptly contact your broker, dealer, bank, or other nominee and submit your subscription documents and full payment for the Units subscribed for in accordance with the instructions and within the time period provided by your broker, dealer, bank or other nominee.

What if my shares are held in “street name”?

If you hold your shares of our common stock in the name of a broker, dealer, bank, or other nominee, then your broker, dealer, bank, or other nominee is the record holder of the shares you beneficially own. The record holder must exercise the Subscription Rights on your behalf. Therefore, you will need to have your record holder act for you.

If you wish to participate in this Rights Offering and purchase Units, please promptly contact the record holder of your shares. We will ask the record holder of your shares, who may be your broker, dealer, bank, or other nominee, to notify you of this Rights Offering.

What form of payment is required?

Payments must be made in full in U.S. currency by:

•	Personal check payable to [ ] drawn upon a U.S. bank; or

•	wire transfer of immediately available funds to accounts maintained by the Subscription Agent.

Payment received after 5:00 p.m., New York City Time, on the Expiration Date will not be honored, and, in such event, the Subscription Agent will return your payment to you, without interest, as soon as practicable. The Subscription Agent will be deemed to receive payment upon:

•	clearance of any uncertified personal check deposited by the Subscription Agent, which may take five (5) or more business days; or

•	receipt of collected funds in the Subscription Agent's account.

If you elect to exercise your Subscription Rights, you must use an uncertified personal check or wire transfer of funds to ensure that the Subscription Agent receives your funds before the expiration of the Rights Offering. If you send an uncertified personal check, payment will not be deemed to have been received by the Subscription Agent until the check has cleared, which may require five (5) or more business days. If, however, you send a wire directly to the Subscription Agent's account, payment will be deemed to have been received by the Subscription Agent immediately upon receipt of such instrument or wire or transfer.

Any personal check used to pay for Units must clear the appropriate financial institutions prior to 5:00 p.m., New York City Time, on [                          ] [ ], 2020, when the Rights Offering expires. The clearinghouse may require five (5) or more business days. Accordingly, holders of Subscription Rights that wish to pay the Subscription Price by means of an uncertified personal check are urged to make payment sufficiently in advance of the expiration of the Rights Offering to ensure such payment is received and clears by such date.

If you send a payment that is insufficient to purchase the number of Units you requested, or if the number of Units you requested is not properly specified, then the funds will be applied to the exercise of Subscription Rights only to the extent of the payment actually received by the Subscription Agent. If you deliver subscription payments in a manner different than that described in this prospectus, then we may not honor the exercise of your Subscription Rights.

You should read the instruction letter accompanying the Subscription Rights Certificate carefully and strictly follow it. DO NOT SEND SUBSCRIPTION RIGHTS CERTIFICATES OR PAYMENTS DIRECTLY TO US.

When will I receive my new shares of common stock and Preferred Stock?

We intend to issue the shares of common stock and Preferred Stock comprising the Units in book entry form to each subscriber as soon as practicable after completion of the Rights Offering; however, there may be a delay between the Expiration Date and the date and time that the shares are issued and delivered to you or your nominee, as applicable. We will issue the shares in book entry form to each subscriber; we will not issue any stock certificates. If you are the holder of record of our common stock, you will receive a statement of ownership from our transfer agent, Continental Stock Transfer & Trust Company, reflecting the shares of common stock and Preferred Stock comprising the Units that you have purchased in the Rights Offering. If you hold your shares of common stock in the name of a broker, dealer, bank, or other nominee, the Depository Trust Company (“DTC”) will credit your account with your nominee with the securities you purchase in the Rights Offering. You may request a statement of ownership from the nominee following the completion of the Rights Offering.

After I send in my payment and Subscription Rights Certificate to the Subscription Agent, may I cancel my exercise of Subscription Rights?

Yes. If you exercise your Subscription Rights, you may revoke such exercise before the Expiration Date by following the instructions herein. If the Expiration Date is extended, you may revoke your exercise of Subscription Rights at any time until the final Expiration Date as so extended. If we terminate the Rights Offering, all subscription payments received will be returned as soon as practicable thereafter without interest or deduction. See the section in this prospectus under the caption “The Rights Offering—Revocation Rights.”

How much will we receive from the Rights Offering?

Assuming that we complete the investment commitment pursuant to the Investment Agreement and all 40,000 Units are sold in the Rights Offering, we estimate that the net proceeds from the Rights Offering will be approximately $43.3 million, based on a Subscription Price of $1,090 per Unit and after deducting other expenses payable by us.

We intend to use the net proceeds from this offering to position us as a public company acquisition vehicle, where we can become an acquisition platform and more fully utilize our net operating loss tax carryforwards and enhance stockholder value.  However, we do not have any current plans, arrangements or understandings with respect to any acquisitions or investments, and we are currently not involved in any negotiations with respect to any such transactions. We cannot specify with certainty the particular uses of the net proceeds stated above, and our allocation of the proceeds may change depending on the success of our planned initiatives. See “Use of Proceeds” in this prospectus.

Are there risks in exercising my Subscription Rights?

Yes. The exercise of your Subscription Rights involves risks. Exercising your Subscription Rights involves the purchase of Units comprised of additional shares of our common stock and Preferred Stock, and you should consider this investment as carefully as you would consider any other investment. The market price of our common stock may not exceed the Subscription Price, and the market price of our common stock may decline during or after the Rights Offering. You may not be able to sell shares of our common stock or Preferred Stock acquired in the Rights Offering at a price equal to or greater than the Subscription Price. In addition, you should carefully consider the risks described under the heading “Risk Factors” for discussion of some of the risks involved in investing in our securities.

Are there any conditions to the completion of the Rights Offering?

No. There is no aggregate minimum subscription we must receive to complete the Rights Offering. However, pursuant to the Investment Agreement, Icahn Capital LP has agreed to exercise in full the Subscription Rights issued to it and, additionally, upon expiration of the Rights Offering, to purchase from us, at a price per Unit equal to the Subscription Price, that number of Units that remain unsubscribed for at the expiration of the Rights Offering.

Can the Board of Directors terminate or extend the Rights Offering?

Yes. Our Board of Directors may decide to terminate the Rights Offering at any time and for any reason before the expiration of the Rights Offering. We also have the right to extend the Rights Offering for additional periods in our sole discretion; provided, however, that we may not extend the Expiration Date of the Rights Offering by more than 30 days past the original Expiration Date. We do not presently intend to extend the Rights Offering. We will notify stockholders and the public if the Rights Offering is terminated or extended by issuing a press release announcing the extension no later than 9:00 a.m., New York City Time, on the next business day after the most recently announced expiration date of the Rights Offering.

If the Rights Offering is not completed or is terminated, will my subscription payment be refunded to me?

Yes. The Subscription Agent will hold funds received in payment for Units in a segregated account pending completion of the Rights Offering. The Subscription Agent will hold this money until the Rights Offering is completed or is terminated. To the extent you properly exercise your Subscription Rights for an amount of Units that exceeds the number of unsubscribed Units available to you, any excess subscription payments will be returned to you as soon as practicable after the expiration of the Rights Offering, without interest or penalty. If we do not complete the Rights Offering, all subscription payments received by the Subscription Agent will be returned as soon as practicable after the termination or expiration of the Rights Offering, without interest or deduction. If you own shares in “street name,” it may take longer for you to receive your subscription payment because the Subscription Agent will return payments through the record holder of your shares.

How do I exercise my Subscription Rights if I live outside the United States?

The Subscription Agent will hold Subscription Rights Certificates for stockholders having addresses outside the United States. To exercise Subscription Rights, non-U.S. stockholders must notify the Subscription Agent and timely follow other procedures described in the section entitled “The Rights Offering—Regulatory Limitations; No Offer Made to California Residents; No Unlawful Subscriptions.”

What fees or charges apply if I exercise my Subscription Rights?

We are not charging any fee or sales commission to issue Subscription Rights to you or to issue the Units or shares of common stock or Preferred Stock comprising the Units to you if you exercise your Subscription Rights. If you exercise your Subscription Rights through a broker, dealer, bank, or other nominee, you are responsible for paying any fees your broker, dealer, bank, or other nominee may charge you.

What are the U.S. federal income tax consequences of receiving and/or exercising my Subscription Rights?

For U.S. federal income tax purposes, we believe you should not recognize income or loss in connection with the receipt or exercise of Subscription Rights in the Rights Offering. You should consult your tax advisor as to the tax consequences of the Rights Offering in light of your particular circumstances. For a detailed discussion, see “Material U.S. Federal Income Tax Considerations.”

To whom should I send my forms and payment?

If your shares of common stock are held in the name of a broker, dealer, bank, or other nominee, then you should send your subscription documents and subscription payment to that broker, dealer, bank, or other nominee. If you are the record holder, then you should send your subscription documents, Subscription Rights Certificate, notice of guaranteed delivery (if applicable) and subscription payment to the Subscription Agent by hand delivery, first class mail or courier service to:

By Mail, Hand or Overnight Courier:
Continental Stock Transfer & Trust Company Attn: Reorganization Department 1 State Street 30th Floor New York, NY 10004 (917) 262-2378

You or, if applicable, your nominee are solely responsible for completing delivery to the Subscription Agent of your subscription documents, Subscription Rights Certificate, notice of guaranteed delivery (if applicable) and subscription payment. You should allow sufficient time for delivery of your subscription materials to the Subscription Agent and clearance of payment before the expiration of the Rights Offering at 5:00 p.m., New York City Time, on the Expiration Date.

Whom should I contact if I have other questions?

If you have other questions or need assistance, please contact the Information Agent, Georgeson LLC, at (888) 605-8334 (toll free).

PROSPECTUS SUMMARY

The following summary provides an overview of us and this offering and may not contain all the information that is important to you. This summary is qualified in its entirety by, and should be read together with, the information contained in other parts of this prospectus and the documents we incorporate by reference. You should read this prospectus and any documents that we incorporate by reference carefully in their entirety before making a decision about whether to invest in our securities.

Enzon Pharmaceuticals, Inc.

We manage our sources of royalty revenues from existing licensing arrangements with other companies primarily related to sales of certain drug products that utilize our proprietary technology. We currently have no clinical operations and limited corporate operations. We cannot assure you that we will earn material future royalties or milestones.

In 2019, we earned limited revenues primarily from royalties and we do not expect to generate material recurring revenues in future periods. In July 2019, we received a $7.0 million milestone payment that had been earned and recorded as revenue in December 2018 when the U.S. Food and Drug Administration (“FDA”) approved the Biologics License Application (“BLA”) filed by Servier IP UK Limited (“Servier”) for calaspargase pegol – mknl (brand name ASPARLAS™), also known as SC Oncaspar, as a component of a multi-agent chemotherapeutic regimen for the treatment of acute lymphoblastic leukemia in pediatric and young adult patients age 1 month to 21 years.

The primary source of our royalties and milestone revenues in 2018 was the $7.0 million milestone payment due from Servier. After being notified that the FDA had approved Servier’s BLA on December 20, 2018, we recorded revenue and a milestone receivable of $7.0 million at December 31, 2018.  Servier, a wholly-owned indirect subsidiary of Les Laboratoires Servier, was the successor in interest to Sigma-Tau Finanziaria S.p.A. (“Sigma-Tau”) under an asset purchase agreement (“Asset Purchase Agreement”) entered into in November 2009 by and among Klee Pharmaceuticals, Inc., Defiante Farmacêutica, S.A. and Sigma-Tau, on the one hand, and us, on the other hand.   Under a letter agreement between us and Servier dated January 30, 2019, Servier confirmed its obligation under the Asset Purchase Agreement to pay the $7.0 million milestone payment to us, which it agreed to do following the parties’ completion of procedures for claiming benefits under the double tax treaty between the United States and the United Kingdom. We received that $7.0 million milestone payment, which had been recorded as a current receivable on December 31, 2018, in July 2019. Under the letter agreement, we also agreed to waive Servier’s obligations under the Asset Purchase Agreement to pursue the development of SC Oncaspar in Europe and the approval of SC Oncaspar by the European Medicines Agency (“EMEA”), provided that we did not waive our right to any applicable milestone payment it was due, if any, upon EMEA approval of SC Oncaspar. At the present time, we are not aware of any plans that Servier may have to seek EMEA approval of SC Oncaspar.

In 2017, we and Nektar Therapeutics, Inc. (“Nektar”) entered into a second amendment (the “Nektar Second Amendment”) to their Cross-License and Option Agreement (the “Nektar License Agreement”). Pursuant to the Nektar Second Amendment, Nektar paid us the sum of $7.0 million in full satisfaction of its obligation to make future royalty payments to us under the Nektar License Agreement. We received the full $7.0 million payment from Nektar in 2017, which was recorded as non-recurring milestone revenue.

Prior to 2017, our primary source of royalty revenues was derived from sales of PegIntron, which is marketed by Merck & Co., Inc. (“Merck”). At December 31, 2018, according to Merck, we had a liability to Merck of approximately $439,000 (net of a 25% royalty interest that we had previously sold) based, primarily, on Merck’s assertions regarding recoupments related to prior returns and rebates. In the first quarter of 2019, net royalties from PegIntron were negative $51,000 due to returns and rebates exceeding the amount of royalties earned. In the second, third and fourth quarters of 2019, net royalty revenues from sales of PegIntron were $142,000, $2,000 and $22,000, respectively. As such, as asserted by Merck, our net liability to Merck was $324,000 at December 31, 2019. We believe that we will receive minimal additional royalties from Merck and may be charged with additional chargebacks from returns and rebates in amounts that, based on current estimates, are not expected to be material.

In April 2013, we announced that we intended to distribute excess cash, expected to arise from royalty revenues, in the form of periodic dividends to stockholders. Since that time, we have paid out an aggregate of approximately $149 million in dividends (including approximately $8.0 million in 2019) to our stockholders.

On February 4, 2016, our Board of Directors adopted a Plan of Liquidation and Dissolution (the “Plan of Liquidation and Dissolution”), the implementation of which was postponed. Following completion of the Rights Offering, we intend to withdraw the Plan of Liquidation and Dissolution.

We have a marketing agreement with Micromet AG (“Micromet”), now part of Amgen, Inc. (the “Micromet Agreement”), that was entered into in 2004, under which Micromet is the exclusive marketer of the parties’ combined intellectual property portfolio in the field of single-chain antibody technology.  Under the Micromet Agreement, the parties agreed to share, on an equal basis, in any licensing fees, milestone payments and royalty revenue received by Micromet in connection with any licenses of the patents within the portfolio by Micromet to any third party during the term of the collaboration. To our knowledge, Micromet has a license agreement with Viventia Biotech (Barbados) Inc. (“Viventia”), now part of Sesen Bio, Inc. (“Sesen”), that was entered into in 2005, under which Micromet granted Viventia nonexclusive rights, with certain sublicense rights, for know-how and patents allowing exploitation of certain single chain antibody products, which patents cover some key aspects of Vicineum, one of Sesen’s drug candidates. To our knowledge, Micromet is entitled to receive (i) certain milestone payments with respect to the filing of a new drug application (“NDA”) for Vicineum with the FDA or the filing of a marketing approval application for Vicineum with the EMEA; (ii) certain milestone payments with respect to the first commercial sale of Vicineum in the U.S. or Europe and (iii) certain royalties on net sales for ten years from the first commercial sale of Vicineum. Pursuant to the Micromet Agreement, we would be entitled to a 50% share of these milestone payments and royalties received by Micromet. Due to the challenges associated with developing and obtaining approval for drug products, there is substantial uncertainty whether any of these milestones will be achieved. We also have no control over the time, resources and effort that Sesen may devote to its programs and limited access to information regarding or resulting from such programs. Accordingly, there can be no assurance that we will receive any of the milestone or royalty payments under the Micromet Agreement. We will not recognize revenue until all revenue recognition requirements are met.

Corporate Information

Our principal address is 20 Commerce Drive, Suite 135, Cranford, New Jersey, 07016. Our telephone number is (732) 980-4500.

Recent Developments

On August 4, 2020, the Board appointed Jordan Bleznick and Randolph C. Read as directors to the Board, effective August 4, 2020, to fill the vacancies created by the resignations of Mr. Jonathan Christodoro and Dr. Odysseas Kostas as of the same date. Messrs. Bleznick and Read will each serve until the next annual meeting of our stockholders and until such director’s successor is elected and qualified, subject to such director’s earlier death, resignation, disqualification or removal.

Mr. Bleznick was appointed by the Board after discussions with Carl C. Icahn, one of our largest stockholders, and after consideration by the Governance and Nominating Committee. There are no arrangements or understandings between Mr. Bleznick and any other persons pursuant to which Mr. Bleznick was selected as a director. We are not aware of any relationships or transactions in which Mr. Bleznick has or will have an interest, or was or is a party, requiring disclosure under Item 404(a) of Regulation S-K. No material plan, contract or arrangement (written or otherwise) to which Mr. Bleznick is a party or a participant was entered into or materially amended in connection with him joining the Board, and Mr. Bleznick did not receive any grant or award or any modification thereto, under any such plan, contract or arrangement in connection with such event, other than the normal cash fees payable to our directors.

Mr. Read was appointed by the Board after consideration by the Governance and Nominating Committee. There are no arrangements or understandings between Mr. Read and any other persons pursuant to which Mr. Read was selected as a director. We are not aware of any relationships or transactions in which Mr. Read has or will have an interest, or was or is a party, requiring disclosure under Item 404(a) of Regulation S-K. No material plan, contract or arrangement (written or otherwise) to which Mr. Read is a party or a participant was entered into or materially amended in connection with him joining the Board, and Mr. Read did not receive any grant or award or any modification thereto, under any such plan, contract or arrangement in connection with such event, other than the normal cash fees payable to our directors.

Following the new Board appointments, Mr. Read was elected as Chairman of the Board. The Board also appointed Messrs. Bleznick and Read to its Finance and Audit Committee, replacing Mr. Christodoro and Dr. Kostas, having determined that each meets the requirements for financial literacy and independence that the Board has used to select members of that committee. Jennifer McNealey, who also serves as a director on the Board, is the other member of the Finance and Audit Committee. Messrs. Bleznick and Read were each determined by the Board to qualify as an “audit committee financial expert,” as defined in Item 407(d)(5) of Regulation S-K. Mr. Read was elected as the Chairman of the Audit Committee.

The Board has decided not to continue with separate compensation and governance and nominating committees, having determined that such committees are not required or necessary because the functions of such committees can be adequately performed by the full Board, which is comprised entirely of directors who would be considered independent under Rule 10A-3(b)(1) of Exchange Act, and Nasdaq Marketplace Rule 5605(a)(2), and accordingly, has dissolved those committees. While these independence requirements are taken into account when the Board evaluates candidates for election as directors, we are not currently subject to Rule 10A-3 or Nasdaq listing standards as our common stock is not listed on Nasdaq or any other national securities exchange and currently trades in the over-the-counter market.

Mr. Bleznick, age 64, has been the Vice President/Taxes of Starfire Holding Corporation, a privately held holding company of Mr. Icahn, since September 2002. He has been the Chief Tax Counsel for various affiliates of Mr. Icahn since April 2002. From March 2000 through March 2002, Mr. Bleznick was a partner in the New York City office of the law firm of DLA Piper, formerly known as Piper Rudnick, LLP. From March 1984 until February 2000, he was an associate and then a partner at the New York City law firm of Gordon Altman Weitzen Shalov and Wein. Mr. Bleznick received a B.A. in Economics from the University of Cincinnati in 1976, a J.D. from The Ohio State University College of Law in 1979 and a L.L.M. in Taxation from the New York University School of Law in 1980.

Mr. Read, age 68, has been President and Chief Executive Officer of Nevada Strategic Credit Investments, LLC since 2009. Mr. Read has served since November 2018 as an independent manager/director and Chairman of the Board of Managers of New York REIT Liquidating, LLC, a successor to New York REIT, Inc., a publicly traded (NYSE) real estate investment trust, where Mr. Read served as an independent director from December 2014 to November 2018, including as Chairman of its Board of Directors from June 2015 to November 2018. Mr. Read has served as an independent Director of SandRidge Energy, Inc. since June 2018, including as Chairman of its Audit Committee. Mr. Read has served as an independent director of Luby’s, Inc. since August 2019. Mr. Read served as an independent director of Business Development Corporation of America from December 2014 to June 2018. Mr. Read also served as an independent director of Business Development Corporation of America II from December 2014 until its liquidation and dissolution in December 2015. Mr. Read served as the Chairman of the Board of Directors of Healthcare Trust, Inc., a real estate investment trust, from February 2015 to October 2016. Mr. Read also previously served on the advisory board for Oxis Biotech, Inc. during 2015 to 2016. Mr. Read has previously served as President of a variety of other companies and has previously served on a number of public and private company boards. He is a former Board member of the Cleveland Clinic Lou Ruvo Center for Brain Health. Mr. Read is admitted as a Certified Public Accountant and has an M.B.A. in Finance from the Wharton Graduate School of the University of Pennsylvania and a B.S. from Tulane University.

Rights Offering Summary

The following summary describes the principal terms of the Rights Offering, but is not intended to be complete. See the information under the heading “Description of the Rights Offering” in this prospectus for a more detailed description of the terms and conditions of the Rights Offering.

Securities to be Offered

We are distributing to you, at no charge, transferable Subscription Rights to purchase Units. You will receive one Subscription Right for every share of common stock owned at 5:00 p.m., New York City Time, on the Record Date.

For every 1,105 Subscription Rights held, you will be entitled to purchase one Unit. Each Unit consists of one share of newly designated Preferred Stock and 750 shares of common stock.

Size of Offering	40,000 Units, (which number is the maximum amount of Units, calculated by using the number of shares of common stock outstanding as of the Record Date).

Subscription Price	$1,090 per Unit.

No Fractional Subscription Rights or Fractional Units	We will not issue fractional Subscription Rights, Units, shares or cash in lieu of fractions in this Rights Offering. Accordingly, if you hold shares of common stock in an amount other than a whole multiple of 1,105 shares and wish to acquire a certain number of Units in the Rights Offering, you will need to either acquire (i) additional shares of common stock in the open market prior to the Record Date or (ii) additional Subscription Rights during the offering period of the Rights Offering, in each case in an amount sufficient to increase your ownership of Subscription Rights to allow you to participate at a level you desire to participate.

Preferred Stock

Dividends. On an annual basis, our Board of Directors may, at its sole discretion, cause a dividend with respect to the Preferred Stock to be paid in cash to the holders in an amount equal to 3% of the liquidation preference as in effect at such time (initially $1,000 per share). If the dividend is not so paid in cash, the liquidation preference will be adjusted and increased annually by an amount equal to 5% of the liquidation preference per share as in effect at such time, that is not paid in cash to the holders on such date.

Redemption. On and after [                          ] [    ], 2022, we will have the option to redeem the shares of Preferred Stock, in whole or in part, at any time for an amount up to or equal to the liquidation preference per share in effect at such time. Shares of Preferred Stock will also be redeemable, at the option of the holder, in the event of a change of control.

No Conversion. The Preferred Stock will not be convertible.

Liquidation Preference. The initial liquidation preference of the Preferred Stock will be $1,000 per share. In the event of the liquidation, dissolution or winding up of our company, the holders of shares of Preferred Stock will be entitled to receive an amount per share equal to the liquidation preference per share of Preferred Stock as in effect at such time.

Voting Rights. Except as otherwise provided by law, the holders of Preferred Stock will have no special voting rights and their consent will not be required for taking any corporate action.

Transferability. The Preferred Stock will not be listed for trading or quoted on any securities exchange or recognized trading system.

Record Date	5:00 p.m., New York City Time, on [ ] [ ], 2020.

Expiration Date	The Subscription Rights will expire if they are not exercised by 5:00 p.m., New York City Time, on the Expiration Date, unless the Rights Offering is extended or earlier terminated by us in our sole discretion.
Procedure for Exercising Subscription Rights	To exercise your Subscription Rights, you must take the following steps:

•     If you are a record holder of our common stock, you must properly complete and execute the Subscription Rights Certificate and forward it, together with your full payment and, if applicable, notice of guaranteed delivery, to the Subscription Agent to be received before 5:00 p.m., New York City Time, on the Expiration Date.

•     If you are a beneficial owner of shares of our common stock that are registered in the name of a broker, dealer, bank, or other nominee, you will not receive a Subscription Rights Certificate. Instead, we will issue one Subscription Right to such nominee record holder for all shares of our common stock held by such nominee at the Record Date. If you are not contacted by your nominee, you should promptly contact your nominee in order to subscribe for Units in the Rights Offering and follow the instructions provided by your nominee.

Issuance of Common Stock and Preferred Stock	We intend to issue the shares of common stock and Preferred Stock comprising the Units in book entry form to each subscriber as soon as practicable after completion of the Rights Offering. If you are the holder of record of our common stock, you will receive a statement of ownership from our transfer agent, Continental Stock Transfer & Trust Company, reflecting the shares of common stock and Preferred Stock comprising the Units that you have purchased in the Rights Offering. If you hold your shares of common stock in the name of a broker, dealer, bank, or other nominee, DTC will credit your account with your nominee with the securities you purchase in the Rights Offering.

Transferability of Subscription Rights	We expect that the Subscription Rights will be quoted on the OTCQX market of the OTC following their issuance under the symbol “[ ]” provided a market maker establishes a market for such Subscription Rights.

Non-Transferability of Units or Preferred Stock	The Units and Preferred Stock will not be listed for trading or quoted on any securities exchange or recognized trading system.

No Board Recommendation	Neither our Board of Directors nor our management has made any recommendation regarding your exercise of the Subscription Rights. Rights holders who exercise Subscription Rights will incur investment risk on new money invested. You are urged to make your decision to invest based on your own assessment of our business and financial condition, our prospects for the future, the terms of the Rights Offering, the information in this prospectus and other information relevant to your circumstances. Please see “Risk Factors” for a discussion of some of the risks involved in investing in our securities.

Existing Stockholder Participation

Icahn Capital LP, which, together with its affiliates, beneficially owns approximately 15% of our outstanding shares of common stock, has agreed to purchase its pro-rata share of Units plus any and all unsubscribed Units in accordance with the Investment Agreement. See “The Investment Agreement” for more information.

Revocation	If you exercise your Subscription Rights, you may revoke such exercise before the Expiration Date by following the instructions herein. If the Expiration Date is extended, you may revoke your exercise of Subscription Rights at any time until the final Expiration Date as so extended. See “The Rights Offering—Revocation Rights.”

Use of Proceeds

As all of the 40,000 Units will be sold in the Rights Offering (assuming completion of the investment commitment pursuant to the Investment Agreement), we estimate that the net proceeds from the Rights Offering will be approximately $43.3 million, based on a Subscription Price of $1,090 per Unit and after deducting other expenses payable by us.

We intend to use the net proceeds from this offering to position us as a public company acquisition vehicle, where we can become an acquisition platform and more fully utilize our net operating loss tax carryforwards and enhance stockholder value. However, we do not have any current plans, arrangements or understandings with respect to any acquisitions or investments, and we are currently not involved in any negotiations with respect to any such transaction. See “Use of Proceeds” in this prospectus.

Material U.S. Federal Income Tax Considerations

For U.S. federal income tax purposes, we believe you should not recognize income or loss upon receipt or exercise of a Subscription Right. You should consult your own tax advisor as to the tax consequences of the Rights Offering in light of your particular circumstances. See “Material U.S. Federal Income Tax Considerations.”

Extension and Termination	Although we do not presently intend to do so, we may extend the Rights Offering for additional time in our sole discretion; provided, however, that we may not extend the Expiration Date of the Rights Offering by more than 30 days past the original Expiration Date. Our Board of Directors may decide to terminate the Rights Offering at any time and for any reason before the expiration of the Rights Offering.

Market for Common Stock	Our common stock is quoted on the OTCQX market of the OTC under the symbol “ENZN.”

Risk Factors	Before you exercise your Subscription Rights to purchase Units, you should be aware that there are risks associated with your investment, and you should carefully read and consider risks described in the section captioned “Risk Factors” together with all of the other information included in this prospectus.

RISK FACTORS

Exercising your rights and investing in our common stock and Preferred Stock involves risks. Before making an investment decision, you should carefully consider the risks and uncertainties described under the section captioned “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the Commission on February 19, 2020, as amended on April 24, 2020, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the Commission on April 30, 2020, and our Quarterly Report on 10-Q for the quarter ended June 30, 2020, filed with the Commission on July 29, 2020, each of which is incorporated by reference in this prospectus, together with all of the information contained in this prospectus and documents incorporated by reference herein. We caution you that the risks and uncertainties we have described, among others, could cause our actual results to differ materially from those expressed in forward-looking statements made by us or on our behalf in filings with the Commission, press releases, communications with investors and oral statements.

Risks Related to the Rights Offering

Your interest in us may be diluted as a result of the Rights Offering.

In the Rights Offering, our stockholders will receive one transferable Subscription Right for each outstanding share of common stock owned as of the Record Date, and for every 1,105 Subscription Rights held, a stockholder will be entitled to purchase one Unit. We anticipate that the Subscription Rights will be quoted on the OTCQX market of the OTC during the offering period provided a market maker establishes a market for such Subscription Rights.

We will not issue fractional Subscription Rights or Units in the Rights Offering. Accordingly, if you hold shares of common stock in an amount other than a whole multiple of 1,105 shares and wish to acquire a certain number of Units in the Rights Offering, you will need to either acquire (i) additional shares of common stock in the open market prior to the Record Date or (ii) additional Subscription Rights during the offering period of the Rights Offering, in each case in an amount sufficient to increase your ownership of Subscription Rights to allow you to participate at a level you desire.

Stockholders who do not fully exercise their Subscription Rights or who do not acquire during the offering period an amount of Subscription Rights needed to participate in the Rights Offering at such stockholder’s desired level should expect that they will, at the completion of Rights Offering and the investment commitment, own a smaller proportional interest in us than would otherwise be the case had they fully exercised their Subscription Rights or acquired the required amount of Subscription Rights needed to purchase Units. After giving effect to the Rights Offering (including the investment commitment), we will have approximately [74,214,603] shares of common stock outstanding, representing an increase in outstanding shares of approximately 30,000,000.

Further, because the price per Unit being offered may be substantially higher than the net tangible book value per share of our common stock, you may suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. If you purchase Units in this offering at the Subscription Price, you may suffer immediate and substantial dilution in the net tangible book value of the common stock. See “Dilution” in this prospectus for a more detailed discussion of the dilution which may incur in connection with this Rights Offering.

You may be unable to sell your Subscription Rights or acquire additional Subscription Rights during the offering period due to the lack of a liquid and reliable market for the Subscription Rights.

Although the Subscription Rights issued in the Rights Offering are transferable and we expect that the Subscription Rights will be quoted on the OTCQX market of the OTC during the offering period provided a market maker establishes a market for such Subscription Rights, we cannot give any assurance that the Subscription Rights will trade on the OTCQX market, that an active market for the Subscription Rights will develop or be maintained during the course of the offering period or, if a market does develop, the prices at which the Subscription Rights will trade. You may have difficulty selling your Subscription Rights should you decide to do so, and stockholders who receive less than 1,105 Subscription Rights in the Rights Offering and therefore need to acquire additional Subscription Rights to be able to participate in the Rights Offering at a level they desire may be unable to do so. Any market price of our Subscription Rights may not necessarily bear any relationship to our book value, assets, past results of operations, financial condition or any other established criteria of value, and may not be indicative of the market price for shares of our common stock in the future.

The Rights Offering may cause the price of our common stock to decline and it may not recover for a substantial period of time or at all.

The Subscription Price, together with the number of shares of our common stock comprising the Units we propose to issue and ultimately will issue in the Rights Offering (including the investment commitment), may result in an immediate decrease in the market value of our common stock. This decrease may continue after the completion of the Rights Offering. If the market price of our common stock falls below the Subscription Price, participants in the Rights Offering will have committed to buy Units consisting of shares of common stock at a price greater than the prevailing market price. Further, if the holders of shares received upon exercise of their Subscription Rights choose to sell some or all of those shares, the resulting sales could depress the market price of our common stock. We cannot assure you that the market price of our shares of common stock will not decline prior to the Expiration Date or that, after shares of our common stock are issued upon exercise of Subscription Rights, a subscribing rights holder will be able to sell shares of our common stock acquired in this offering at a price greater than or equal to the Subscription Price.

Our common stock price may be even more volatile as a result of this Rights Offering.

Historically, the market price of our common stock has fluctuated over a wide range for a variety of reasons, including company-specific factors and global and industry-wide conditions and events. In the future, the value of our common stock may be impacted by our declining royalty revenues, our ability to monetize our remaining assets, including our net operating loss carryforwards, and any unexpected liabilities or expenses that impact our continued operations, our ability to pay dividends or make distributions to our stockholders and the success of any future activities which we undertake.

In addition, the price of the common stock that will prevail in the market after this Rights Offering may be higher or lower than the Subscription Price depending on many factors, some of which are beyond our control and may not be directly related to our operating performance. Financings that may be available to us under current market conditions frequently involve sales at prices below the prices at which our common stock currently trades on the OTC, as well as the issuance of warrants or convertible equity that require exercise or conversion prices that are calculated in the future at a discount to the then market price of our common stock.

We cannot assure you that the trading price of our common stock will not decline after you elect to exercise your Subscription Rights. If that occurs, you may have committed to buy Units comprised of shares of common stock in the Rights Offering at a price greater than the prevailing market price and could have an immediate unrealized loss. Moreover, we cannot assure you that, following the exercise of your Subscription Rights, you will be able to sell your common stock at a price equal to or greater than the Subscription Price, and you may lose all or part of your investment in our common stock. Until shares of common stock are delivered upon expiration of the Rights Offering, you will not be able to sell the shares of our common stock that you purchase in the Rights Offering. Shares of our common stock and Preferred Stock comprising the Units purchased in the Rights Offering will be issued as soon as practicable after the Rights Offering has expired, payment for the Units subscribed for has cleared, and all prorating calculations and reductions contemplated by the terms of the Rights Offering have been effected. We will not pay you interest on funds delivered to the Subscription Agent pursuant to your exercise of Subscription Rights.

The Subscription Price determined for this Rights Offering is not an indication of the fair value of our common stock or the Preferred Stock.

In determining the Subscription Price, our Board of Directors considered a number of factors, including, but not limited to, the price at which our stockholders might be willing to participate in the Rights Offering, the amount of proceeds desired to achieve our financing goals, potential market conditions, historical and current trading prices for our common stock, and the terms of the Preferred Stock. No valuation consultant or investment banker has opined upon the fairness or adequacy of the Subscription Price. The Subscription Price is not intended to bear any relationship to the book value of our assets or our past operations, cash flows, losses, financial condition, net worth, or any other established criteria used to value securities. You should not consider the Subscription Price to be an indication of the value of our company or the fair value of our common stock or the Preferred Stock offered in the Rights Offering. After the date of this prospectus, our common stock may trade at prices below the Subscription Price.

Completion of the Rights Offering is not subject to us raising a minimum offering amount.

Completion of the Rights Offering is not subject to us raising a minimum offering amount and therefore the net proceeds from the Rights Offering may be insufficient to meet our objectives, thereby increasing the risk to investors in this Rights Offering, including investing in a company that continues to require capital. See “Use of Proceeds” in this prospectus.

We may use the proceeds of this Rights Offering in ways with which you may disagree.

We expect to use the net proceeds from the Rights Offering to position us as a public company acquisition vehicle, where we can become an acquisition platform and more fully utilize our net operating loss tax carryforwards and enhance stockholder value. However, we do not have any current plans, arrangements or understandings with respect to any acquisitions or investments, and we are not currently involved in any negotiations with respect to any such transactions. We will have significant discretion in the use of the net proceeds of this offering, and it is possible that we may allocate the proceeds differently than investors in this offering desire, or that we will fail to maximize our return on these proceeds. You will be relying on the judgment of our management with regard to the use of the proceeds from the Rights Offering, and you will not have the opportunity, as part of your investment decision, to assess whether you believe the proceeds are being used appropriately. See “Use of Proceeds” in this prospectus.

We may amend or modify the terms of the Rights Offering at any time before the expiration of the Rights Offering in a way that could adversely affect your investment.

Our Board of Directors reserves the right to amend or modify the terms of the Rights Offering. The amendments or modifications may be made for any reason and may adversely affect your Subscription Rights. These changes may include, for example, changes to the Subscription Price or other matters that may induce greater participation by our stockholders in the Rights Offering. If we make any fundamental change to the terms of the Rights Offering after the date of effectiveness of this prospectus, we will file a post-effective amendment to the registration statement in which this prospectus is included and offer subscribers the opportunity to cancel their subscriptions. In such event, we will issue subscription refunds to each stockholder subscribing to purchase Units in the Rights Offering and recirculate an amended prospectus after the post-effective amendment is declared effective with the Commission. If we extend the Expiration Date in connection with any post-effective amendment, we will allow holders of Subscription Rights a reasonable period of additional time to make new investment decisions on the basis of the new information set forth in the prospectus that will form a part of the post-effective amendment. In such event, we will issue a press release announcing the changes to the Rights Offering and the new Expiration Date. Even if an amendment does not rise to the level that is fundamental and would thus require us to offer to return your subscription payment, the amendment may nonetheless adversely affect your rights and any prospective return on your investment.

If we terminate this Rights Offering for any reason, we will have no obligation other than to return subscription monies as soon as practicable.

We may decide, in our sole discretion and for any reason, to cancel or terminate the Rights Offering at any time prior to the Expiration Date. If this offering is cancelled or terminated, we will have no obligation with respect to Subscription Rights that have been exercised except to return as soon as practicable, without interest or deduction, all subscription payments deposited with the Subscription Agent. If we terminate this Rights Offering and you have not exercised any Subscription Rights, such Subscription Rights will expire and be worthless.

If you do not act on a timely basis and follow subscription instructions, your exercise of Subscription Rights may be rejected.

Holders of Subscription Rights who desire to purchase Units in this Rights Offering must act on a timely basis to ensure that all required forms and payments are actually received by the Subscription Agent prior to 5:00 p.m., New York City Time, on the Expiration Date. If you are a beneficial owner of shares of common stock and you wish to exercise your Subscription Rights, you must act promptly to ensure that your broker, dealer, bank, trustee or other nominee acts for you and that all required forms and payments are actually received by your broker, dealer, bank, trustee or other nominee in sufficient time to deliver such forms and payments to the Subscription Agent to exercise the Subscription Rights granted in this Rights Offering that you beneficially own prior to 5:00 p.m., New York City Time, on the Expiration Date, as the same may be extended. We will not be responsible if your broker, dealer, bank, trustee or other nominee fails to ensure that all required forms and payments are actually received by the Subscription Agent prior to 5:00 p.m., New York City Time, on the Expiration Date.

If you fail to complete and sign the required subscription forms, send an incorrect payment amount, or otherwise fail to follow the subscription procedures that apply to your exercise of Subscription Rights in this Rights Offering, the Subscription Agent may, depending on the circumstances, reject your subscription or accept it only to the extent of the payment received. Neither we nor the Subscription Agent undertakes to contact you concerning an incomplete or incorrect subscription form or payment, nor are we under any obligation to correct such forms or payment. We have the sole discretion to determine whether a subscription exercise properly follows the subscription procedures.

If you make payment of the Subscription Price by personal check, your check may not clear in sufficient time to enable you to purchase Units in the Rights Offering.

Any personal check used to pay for the Units to be issued in this Rights Offering must clear prior to the Expiration Date, and the clearing process may require five or more business days. If you choose to exercise your Subscription Rights, in whole or in part, and to pay for the Units by personal check and your check has not cleared prior to the Expiration Date, you will not have satisfied the conditions to exercise your Subscription Rights and will not receive the shares of common stock and Preferred Stock comprising the Units you wish to purchase.

You may not be able to immediately resell any shares of our common stock or Preferred Stock comprising the Units that you purchase upon the exercise of Subscription Rights immediately upon expiration of the Rights Offering.

If you exercise your Subscription Rights, you may not be able to resell the common stock or Preferred Stock comprising the Units you purchase by exercising your Subscription Rights until you (or your broker or other nominee) have received a stock certificate or book-entry representing those shares. Although we will endeavor to issue the appropriate certificates and book-entries as soon as practicable after completion of this offering, there may be some delay between the Expiration Date and the time that we issue the new stock certificates and book-entries.

We do not know how many stockholders will participate in the Rights Offering.

Apart from Icahn Capital LP, who has agreed, pursuant to the Investment Agreement, to provide the investment commitment and ensure we will receive $43.6 million in gross proceeds from this Rights Offering, we have no other agreements or understandings with any persons or entities with respect to their exercise of rights or their participation as an underwriter, broker or dealer in the Rights Offering. We therefore do not know how many other stockholders, if any, will participate in our Rights Offering. If the closing of the transaction contemplated by the Investment Agreement does not occur, we will not have the capital necessary to fund our contemplated uses of the net proceeds of the Rights Offering and might need to look to other sources of funding for these contemplated uses. There is no assurance that these alternative sources will be available and at what cost.

While we have entered into the Investment Agreement with Icahn Capital LP, if the conditions under the Investment Agreement are not satisfied, and we are therefore unable to consummate the transactions contemplated by the Investment Agreement, we will not consummate this Rights Offering.

The closing of the transactions contemplated by the Investment Agreement is subject to satisfaction or waiver of conditions, including compliance with covenants and the accuracy of representations and warranties provided in the Investment Agreement and consummation of the Rights Offering. As a result, we cannot guarantee that the transactions contemplated by the Investment Agreement will be consummated. Failure to consummate the transactions contemplated by the Investment Agreement could have adverse effects on our business and results of operations and financial condition. Please see “The Investment Agreement” for further conditions to the obligation of Icahn Capital LP to consummate the transactions contemplated by the Investment Agreement.

You will not have any rights in the shares of common stock and Preferred Stock comprising the Units that you purchase until you actually receive such shares of common stock and Preferred Stock.

You will not have any rights in the shares of common stock and Preferred Stock comprising the Units that you purchase in the Rights Offering until such shares of common stock and Preferred Stock are actually issued to and received by you. We intend to issue the shares as soon as reasonably possible after the expiration of the Rights Offering; however, there may be a delay between the expiration date of the Rights Offering and the date the shares of common stock and Preferred Stock are actually issued and delivered to you. You may not be able to resell the shares of common stock and Preferred Stock until you, or your nominee, if applicable, have actually received those shares.

You will not receive interest on subscription funds, including any funds that may ultimately be returned to you.

You will not earn any interest on your subscription funds while they are being held by the Subscription Agent pending the closing of this Rights Offering. In addition, if we terminate the Rights Offering, neither we nor the Subscription Agent will have any obligation with respect to the Subscription Rights except to return, without interest or penalty, any excess subscription payments to you.

The receipt of Subscription Rights may be treated as a taxable distribution to you.

We believe the distribution of the Subscription Rights in this Rights Offering should be a non-taxable distribution to holders of shares of common stock under Section 305(a) of the Internal Revenue Code of 1986, as amended, or the “Code.” Please see the discussion on the “Material U.S. Federal Income Tax Considerations” below. This position is not binding on the Internal Revenue Service (“IRS”), or the courts, however. If this Rights Offering is deemed to be part of a “disproportionate distribution” under Section 305 of the Code, your receipt of Subscription Rights in this offering may be treated as the receipt of a taxable distribution to you equal to the fair market value of the Subscription Rights. Any such distribution would be treated as dividend income to the extent of our current and accumulated earnings and profits, if any, with any excess being treated as a return of capital to the extent thereof and then as capital gain. Each holder of shares of common stock is urged to consult his, her or its own tax advisor with respect to the particular tax consequences of this Rights Offering.

The Rights Offering may limit our ability to use some or all of our net operating loss carryforwards in the future.

The ultimate realization of our deferred income tax assets is dependent upon generating future taxable income, executing tax planning strategies, and reversals of existing taxable temporary differences. We have recorded a full valuation allowance against our deferred income tax assets. The valuation allowance may fluctuate as conditions change. Our ability to utilize net operating loss carryforwards to offset our future taxable income and/or to recover previously paid taxes would be limited if we were to undergo an “ownership change” within the meaning of Section 382 of the Code. In general, an “ownership change” occurs whenever the percentage of the stock of a corporation owned by “5-percent stockholders” (within the meaning of Section 382 of the Code) increases by more than 50 percentage points over the lowest percentage of the stock of such corporation owned by such “5-percent stockholders” at any time over the testing period. An ownership change under Section 382 of the Code would establish an annual limitation to the amount of net operating loss carryforwards we could utilize to offset our taxable income in any single year. The application of these limitations might prevent full utilization of the deferred tax assets attributable to our net operating loss carryforwards.

Although we have taken steps intended to preserve our ability to utilize our net operating loss carryforwards, such efforts may not be successful. While we do not believe that the Rights Offering and the issuance of shares pursuant to exercised rights will cause an ownership change, the IRS and the courts are not bound by our determination. Also, even if this offering and the issuance of shares pursuant to exercised rights do not cause an ownership change, they could increase the likelihood that we may undergo an ownership change for purposes of Section 382 of the Code in the future. Limitations imposed on our ability to utilize net operating loss carryforwards could cause U.S. federal income taxes to be paid earlier than would be paid if such limitations were not in effect and could cause such net operating loss carryforwards to expire unused, in each case reducing or eliminating the benefit of such net operating loss carryforwards.

Exercising the Subscription Rights limits your ability to engage in certain hedging transactions that could provide you with financial benefits.

By exercising the Subscription Rights, you are representing to us that you have not entered into any short sale or similar transaction with respect to our common stock since the Record Date for the Rights Offering. This requirement prevents you from pursuing certain investment strategies that could provide you greater financial benefits than you might have realized if the Subscription Rights did not contain these requirements.

Risks Related to Our Common Stock

Our common stock will rank junior to the Preferred Stock.

With respect to the payment of cash dividends and amount payable in the event our liquidation, dissolution or winding up, our common stock will rank junior to the Preferred Stock. This means that, unless full dividends have been paid, redeemed in an amount in excess of the initial liquidation value of $1,000 or set aside for payment on all outstanding Preferred Stock for all dividends or increases in the liquidation value in excess of the initial liquidation amount of $1,000, no cash dividends may be declared or paid on our common stock. Likewise, in the event of our voluntary or involuntary liquidation, dissolution or winding up, no distribution of our assets may be made to holders of our common stock until we have paid to the holders of the Preferred Stock the liquidation preference related to such Preferred Stock, plus in each case any accrued and unpaid dividends.

The interests of our controlling stockholders may conflict with the interests of other stockholders.

Mr. Jonathan Couchman, directly and indirectly, controls approximately 18% of the voting power of our capital stock, and Mr. Carl C. Icahn, directly and indirectly, controls approximately 15% of the voting power of our capital stock (which ownership, in each case, could increase in connection with the Rights Offering under certain circumstances described in this prospectus). Mr. Couchman and Mr. Icahn may have interests that are different from, in addition to or not always consistent with our interests or with the interests of our other stockholders. To the extent that conflicts of interest may arise between us and Mr. Couchman and his affiliates and/or Mr. Icahn and his affiliates, those conflicts may be resolved in a manner adverse to us or our other stockholders. In addition, the existence of controlling stockholders may have the effect of making it difficult for, or may discourage or delay, a third party from seeking to acquire a majority of our outstanding common stock, which may adversely affect the market price of our common stock.

We have adopted a Section 382 Rights Plan, which may discourage a corporate takeover.

On August 14, 2020, our Board of Directors adopted a Section 382 rights plan (the “Section 382 Rights Plan”) and declared a dividend distribution of one right for each outstanding share of our common stock to stockholders of record at the close of business on August 24, 2020. Each share of our common stock issued thereafter will also include one right. Each right entitles its holder, under certain circumstances, to purchase from us one one-thousandth of a share of our Series A-1 Junior Participating Preferred Stock, par value $0.01 per share, at an exercise price of $1.20 per right, subject to adjustment.

The Board adopted the Section 382 Rights Plan in an effort to protect stockholder value by attempting to protect against a possible limitation on our ability to use our net operating loss carryforwards. We may utilize these net operating loss carryforwards in certain circumstances to offset future U.S. taxable income and reduce our U.S. federal income tax liability. Because the Section 382 Rights Plan could make it more expensive for a person to acquire a controlling interest in us, it could have the effect of delaying or preventing a change in control even if a change in control was in our stockholders’ interest.

Anti-takeover provisions in our charter documents and under Delaware corporate law may make it more difficult to acquire us, even though such acquisitions may be beneficial to our stockholders.

In addition to our Section 382 Rights Plan, provisions of our certificate of incorporation and by-laws, as well as provisions of Delaware corporate law, could make it more difficult for a third party to acquire us, even though such acquisitions may be beneficial to our stockholders. These anti-takeover provisions include:

•	lack of a provision for cumulative voting in the election of directors;

•	the ability of our Board of Directors to authorize the issuance of “blank check” preferred stock to increase the number of outstanding shares and thwart a takeover attempt;

•	advance notice requirements for nominations for election to our Board of Directors or for proposing matters that can be acted upon by stockholders at stockholder meetings; and

•	limitations on who may call a special meeting of stockholders.

The provisions described above, our Section 382 Rights Plan, and provisions of Delaware corporate law relating to business combinations with interested stockholders, along with the significant amount of common stock beneficially owned by Messrs. Couchman and Icahn, may discourage, delay or prevent a third party from acquiring us. These provisions may also discourage, delay or prevent a third party from acquiring a large portion of our securities, or initiating a tender offer, even if our stockholders might receive a premium for their shares in the acquisition over the then-current market price.

Risks Related to the Preferred Stock

In the event of any dissolution, liquidation, or winding up of our company, we may not be able to make distributions or payments in full to all the holders of the Preferred Stock or, if required, we may not be able to redeem such shares.

The Preferred Stock ranks senior to our common stock, but we may in the future issue one or more series of preferred stock that ranks senior to, junior to, or pari passu with, our Preferred Stock. In the event of any dissolution, liquidation, winding up or change of control of our company, we may not be able to make distributions or payments in full to all the holders of the Preferred Stock or, if required, to redeem the Preferred Stock, in which case you could lose the entire value of your investment.

The dividends on our Preferred Stock can be paid in kind by increasing the liquidation value of the shares of Preferred Stock.

The terms of the Preferred Stock allow dividends on the shares of Preferred Stock to be paid in kind by increasing the liquidation value of the shares of Preferred Stock and, therefore, allow the repayment of the principal and accrued dividends on the Preferred Stock to be deferred until the earliest of the redemption of the Preferred Stock or upon our dissolution, liquidation or winding up. We may not have enough capital to repay the full amount of the principal and accrued dividends when the payment of principal and accrued dividends on the Preferred Stock become due.

The Preferred Stock is equity and is subordinate to our existing and future indebtedness and other liabilities, and your interests may be diluted in the event we issue additional shares of preferred stock.

Shares of the Preferred Stock represent equity interests and do not constitute indebtedness. As such, the Preferred Stock will rank junior to all of our indebtedness and other non-equity claims of our creditors with respect to assets available to satisfy our claims, including in our liquidation, dissolution or winding up. Our future debt may include restrictions on our ability to pay distributions to preferred stockholders. Unlike indebtedness, where principal and interest would customarily be payable on specified due dates, in the case of preferred stock such as the Preferred Stock, dividends are payable only if declared by our Board of Directors (or a duly authorized committee thereof). Our ability to pay dividends on the Preferred Stock may be limited by the terms of our agreements governing future indebtedness and by the provisions of other future agreements.

Subject to limitations prescribed by Delaware law and our charter, our Board of Directors is authorized to issue, from our authorized but unissued shares of capital stock, preferred stock in such classes or series as our Board of Directors may determine and to establish from time to time the number of shares of preferred stock to be included in any such class or series. The issuance of additional shares of Preferred Stock or additional shares of preferred stock designated as ranking on parity with the Preferred Stock would dilute the interests of the holders of shares of the Preferred Stock, and the issuance of shares of any class or series of our capital stock expressly designated as ranking senior to the Preferred Stock or the incurrence of additional indebtedness could affect our ability to pay distributions on, redeem or pay the liquidation preference on the Preferred Stock.

The Preferred Stock is not convertible into common stock.

The Preferred Stock will not be convertible into shares of common stock and, therefore, holders of Preferred Stock will have no rights with respect to shares of our common stock. In addition, the Preferred Stock will accrue dividends at a fixed rate. Accordingly, an increase in market price of our common stock will not necessarily result in an increase in the value of the Preferred Stock. The value of the Preferred Stock may depend more on dividend and interest rates for other preferred stock, commercial paper and other investment alternatives and our actual and perceived ability to pay dividends on, and in the event of dissolution satisfy the liquidation preference with respect to, the Preferred Stock.

Holders of shares of Preferred Stock will have no voting rights.

Except as otherwise provided by law, the holders of Preferred Stock will have no special voting rights and their consent will not be required for taking any corporate action. As a result, all matters submitted to stockholders will be decided by the vote of holders of our common stock. Holders of Preferred Stock will have no ability to influence corporate matters and, as a result, we may take actions that holders of our Preferred Stock do not view as preferable.

There is no public market for the Preferred Stock.

There is no established public trading market for the Preferred Stock, and we do not expect a market to develop. We do not currently intend to apply for listing of the Preferred Stock on any securities exchange or recognized trading system. Purchasers of the Preferred Stock may be unable to resell their shares of Preferred Stock or sell them only at an unfavorable price for an extended period of time, if at all.

USE OF PROCEEDS

Assuming that we complete the investment commitment pursuant to the Investment Agreement and all 40,000 Units are sold in the Rights Offering (which is the maximum amount of Units, calculated by using the number of shares of common stock outstanding as of the Record Date), we estimate that the net proceeds from the Rights Offering will be approximately $43.3 million, based on a Subscription Price of $1,090 per Unit and after deducting other expenses payable by us.

We intend to use the net proceeds from this offering to position us as a public company acquisition vehicle, where we can become an acquisition platform and more fully utilize our net operating loss tax carryforwards and enhance stockholder value.  However, we do not have any current plans, arrangements or understandings with respect to any acquisitions or investments, and we are currently not involved in any negotiations with respect to any such transactions. We cannot specify with certainty the particular uses of the net proceeds stated above, and our allocation of the proceeds may change depending on the success of our planned initiatives.

Our management will have broad discretion in the application of the net proceeds from this Rights Offering, and investors will be relying on the judgment of our management with regard to the use of these net proceeds. Until we use the net proceeds of this Rights Offering, we intend to invest the funds in short-term, investment grade, interest-bearing securities such as money market accounts, certificates of deposit, commercial paper and guaranteed obligations of the U.S. government.

DILUTION

Purchasers of Units in the Rights Offering will experience an immediate dilution of the net tangible book value per share of our common stock. Our net tangible book value as of June 30, 2020 was approximately $5.6 million, or approximately $0.13 per share of common stock (based upon 44,214,603 shares of our common stock outstanding as of June 30, 2020). Net tangible book value per share is equal to our total tangible assets less our total liabilities, divided by the number of shares of our outstanding common stock.

Dilution per share of common stock equals the difference between the amount per share of common stock paid by purchasers of Units in the Rights Offering (ascribing $1,000 per share to the Preferred Stock contained in the Units) and the net tangible book value per share of our common stock immediately after the Rights Offering.

Based on the sale by us in this Rights Offering of a maximum of 40,000 Units (consisting of 30,000,000 shares of common stock and 40,000 shares of Preferred Stock, which numbers of Units, shares of common stock and shares of Preferred Stock are estimated amounts, calculated by using the number of shares of common stock and outstanding as of June 30, 2020) at the Subscription Price of $1,090 per Unit, and after deducting the value of Preferred Stock, our pro forma net tangible book value as of June 30, 2020 would have been approximately $9.2 million, or $0.124 per share. This represents an immediate dilution in pro forma net tangible book value to existing stockholders of $0.002 per share and an immediate increase to purchasers in the Rights Offering of $0.004 per share. The following table illustrates this pro forma per-share dilution:

Subscription Price	$1,090
Net tangible book value per common share as of June 30, 2020, before giving effect to the Rights Offering	$0.126
Dilution in net tangible book value per common share attributable to the Rights Offering	$(0.002)
Pro forma net tangible book value per common share as of June 30, 2020 after giving effect to the Rights Offering	$0.124
Increase in pro forma net tangible book value per common share to purchasers in the Rights Offering	$0.004

The information above is as of June 30, 2020 and excludes 41,787 shares of our common stock issuable upon the exercise of stock options outstanding as of June 30, 2020.

DESCRIPTION OF THE RIGHTS OFFERING

The Rights Offering

We are distributing, at no charge, to all holders of our common stock on the Record Date, transferable Subscription Rights to purchase Units at a Subscription Price per Unit of $1,090. See “—Subscription Price” below. In the Rights Offering, you will receive one Subscription Right for every share of common stock owned at 5:00 p.m., New York City Time, on the Record Date. For every 1,105 Subscription Rights held, you will be entitled to purchase one Unit at the Subscription Price. Each Unit consists of one share of newly designated Preferred Stock and 750 shares of our common stock.

The common stock to be issued in the Rights Offering, like our existing shares of common stock, will be quoted on the OTCQX market of the OTC under the symbol “ENZN” and will not be listed for trading on a national securities exchange. The Units and Preferred Stock to be issued in the Rights Offering will not be listed for trading or quoted on any securities exchange or recognized trading system. The Subscription Rights granted to you are transferable and, therefore, you may sell, transfer or assign your Subscription Rights to anyone during the offering period. We expect that the Subscription Rights will be quoted on the OTCQX market of the OTC during the offering period provided a market maker establishes a market for such Subscription Rights.

The maximum aggregate number of Units, and the corresponding aggregate number of shares of common stock and Preferred Stock listed on this cover page and elsewhere in this prospectus, are what we are offering based on 44,214,603 shares of common stock outstanding as of September 1, 2020.

Subscription Rights

Each holder as of 5:00 p.m., New York City Time, on the Record Date will be granted one Subscription Right for each share of our common stock owned at that time. For every 1,105 Subscription Rights held, you will have the opportunity to purchase one Unit, which consists of one share of newly designated Preferred Stock and 750 shares of our common stock. For example, if you owned 1,105 shares of common stock as of the Record Date, you would receive 1,105 Subscription Rights and would have the right to purchase one Unit, or one share of Preferred Stock and 750 shares of common stock, for a total payment of $1,090 (the Subscription Price).

No Fractional Subscription Rights, Units or Shares

We will not issue fractional Subscription Rights, Units, shares or cash in lieu of fractions in this Rights Offering. Accordingly, if you hold shares of common stock in an amount other than a whole multiple of 1,105 shares and wish to acquire a certain number of Units in the Rights Offering, you will need to either acquire (i) additional shares of common stock in the open market prior to the Record Date or (ii) additional Subscription Rights during the offering period of the Rights Offering, in each case in an amount sufficient to increase your ownership of Subscription Rights to allow you to participate at a level you desire to participate.

For example, if you hold 10,000 shares of common stock as of the Record Date, you will receive 10,000 Subscription Rights but will only be entitled to exercise 9,945 Subscription Rights for 9 Units (consisting of an aggregate of 9 shares of Preferred Stock and 6,750 shares of common stock) for a Subscription Price of $9,810. You will not be able to exercise any of the remaining 55 Subscription Rights you hold (10,000 Subscription Rights minus the 9,945 Subscription Rights exercised) unless you acquire an additional number of Subscription Rights to hold at least 1,105 Subscription Rights during the offering period.

Similarly, you could increase the number of Subscription Rights you receive as of the Record Date by acquiring 1,050 additional shares of common stock prior to the Record Date.

Limitation on the Purchase of Units

You may only purchase the number of whole Units purchasable upon exercise of the requisite number of Subscription Rights distributed to you in the Rights Offering. Accordingly, the number of Units that you may purchase in the Rights Offering is limited by the number of shares of our common stock you held on the Record Date, the number of additional Subscription Rights you acquire during the offering period, and by the extent to which other stockholders exercise their Subscription Rights, which we cannot determine prior to completion of the Rights Offering.

Subscription Price

The Subscription Price of $1,090 per Unit was determined by the Board of Directors based on many factors, including, among other things, the price at which our stockholders might be willing to participate in the Rights Offering, the amount of proceeds desired to achieve our financing goals, potential market conditions, historical and current trading prices for our common stock, and the terms of the Preferred Stock. The Subscription Price was not determined on the basis of any investment bank or third-party valuation that was commissioned by us. The Subscription Price does not bear any particular relationship to the book value of our assets, past operations, cash flows, losses, financial condition or other criteria for ascertaining value. You should not consider the Subscription Price as an indication of the value of our company or any inherent value of shares of our common stock or Preferred Stock. The Board of Directors reserves the right, exercisable in its sole discretion, to change the Subscription Price or determine to cancel or otherwise alter the terms of the Rights Offering. After the date of this prospectus, our common stock may trade at prices below the Subscription Price. You should obtain a current price quote for our common stock before exercising your Subscription Rights and make your own assessment of our business and financial condition, our prospects for the future, and the terms of this Rights Offering.

No Recombination

The common stock and Preferred Stock comprising the Units will separate upon the effectiveness of the exercise of the Subscription Rights and will be issued as separate securities, and the Units will not trade as a separate security. Holders may not recombine shares of common stock and Preferred Stock to receive a Unit.

Transferability of Subscription Rights

The Subscription Rights are transferable until the Expiration Date and, therefore, you may sell, transfer or assign your Subscription Rights to anyone during the offering period. We expect that the Subscription Rights will be quoted on the OTCQX market of the OTC following their issuance under the symbol “[      ]” provided a market maker establishes a market for such Subscription Rights. Although we cannot assure you that a market for the Subscription Rights will develop, any trading in the Subscription Rights may be conducted until the close of trading on the last trading day prior to the Expiration Date. The value of the Subscription Rights, if any, will be reflected by the market price. Subscription Rights will be sold by individual holders.

In designating the Subscription Rights transferable, rather than non-transferable, the Board considered that the distribution of the Subscription Rights themselves may have intrinsic value, which may be viewed as partial compensation for the possible dilution of non-participating stockholders’ interest by potentially receiving a cash payment upon the sale for their Subscription Rights. Furthermore, because the Subscription Rights are transferable, the Rights Offering may increase the number of our stockholders, which could increase the level of market interest in and visibility of the company overall and potentially enhance the trading liquidity of our shares.

Exercise of Rights

You may exercise some, all, or none of your Subscription Rights. For every 1,105 Subscription Rights held, you will be entitled to purchase one Unit at the Subscription Price. We will not issue fractional Subscription Rights or fractional Units in the Rights Offering. As a result, assuming you own Subscription Rights in an amount that equals a whole multiple of 1,105, you may exercise any number of your Subscription Rights in multiples of 1,105, or you may choose not to exercise any Subscription Rights. See “—No Fractional Subscription Rights, Units or Shares” above.

If you do not exercise any of your Subscription Rights, the number of shares of our common stock you own will not change and you will not receive any shares of Preferred Stock. If you do not exercise your Subscription Rights in full (or you cannot exercise any Subscription Rights because you do not hold Subscription Rights in an amount that equals a whole multiple of 1,105), you will suffer dilution of your percentage ownership of our common stock relative to our other stockholders. We anticipate that we will issue approximately 30,000,000 shares of our common stock in this Rights Offering. Subject to certain conditions and pursuant to the Investment Agreement, Icahn Capital LP has agreed to exercise in full the Subscription Rights issued to it and, additionally, in conjunction with the expiration of the Rights Offering, to purchase from us, at a price per Unit equal to the Subscription Price, all such Units that remain unsubscribed for pursuant to the exercise of Rights; accordingly 30,000,000 shares of common stock and 40,000 shares of Preferred Stock will be issued in the Rights Offering. Your ownership interest will be diluted following the consummation of the Rights Offering if you do not exercise your Subscription Rights in full. You can avoid such dilution by fully exercising such Subscription Rights.

You may exercise your Subscription Rights as follows:

•	Subscription by Stockholders of Record: If you are a stockholder of record, the number of Units you may purchase pursuant to your Subscription Rights is indicated on the enclosed Subscription Rights Certificate. You may exercise your Subscription Rights by properly completing and executing the Subscription Rights Certificate and forwarding it, together with your full payment and, if applicable, notice of guaranteed delivery, to the Subscription Agent at the address given below under “Subscription Agent,” to be received before 5:00 p.m., New York City Time, on the Expiration Date.

•	Subscription by Beneficial Owners: If you are a beneficial owner of shares of our common stock that are registered in the name of a broker, dealer, bank, or other nominee, you will not receive a Subscription Rights Certificate. Instead, we will issue one Subscription Right to such nominee record holder for every share of our common stock held by such nominee at the Record Date. If you are not contacted by your nominee, you should promptly contact your nominee in order to subscribe for Units in the Rights Offering and follow the instructions provided by your nominee.

Subscription Agent

The Subscription Agent for the Rights Offering is Continental Stock Transfer & Trust Company. The address to which Subscription Rights Certificates and payments should be mailed or delivered by overnight courier is provided below. If sent by mail, we recommend that you send documents and payments by registered mail, properly insured, with return receipt requested, and that you allow a sufficient number of days to ensure delivery to the Subscription Agent before the Rights Offering expires. Do not send or deliver these materials to us.

By Mail, Hand or Overnight Courier:
Continental Stock Transfer & Trust Company Attn: Reorganization Department 1 State Street 30th Floor New York, NY 10004 (917) 262-2378

If you deliver the Subscription Rights Certificate in a manner different than that described in this prospectus, we may not honor the exercise of your Subscription Rights.

Payment Method

Payments must be made in full in U.S. currency by:

•	Personal check payable to [ ] drawn upon a U.S. bank; or

•	wire transfer of immediately available funds to accounts maintained by the Subscription Agent.

Payment received after 5:00 p.m., New York City Time, on the Expiration Date will not be honored, and, in such event, the Subscription Agent will return your payment to you, without interest, as soon as practicable. The Subscription Agent will be deemed to receive payment upon:

•	clearance of any uncertified personal check deposited by the Subscription Agent, which may take five (5) or more business days; or

•	receipt of collected funds in the Subscription Agent's account.

If you elect to exercise your Subscription Rights, you must use an uncertified personal check or wire transfer of funds to ensure that the Subscription Agent receives your funds before the expiration of the Rights Offering. If you send an uncertified personal check, payment will not be deemed to have been received by the Subscription Agent until the check has cleared, which may require five (5) or more business days. If, however, you send a wire directly to the Subscription Agent's account, payment will be deemed to have been received by the Subscription Agent immediately upon receipt of such instrument or wire or transfer.

Any personal check used to pay for Units must clear the appropriate financial institutions prior to 5:00 p.m., New York City Time, on [                          ] [     ], 2020, when the Rights Offering expires. The clearinghouse may require five (5) or more business days. Accordingly, holders of Subscription Rights that wish to pay the Subscription Price by means of an uncertified personal check are urged to make payment sufficiently in advance of the expiration of the Rights Offering to ensure such payment is received and clears by such date.

If you send a payment that is insufficient to purchase the number of Units you requested, or if the number of Units you requested is not properly specified, then the funds will be applied to the exercise of Subscription Rights only to the extent of the payment actually received by the Subscription Agent. If you deliver subscription payments in a manner different than that described in this prospectus, then we may not honor the exercise of your Subscription Rights.

You should read the instruction letter accompanying the Subscription Rights Certificate carefully and strictly follow it. DO NOT SEND SUBSCRIPTION RIGHTS CERTIFICATES OR PAYMENTS DIRECTLY TO US.

If you have any questions or comments regarding completion of the materials, or the Rights Offering or exercise of your Subscription Rights in general, please contact the Information Agent for this Rights Offering, Georgeson LLC, at (888) 605-8334 (toll free). You should direct any requests for additional copies of this prospectus to the Information Agent, Georgeson LLC, at (888) 605-8334 (toll free).

Guaranteed Delivery Procedures

If you do not have adequate time to deliver the Subscription Rights Certificate evidencing your Subscription Rights to the Subscription Agent prior to the expiration of the Rights Offering, you may still participate in the Rights Offering if you follow the guaranteed delivery procedures set forth below prior to the expiration of the Rights Offering:

•	deliver your subscription payment to the Subscription Agent covering all Subscription Rights that you are exercising, in accordance with the procedures set forth above;

•	deliver your “Notice of Guaranteed Delivery” to the Subscription Agent; and

•	within two (2) business days following the date you submitted your Notice of Guaranteed Delivery, deliver to the Subscription Agent the complete and properly signed Subscription Rights Certificate (together with your beneficial owner election form, if applicable), including any signature guarantees if necessary.

All notices of guaranteed delivery must include a signature guarantee from an eligible guarantor institution.

The notice of guaranteed delivery may be delivered to the Subscription Agent in the same manner as Subscription Rights Certificates at the address set forth in this Prospectus, or via email to [                          ]. This email address can only be used for delivery of the notice of guarantee and any other inquires, Rights Offering submissions outside of the notice of guarantee or emails sent to this mailbox will not be accepted or included in the Rights Offering.

If you have any questions or comments regarding completion or delivery of the notice of guaranteed delivery, please contact the Information Agent, Georgeson LLC, at (888) 605-8334 (toll free).

Missing or Incomplete Subscription Forms or Payment

If you fail to complete and sign the Subscription Rights Certificate or otherwise fail to follow the subscription procedures that apply to the exercise of your Subscription Rights before the Rights Offering expires, the Subscription Agent will reject your subscription or accept it to the extent of the payment received. Neither we nor our Subscription Agent undertakes any responsibility or action to contact you concerning an incomplete or incorrect subscription form, nor are we under any obligation to correct such forms. We have the sole discretion to determine whether a subscription exercise properly complies with the subscription procedures.

If you send a payment that is insufficient to purchase the number of Units you requested, or if the number of Units you requested is not specified in the forms, the payment received will be applied to exercise your Subscription Rights to the fullest extent possible based on the amount of the payment received. Any excess subscription payments received by the Subscription Agent will be returned, without interest or penalty, as soon as practicable following the expiration of the Rights Offering.

Expiration Date; Extension

The Subscription Rights will expire if they are not exercised by 5:00 p.m., New York City Time, on the Expiration Date unless the Rights Offering is extended or earlier terminated by us in our sole discretion; provided, however, that we may not extend the Expiration Date by more than 30 calendar days past the original Expiration Date. We will not be required to issue Units to you if the Subscription Agent receives your Subscription Rights Certificate or your subscription payment after that time.

We have the option to extend the Rights Offering by giving oral or written notice to the Subscription Agent before the Rights Offering expires in our sole discretion; provided, however, that we may not extend the expiration date of the Rights Offering by more than 30 days past the original expiration date. If we elect to extend the Rights Offering, we will issue a press release announcing the extension no later than 9:00 a.m., New York City Time, on the next business day after the most recently announced expiration date of the Rights Offering. We do not presently intend to extend the Expiration Date of the Rights Offering.

If you exercise your Subscription Rights, you may revoke such exercise before the Expiration Date by following the instructions herein. If the Expiration Date is extended, you may revoke your exercise of Subscription Rights at any time until the final Expiration Date as so extended. If we terminate the Rights Offering, all subscription payments received will be returned as soon as practicable thereafter without interest or deduction.

If you are a record holder of our common stock, the number of Units you may purchase pursuant to your Subscription Rights is indicated on the enclosed Subscription Rights Certificate. If you hold your shares in the name of a broker, dealer, bank, or other nominee who uses the services of DTC, you will not receive a Subscription Rights Certificate. Instead, DTC will issue one Subscription Right to your nominee record holder for every share of our common stock that you beneficially own as of the Record Date. If you are not contacted by your nominee, you should contact your nominee as soon as possible.

Termination

Our Board of Directors may decide to terminate the Rights Offering at any time and for any reason before the expiration of the Rights Offering. We also have the right to extend the Rights Offering for additional periods in our sole discretion; provided, however, that we may not extend the Expiration Date of the Rights Offering by more than 30 days past the original Expiration Date. We do not presently intend to extend the Rights Offering. We will notify stockholders and the public if the Rights Offering is terminated or extended by issuing a press release announcing the extension no later than 9:00 a.m., New York City Time, on the next business day after the most recently announced expiration date of the Rights Offering. If we terminate the Rights Offering, we will issue a press release notifying stockholders and the public of the termination.

Return of Funds upon Completion or Termination

The Subscription Agent will hold funds received in payment for Units in a segregated account pending completion of the Rights Offering. The Subscription Agent will hold this money until the Rights Offering is completed or is terminated. To the extent you properly exercise your Subscription Rights for an amount of Units that exceeds the number of unsubscribed Units available to you, any excess subscription payments will be returned to you as soon as practicable after the expiration of the Rights Offering, without interest or penalty. If we do not complete the Rights Offering, all subscription payments received by the Subscription Agent will be returned as soon as practicable after the termination or expiration of the Rights Offering, without interest or deduction. If you own shares in “street name,” it may take longer for you to receive your subscription payment because the Subscription Agent will return payments through the record holder of your shares.

Shares of Our Common Stock Outstanding After the Rights Offering

Based on [44,214,603] shares of common stock outstanding as of the Record Date, assuming no other transactions by us involving our common stock prior to the expiration of the Rights Offering, if the Rights Offering is completed (including the investment commitment), [74,214,603] shares of our common stock will be issued and outstanding and [40,000] shares of the Preferred Stock will be issued and outstanding. The exact number of shares of common stock and Preferred Stock that we will issue in this Rights Offering will depend on the number of Units that are subscribed for in the Rights Offering.

Notice to Brokers and Nominees

If you are a broker, dealer, bank, or other nominee that holds shares of our common stock for the account of others on the Record Date, you should notify the beneficial owners of the shares for whom you are the nominee of the Rights Offering as soon as possible to learn their intentions with respect to exercising their Subscription Rights. If a beneficial owner of our common stock so instructs, you should complete the Subscription Rights Certificate and submit it to the Subscription Agent with the proper subscription payment by the expiration date. You may exercise the number of Subscription Rights to which all beneficial owners in the aggregate otherwise would have been entitled had they been direct holders of our common stock on the Record Date, provided that you, as a nominee record holder, make a proper showing to the Subscription Agent by submitting the form entitled “Nominee Holder Certification,” which is provided with your Rights Offering materials. If you did not receive this form, you should contact our Subscription Agent to request a copy.

Validity of Subscriptions

We will resolve all questions regarding the validity and form of the exercise of your Subscription Rights, including time of receipt and eligibility to participate in the Rights Offering. In resolving all such questions, we will review the relevant facts, and, if necessary, consult with our legal advisors, and we may request input from the relevant parties. Our determination will be final and binding. We will not accept any alternative, conditional or contingent subscriptions or directions. We reserve the absolute right to reject any subscriptions or directions not properly submitted or the acceptance of which would be unlawful. You must resolve any irregularities in connection with your subscriptions before the offering period expires, unless waived by us in our sole discretion. Neither we nor the Subscription Agent will be under any duty to notify you or your representative of defects in your subscriptions. A subscription will be considered accepted, subject to our right to withdraw or terminate the Rights Offering, only when a properly completed and duly executed Subscription Rights Certificate and any other required documents and the full subscription payment have been received by the Subscription Agent. Our interpretations of the terms and conditions of the Rights Offering will be final and binding.

Stockholder Rights

You will have no rights as a holder of the shares of our common stock or Preferred Stock comprising the Units you purchase in the Rights Offering until such shares are issued in book-entry form or your account at your broker, dealer, bank, or other nominee is credited with such shares.

Regulatory Limitations; No Offer Made to California Residents; No Unlawful Subscriptions

We will not mail this prospectus or Subscription Rights Certificates to stockholders or holders of record with addresses that are outside the United States or that have an army post office or foreign post office address. The Subscription Agent will hold these Subscription Rights Certificates for their account. To exercise Subscription Rights, our foreign stockholders must notify the Subscription Agent prior to 5:00 p.m., New York City Time, on [                          ] [     ], 2020, the third business day prior to the Expiration Date, of your exercise of Subscription Rights and provide evidence satisfactory to us, such as a legal opinion from local counsel, that the exercise of such Subscription Rights does not violate the laws of the jurisdiction in which such stockholder resides and payment by a U.S. bank in U.S. dollars before the expiration of the Rights Offering. If no notice is received by such time or the evidence presented is not satisfactory to us, the Subscription Rights represented thereby will expire.

We will not be required to issue to you shares of our common stock or Preferred Stock comprising the Units acquired pursuant to the Rights Offering if, in our opinion, you are required to obtain prior clearance or approval from any state or federal regulatory authorities to own or control such shares and if, at the time the Rights Offering expires, you have not obtained such clearance or approval.

The distribution of the Subscription Rights and the offer and sale of the shares of common stock and Preferred Stock comprising the Units issuable upon exercise of the Subscription Rights is not registered or otherwise qualified in California. Accordingly, the Rights Offering is not available to residents of California.

We reserve the absolute right to reject any subscriptions not properly submitted or the acceptance of which would be unlawful. We are not soliciting, selling or accepting any offers to participate in our Rights Offering in any jurisdictions where such actions are prohibited. No offers to purchase any shares of our common stock or Preferred Stock are made to Subscription Rights holders who are residents of such jurisdictions, and we will not sell or accept offers for the purchase of our common stock or Preferred Stock from such Subscription Rights holders.

Revocation Rights

If you exercise your Subscription Rights, you may revoke such exercise before the Expiration Date by following the instructions herein. If the Expiration Date is extended, you may revoke your exercise of Subscription Rights at any time until the final Expiration Date as so extended. If we terminate the Rights Offering, all subscription payments received will be returned as soon as practicable thereafter without interest or deduction. After the expiration date of the Rights Offering, such exercises are irrevocable.

To be effective, a written notice of revocation must be received by the Subscription Agent at its address identified in this prospectus prior to the Expiration Date of the Rights Offering, as may be extended. Any notice of revocation must specify the name of the person who exercised the Subscription Rights for which such exercises are to be revoked and the number of Subscription Rights to be revoked. Any funds received by the Subscription Agent will be promptly returned to such holder following a revocation. Revocations of Subscription Rights may not be cancelled; however, you may exercise your Subscription Rights again by following one of the procedures described above in the section entitled “The Rights Offering—Exercise of Rights” at any time prior to the expiration of the Rights Offering.

All questions as to the form and validity (including time of receipt) of any notice of revocation will be determined by us, in our sole discretion, which determination shall be final and binding, subject to the judgments of any courts with jurisdiction over us that might provide otherwise. Neither we nor any other person will be under any duty to give notification of any defect or irregularity in any notice of revocation or incur any liability for failure to give any such notification, subject to the judgment of any court with jurisdiction over us.

Minimum Subscriptions

There is no aggregate minimum subscription we must receive to complete the Rights Offering. However, pursuant to the Investment Agreement, Icahn Capital LP has agreed to exercise in full the Subscription Rights issued to it and, additionally, in conjunction with the expiration of the Rights Offering, to purchase from us, at a price per Unit equal to the Subscription Price, all of the Units that remain unsubscribed for pursuant to the exercise of Subscription Rights. Accordingly, even if no stockholders other than Icahn Capital LP exercise their rights, we will receive $43.6 million in aggregate gross proceeds.

Fees and Expenses

If you wish to exercise your Subscription Rights, the only cost to you will be the payment of the Subscription Price for purchase of the Units. We will pay all fees charged by the Subscription Agent and Information Agent. We will not charge any fees or commissions in connection with the issuance of the Subscription Rights to you or the exercise of your Subscription Rights. If you hold your shares of common stock through a nominee, you may be required to pay your nominee certain service or administration fees in connection with the exercise of your Subscription Rights. Please check with your nominee in such regard. We are not responsible for covering or reimbursing any such fees.

Issuance of Common Stock and Preferred Stock

You will have no rights as a holder of the shares of our common stock and Preferred Stock comprising the Units you purchase in the Rights Offering, if any, until the shares are actually received by you.

We intend to issue the shares of common stock and Preferred Stock in book entry form to each subscriber as soon as practicable after completion of the Rights Offering; however, there may be a delay between the Expiration Date of the Rights Offering and the date and time that the shares are issued and delivered to you or your nominee, as applicable. We will issue the shares in book entry form to each subscriber; we will not issue any stock certificates.

If you are the holder of record of our common stock, you will receive a statement of ownership from our transfer agent, Continental Stock Transfer & Trust Company, reflecting the shares of common stock and Preferred Stock that you have acquired in the Rights Offering.

If you hold your shares of common stock in the name of a broker, dealer, bank, or other nominee, DTC will credit your account with your nominee with the securities you acquire in the Rights Offering. You may request a statement of ownership from the nominee following the completion of the Rights Offering.

No Recommendation to Holders of Subscription Rights

Neither our Board of Directors nor our management has made any recommendation regarding your exercise of the Subscription Rights. Rights holders who exercise Subscription Rights will incur investment risk on new money invested. We cannot predict the price at which our shares of common stock comprising the Units will trade, and, therefore, we cannot assure you that the market price for our common stock before, during or after this Rights Offering will be above the Subscription Price, or that anyone purchasing shares at the Subscription Price will be able to sell those shares or shares of the Preferred Stock comprising the Units purchased in the Rights Offering in the future at a price equal to or greater than the Subscription Price. You are urged to make your decision to invest based on your own assessment of our business and financial condition, our prospects for the future, the terms of the Rights Offering, the information in this prospectus and other information relevant to your circumstances. Please see “Risk Factors” for a discussion of some of the risks involved in investing in our securities.

Interests of our Directors, Officers, and Principal Stockholders

All holders of our common stock as of the Record Date for the Rights Offering will receive, at no charge, the transferable Subscription Rights to purchase Units comprised of shares of our common stock and Preferred Stock as described in this prospectus. To the extent that our directors and officers hold shares of our common stock as of the Record Date, they will receive the Subscription Rights and, while they are under no obligation to do so, will be entitled to participate in the Rights Offering. As of September 1, 2020, none of our directors or officers held shares of our common stock.

Pursuant to the Investment Agreement, Icahn Capital LP has agreed to exercise in full the Subscription Rights issued to it and, additionally, in conjunction with the expiration of the Rights Offering, to purchase from us, at a price per Unit equal to the Subscription Price, that number of Units that remain unsubscribed for pursuant to the exercise of Subscription Rights. Icahn Capital LP, together with its affiliates, is one of our largest stockholders and beneficially owns approximately 15% of our common stock.

Other than as described, our officers, directors and principal stockholders have no interests in the Rights Offering, and we have not otherwise received any indication from any of our directors, officers or other stockholders as to whether they plan to subscribe for Units in the Rights Offering.

Investment Commitment

Our objective is to raise $43.6 million in gross proceeds from our Rights Offering. In the event that all Subscription Rights are not exercised, we would fall short of that objective. We have therefore entered into the Investment Agreement with Icahn Capital LP, which, together with its affiliates, is one of our largest stockholders, to ensure we will receive $43.6 million in gross proceeds from this Rights Offering; provided, that the gross proceeds from the Rights Offering and investment commitment will not exceed the amount of $43.6 million in the aggregate. Additionally, we have determined that the increase in the ownership position of Icahn Capital LP and its affiliates will not impair our ability to potentially use our net operating loss carryforwards even if no stockholders other than Icahn Capital LP participate in the Rights Offering; accordingly, having Icahn Capital LP provide the investment commitment should minimize the potential impact of the Rights Offering on our net operating loss carryforwards.

Subject to certain conditions and pursuant to the Investment Agreement, Icahn Capital LP has agreed to exercise in full the Subscription Rights issued to it and, additionally, in conjunction with the expiration of the Rights Offering, to purchase from us, at a price per Unit equal to the Subscription Price, that number of Units that remain unsubscribed subscribed for pursuant to the exercise of Subscription Rights. If all 40,000 Units available in this Rights Offering are sold pursuant to the exercise of Subscription Rights, there will be no unsubscribed Units, and no excess Units will be sold to Icahn Capital LP pursuant to the Investment Agreement.

Icahn Capital LP will not receive any fees for entering into the Investment Agreement in connection with the Rights Offering. We will pay all of our fees and expenses (including attorneys’ fees) incurred in connection with the Investment Agreement and the transactions contemplated thereby. In addition, as part of the consideration for entering into the Investment Agreement, we have agreed to terminate the Standstill Agreement, dated December 8, 2016, entered into with Icahn Capital LP and the parties identified therein, as well as waive the applicability of Section 203 of the General Corporation Law of the State of Delaware. Furthermore, we have also agreed to use our best efforts to register for resale all of the shares of common stock then held by Icahn Capital LP and its affiliates following the closing of the Rights Offering.

U.S. Federal Income Tax Treatment of Subscription Rights Distribution

For U.S. federal income tax purposes, we believe you generally should not recognize income or loss in connection with the receipt or exercise of Subscription Rights, but certain aspects of that determination are not certain. This position is not binding on the IRS or the courts, however. You are urged to consult your own tax advisor as to your particular tax consequences resulting from the receipt and exercise of Subscription Rights and the receipt, ownership and disposition of our common stock and Preferred Stock. See “Material U.S. Federal Income Tax Considerations.”

Listing and Quotation

Common Stock. The common stock to be issued in the Rights Offering, like our existing shares of common stock, will be quoted on the OTCQX market of the OTC under the symbol “ENZN” and will not be listed for trading on a national securities exchange.

Units. There is no established public trading market for the Units, and we do not intend to list or quote the Units on any securities exchange or recognized trading system.

Preferred Stock. There is no established public trading market for the Preferred Stock, and we do not intend to list or quote the Preferred Stock on any securities exchange or recognized trading system.

Subscription Rights. The Subscription Rights are transferable until the Expiration Date and, therefore, you may sell, transfer or assign your Subscription Rights to anyone during the offering period. We expect that the Subscription Rights will be quoted on the OTCQX market of the OTC following their issuance under the symbol “[     ]” provided a market maker establishes a market for such Subscription Rights.

Important

Do not send Subscription Rights Certificates directly to us. You are responsible for choosing the payment and delivery method for your Subscription Rights Certificate, and you bear the risks associated with such delivery. If you choose to deliver your Subscription Rights Certificate and payment by mail, we recommend that you use registered mail, properly insured, with return receipt requested. We also recommend that you allow a sufficient number of days to ensure delivery to the Subscription Agent prior to the expiration time.

THE INVESTMENT AGREEMENT

The Investment Commitment

On September 1, 2020, we entered into an Investment Agreement with Icahn Capital LP which, together with its affiliates, beneficially owns approximately 15% of our outstanding shares of common stock. Subject to the terms and conditions of the Investment Agreement, Icahn Capital LP has agreed to subscribe for its pro-rata share of the Rights Offering, and, additionally, to purchase all Units that remain unsubscribed for at the expiration of the Rights Offering to the extent that other holders elect not to exercise all of their respective Subscription Rights. No fees will be paid by us to Icahn Capital LP in consideration of such investment commitment.

In addition, we have agreed to use our best efforts to register for resale all of the shares of common stock then held by Icahn Capital LP and its affiliates following the closing of the Rights Offering.

In light of the investment commitment, we anticipate that we will receive gross proceeds of at least $43.6 million if the Rights Offering is completed, whether or not any of the Subscription Rights are exercised by the holders thereof.

Closing Conditions

The closing of the transactions contemplated by the Investment Agreement is subject to the satisfaction or waiver of customary conditions, including (i) the accuracy of representations and warranties set forth in the Investment Agreement; (ii) compliance with covenants; (iii) the effectiveness of the registration statement related to the Rights Offering; and (iv) consummation of the Rights Offering.

Fees and Expenses

Each party to the Investment Agreement will pay all of its own fees and expenses (including attorneys’ fees) incurred in connection with the Investment Agreement and the transactions contemplated thereby. We will also pay all of our expenses associated with this prospectus, the registration statement of which this prospectus forms a part and the Rights Offering.

Termination

The Investment Agreement may be terminated at any time prior to the closing of the Rights Offering by mutual agreement of the Board, acting on our behalf, and Icahn Capital LP. Further, the Investment Agreement will be terminated by either the Board, acting on our behalf, or Icahn Capital LP upon written notice to the other party if the Rights Offering is not consummated by December 31, 2020.

Indemnification

We have agreed to indemnify Icahn Capital LP and its affiliates and each of their respective officers, directors, partners, employees, agents and representatives for losses arising out of or relating to any inaccuracy in or breach of our representations or warranties contained in the Investment Agreement or our breach of any agreement or covenant made by us in the Investment Agreement, other than losses resulting from any action, suit, claim, matter or proceeding initiated by or on behalf of a stockholder of the Company (other than Icahn Capital LP with respect to its rights under the Investment Agreement against us) relating to the transactions contemplated by the Investment Agreement.

Icahn Capital LP has agreed to indemnify us and our affiliates and each of our respective officers, directors, partners, employees, agents and representatives from and against any and all losses arising out of or relating to any inaccuracy in or breach of Icahn Capital LP’s representations or warranties contained in the Investment Agreement or Icahn Capital LP’s breach of any agreement or covenant made by Icahn Capital LP in the Investment Agreement.

DESCRIPTION OF SECURITIES

The following descriptions of our capital stock, Certificate of Incorporation (including the Certificates of Designations), By-Laws and Section 382 Rights Agreement are only summaries, and we encourage you to review complete copies of these documents, which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. You can obtain copies of these documents by following the directions outlined in “Where You Can Find More Information” elsewhere in this prospectus.

General

Our authorized capital stock consists of: (i) 170,000,000 shares of common stock and (ii) 3,000,000 shares of preferred stock, par value $.01 per share.

Our common stock is currently quoted on the OTCQX market of the OTC under the symbol “ENZN.”

Common Stock

Dividends

Holders of common stock are entitled to receive dividends when, as and if declared by our Board of Directors out of funds legally available for their payment, subject to the rights of holders of any preferred stock that may be issued and outstanding and to restrictions contained in agreements to which we are a party.

Voting Rights

Each holder of our common stock is entitled to one vote per share on all matters submitted to a vote of stockholders. Generally, a matter submitted for stockholder action shall be approved if the votes cast “for” the matter exceed the votes cast “against” such matter, unless a greater or different vote is required by statute, any applicable law or regulation, the rights of any authorized series of preferred stock, or our Certificate of Incorporation or By-Laws. Other than in a contested election where directors are elected by a plurality vote, a director nominee shall be elected to the Board of Directors if the votes cast “for” such nominee’s election exceed the votes cast “against” such nominee’s election. Subject to any rights of the holders of any series of preferred stock pursuant to applicable law or the Certificate of Designations creating that series, all voting rights are vested in the holders of shares of our common stock. Holders of shares of our common stock do not have cumulative voting rights.

Rights Upon Liquidation

Upon our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in our net assets available after the payment of all debts and other liabilities, and after the satisfaction of the rights of any outstanding preferred stock.

Other Rights

Holders of our common stock have no preemptive, redemption or conversion rights, nor are they entitled to the benefit of any sinking fund. The outstanding shares of common stock are validly issued, fully paid and non-assessable.

Preferred Stock

Our Board of Directors is authorized, without further action by our stockholders, to issue up to 3,000,000 shares of “blank check” preferred stock, in one or more series, and to fix the designations, powers, preferences and the relative, participating, optional or other special rights and any qualifications, limitations and restrictions of the shares of each series of preferred stock.

Of our currently authorized preferred stock, (i) 600,000 shares were previously designated as Series B Preferred Stock in connection with our rights plan, which expired on May 16, 2012, (ii) 100,000 shares were previously designated as Series A Junior Participating Preferred Stock in connection with our previous Section 382 rights plan, which expired on April 30, 2017, and (iii) 100,000 shares are currently designated as Series A-1 Junior Participating Preferred Stock in connection with our Section 382 Rights Plan (as defined below) adopted on August 14, 2020. In addition, 40,000 shares will be designated as Series C Preferred Stock in connection with the Rights Offering.

Series A-1 Junior Participating Preferred Stock

Pursuant to the Certificate of Designation of Series A-1 Junior Participating Preferred Stock (“Series A-1 Preferred Stock”), we may issue 100,000 shares of Series A-1 Preferred Stock.

Ranking

The Series A-1 Preferred Stock ranks junior to all other series of our preferred stock as to the payment of dividends and the distribution of assets, whether or not upon the dissolution, liquidation or winding up of our company, unless the terms of any such series provides otherwise.

Proportional Adjustment

In the event that we shall (i) declare any dividend on common stock payable in shares of common stock, (ii) subdivide the outstanding common stock or (iii) combine the outstanding common stock into a smaller number of shares, then in each such case we shall simultaneously effect a proportional adjustment to the number of outstanding shares of Series A-1 Preferred Stock.

Dividend Rights

Subject to the prior and superior right of the holders of any shares of any series of preferred stock ranking prior and superior to the shares of Series A-1 Preferred Stock with respect to dividends, the holders of shares of Series A-1 Preferred Stock, in preference to the holders of common stock, will be entitled to receive when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last business day of March, June, September and December in each year (referred to as a “quarterly dividend payment date”), commencing on the first quarterly dividend payment date after the first issuance of a share or fraction of a share of Series A-1 Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.20 or (b) subject to adjustment as set forth in the Certificate of Designation, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of common stock or a subdivision of the outstanding shares of common stock (by reclassification or otherwise), declared on the common stock since the immediately preceding quarterly dividend payment date, or, with respect to the first quarterly dividend payment date, since the first issuance of any share or fraction of a share of Series A-1 Preferred Stock.

We will be required to declare a dividend or distribution on the Series A-1 Preferred Stock as provided in the preceding paragraph immediately after we declare a dividend or distribution on the common stock (other than a dividend payable in shares of common stock).

Dividends will begin to accrue and be cumulative on outstanding shares of Series A-1 Preferred Stock from the quarterly dividend payment date first following the date of issue of such shares of Series A-1 Preferred Stock, unless the date of issue of such shares is prior to the record date for the first quarterly dividend payment date, in which case dividends on such shares will begin to accrue from the date of issue of such shares, or unless the date of issue is a quarterly dividend payment date or is a date after the record date for the determination of holders of shares of Series A-1 Preferred Stock entitled to receive a quarterly dividend and before such quarterly dividend payment date, in either of which events such dividends will begin to accrue from such quarterly dividend payment date. Accrued but unpaid dividends will not bear interest. Dividends paid on the shares of Series A-1 Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares will be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

Voting Rights

Each share of Series A-1 Preferred Stock will entitle the holder thereof to 1,000 votes on all matters submitted to a vote of our stockholders Except as otherwise provided herein or by law, the holders of Series A-1 Preferred Stock and the holders of common stock will vote together as one class on all matters submitted to a vote of our stockholders.

Certain Restrictions on Dividends

Whenever quarterly dividends or other dividends or distributions payable on the Series A-1 Preferred Stock as described above are in arrears, we will be restricted in our ability to declare or pay dividends on, redeem or purchase or otherwise acquire for consideration, or make other distributions of shares of stock ranking junior to, or on parity with, the Series A-1 Preferred Stock (subject to specified exceptions for stock ranking on a parity with the Series A-1 Preferred Stock). In such event, we will also be restricted in its ability to purchase shares of Series A-1 Preferred Stock.

Distribution Upon Liquidation, Dissolution or Winding Up

Upon any liquidation, dissolution or winding up of our company, the holders of shares of Series A-1 Preferred Stock will be entitled to receive an amount per share equal to $1,200 per share of Series A-1 Preferred Stock, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment.

Exchange Upon Consolidation or Merger

In the event we enter into any consolidation, merger, combination or other transaction in which the shares of our common stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A-1 Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, for which or into which each share of common stock is exchanged or changed.

No Redemption

Shares of Series A-1 Preferred Stock are not redeemable.

Amendment

Our Certificate of Incorporation may not be amended in any manner which would materially alter or change the powers, preferences or special rights of the shares of Series A-1 Preferred Stock so as to affect them adversely without the affirmative vote of the holders of majority of the outstanding shares of Series A-1 Preferred Stock, voting separately as a class.

Series C Preferred Stock

For purposes of this section, we refer to the preferred stock to be issued upon the exercise of Subscription Rights in this Rights Offering as “Series C Preferred Stock.” The Certificate of Designation setting forth the specific rights, preferences, limitations and other terms of the Series C Preferred Stock will be approved by our Board of Directors as of the date of this prospectus. The Series C Preferred Stock is a single series of authorized preferred stock consisting of 40,000 shares.

The Series C Preferred Stock will be fully paid and non-assessable when issued. Holders of the Series C Preferred Stock will not have preemptive or similar rights to acquire any of our capital stock. Holders will not have the right to convert Series C Preferred Stock into, or exchange shares of Series C Preferred Stock for, shares of any other class or series of shares or other securities of ours. The Series C Preferred Stock has no stated maturity and will not be subject to any sinking fund, retirement fund or purchase fund.

Ranking

The Series C Preferred Stock will rank senior to all junior securities with respect to payment of dividends and distributions of assets upon our liquidation, dissolution or winding up, whether voluntary or involuntary. For purposes of the Certificate of Designation of Series C Preferred Stock, “junior securities” means collectively, our common stock and any other class of securities that is specifically designated as junior to the Series C Preferred Stock, including, but not limited to, our Series A-1 Junior Participating Preferred Stock.

We may in the future issue one or more series of preferred stock that ranks senior to, junior to or pari passu with, the Series C Preferred Stock.

Dividends

On an annual basis, our Board of Directors may, at its sole discretion, cause a dividend with respect to the Series C Preferred Stock to be paid in cash to the holders in an amount equal to 3% of the liquidation preference as in effect at such time (initially $1,000 per share). If the dividend is not so paid in cash, the liquidation preference will be adjusted and increased annually by an amount equal to 5% of the liquidation preference per share as in effect at such time, that is not paid in cash to the holders on such date. The initial dividend payments for the period of time between the initial issuance date and the first dividend payment date, if applicable, shall be prorated. Due to our ability to pay dividends on our Series C Preferred Stock in kind by increasing the liquidation preference of the shares of our Series C Preferred Stock, the payment of accrued dividends in cash may be deferred until the redemption by us or the holders, as applicable, of the Preferred Stock, or until our dissolution, liquidation or winding up. No plan, arrangement or agreement is currently in place that would prevent us from paying a dividend with respect to the Series C Preferred Stock in cash.

All accrued and accumulated dividends on the shares of Series C Preferred Stock will be paid prior to, and in preference to, any dividend on any securities ranking junior to the Series C Preferred Stock and will be fully declared and paid before any dividends are declared and paid, or any other distributions or redemptions are made, on any junior securities, provided that (a) we will be permitted to declare or pay any dividend or distribution payable on the shares of our common stock in shares of common stock and (b) in the event that, as of the applicable measurement date, there are series of our Series A-1 Junior Participating Preferred Stock issued and outstanding, we will be permitted to declare or pay any dividend or distribution on the Series A-1 Junior Participating Preferred Stock pursuant to the Certificate of Designation for the Series A-1 Junior Participating Preferred Stock. As our common stock ranks junior to the Series C Preferred Stock, unless full dividends have been paid, redeemed in an amount in excess of the initial liquidation value of $1,000 or set aside for payment on all outstanding Preferred Stock for all dividends or increases in the liquidation value in excess of the initial liquidation amount of $1,000, no cash dividends may be declared or paid on our common stock otherwise.

Holders will not have the right to convert Series C Preferred Stock into, or exchange Series C Preferred Stock for, any other securities or property of the Company.

Voting Rights

Except as otherwise provided by law, the holders of Series C Preferred Stock will have no special voting rights and their consent will not be required for taking any corporate action. However, we must obtain the prior written consent of the holders of Series C Preferred Stock in order to amend the Certificate of Designation governing the Series C Preferred Stock, including, under certain circumstances, in connection with a merger, consolidation or other transaction between us and another entity. See “—Amendment and Waiver” below.

Redemption

The Series C Preferred Stock is not subject to any mandatory redemption, sinking fund, retirement fund, purchase fund or other similar provisions.

On and after [                          ] [     ], 2022, we will have the option to redeem the shares of Preferred Stock in whole or in part at any time for an amount equal to the liquidation preference per share as in effect at such time. There is no prohibition on the repurchase or redemption of shares while there is any arrearage in the payment of dividends. The Series C Preferred Stock is also redeemable at the option of the holders if we undergo a “change of control” which is defined as the earliest to occur of (a) the date on which a majority of the members of our Board of Directors are not Continuing Directors and (b) the date on which a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) beneficially owns in excess of 50% of our common stock. A “Continuing Director” means (a) each of the individually identified three directors constituting the Board of Directors as of the date of the Certificate of Designation governing the Series C Preferred Stock (the “Current Directors”), (b) directors whose nomination for election by the stockholders or by the directors to fill vacancies is approved by a majority of the Current Directors then serving, or (c) any successor directors whose nomination for election by the stockholders or by the directors to fill vacancies is approved by a majority of the Continuing Directors or the successor Continuing Directors then in office.

Our ability to redeem the Series C Preferred Stock as described above may be limited by the terms of our agreements governing our existing and future indebtedness and by the provisions of other existing and future agreements.

Liquidation Rights

The Series C Preferred Stock will have a preference upon dissolution, liquidation or winding up of our company in respect of assets available for distribution to holders of our junior securities. The liquidation preference of the Series C Preferred Stock is initially $1,000 per share. On an annual basis, our Board of Directors may at its sole discretion, cause a dividend with respect to the Series C Preferred Stock to be paid in cash to the holders in an amount equal to 3% of the liquidation preference as in effect at such time. If the dividend is not so paid in cash, the liquidation preference will be adjusted and increased annually by an amount equal to 5% of the liquidation preference per share as in effect at such time, that is not paid in cash to the holders on such date. The annual accretion will continue until the shares are redeemed, or until we liquidate, dissolve or wind-up our affairs.

Amendment and Waiver

No provision of the Certificate of Designation governing the Series C Preferred Stock may be amended, modified or waived without the affirmative vote of the holders of two-thirds (2/3) of the outstanding shares of Series C Preferred Stock, voting separately as a class, and any such written amendment, modification or waiver will be binding upon us and each holder of Series C Preferred Stock, provided that the prior written consent of each holder of outstanding shares of Series C Preferred Stock will be required in order to change or waive (i) the definition of Liquidation Value, (ii) the rate at which or the manner in which dividends on the Series C Preferred Stock accrue or accumulate or the times at which such dividends become payable, or (iii) the provision governing the amendment, modification or waiver of any provision of the Certificate of Designation.

We are prohibited from amending, modifying or waiving the terms or relative priorities of the Series C Preferred Stock through a merger, consolidation or other transaction with another entity unless we have obtained the prior written consent of the holders of Series C Preferred Stock.

No Market

The Series C Preferred Stock will not be listed for trading or quoted on any securities exchange or recognized trading system.

Transfer Agent, Registrar, Dividend Disbursing Agent and Redemption Agent

Continental Stock Transfer & Trust Company will be the transfer agent, registrar, dividend disbursing agent and redemption agent for the Preferred Stock. The address of Continental Stock Transfer & Trust Company is 1 State Street, 30th Floor, New York, New York 10004.

Book-Entry; Delivery and Form

The Series C Preferred Stock will be represented by one or more global securities that will be deposited with and registered in the name of DTC or its nominee. This means that we will not issue certificates to you for the Series C Preferred Stock except in limited circumstances. The global securities will be issued to DTC, the depository for the Series C Preferred Stock, who will keep a computerized record of its participants (for example, your broker) whose clients have purchased the Series C Preferred Stock. Each participant will then keep a record of its clients. Unless exchanged in whole or in part for a certificated security, a global security may not be transferred. However, DTC, its nominees, and their successors may transfer a global security as a whole to one another. Beneficial interests in the global securities will be shown on, and transfers of the global securities will be made only through, records maintained by DTC and its participants.

Section 382 Rights Plan

On August 14, 2020 (the “Rights Dividend Declaration Date”), our Board of Directors adopted a Section 382 rights plan (the “Section 382 Rights Plan”) and declared a dividend distribution of one right for each outstanding share of Common Stock, to stockholders of record at the close of business on August 24, 2020. Each right entitles its holder, under certain circumstances described below, to purchase from us one one-thousandth of a share of our Series A-1 Preferred Stock at an exercise price of $1.20 per right, subject to adjustment (referred to as the “purchase price”). The description and terms of the rights are set forth in a Section 382 Rights Agreement, dated as of August 14, 2020, by and between us and Continental Stock Transfer & Trust Company, as Rights Agent (the “Section 382 Rights Agreement”).

Our Board of Directors adopted the Section 382 Rights Plan in an effort to protect stockholder value by attempting to protect against a possible limitation on our ability to use our net operating loss carryforwards. If we experience an “ownership change,” as defined in Section 382 of the Code, our ability to fully utilize the net operating loss carryforwards on an annual basis will be substantially limited, and the timing of the usage of the net operating loss carryforwards could be substantially delayed, which could therefore significantly impair the value of those benefits. The Section 382 Rights Plan is intended to act as a deterrent to any person (an “Acquiring Person”) acquiring (together with all affiliates and associates of such person) beneficial ownership of 4.9% or more of our outstanding common stock within the meaning of Section 382 of the Code, without the approval of our Board of Directors. Stockholders who beneficially own 4.9% or more of our outstanding common stock as of the Rights Dividend Declaration Date will not be deemed to be an Acquiring Person.

The Rights under the Section 382 Rights Plan

Initially, the rights are associated with shares of common stock certificates or, in the case of uncertificated shares of common stock, the book-entry account that evidences record ownership of such shares, which will contain a notation incorporating the Section 382 Rights Plan by reference, and are transferable with and only with the underlying shares of common stock. New rights will attach to any shares of common stock that become outstanding after the record date and prior to the earlier of the Distribution Date (as defined below) and the expiration date of the Section 382 Rights Plan. If Series A-1 Preferred Stock is issued upon exercise of the rights, each fractional share of Series A-1 Preferred Stock would give the stockholder approximately the same dividend, voting and liquidation rights as does one share of our common stock. However, prior to exercise, a right does not give its holder any rights as a stockholder of our company, including any dividend, voting or liquidation rights.

Initial Exercisability

Subject to certain exceptions, the rights issued under the Section 382 Rights Plan are not exercisable until the “Distribution Date,” which occurs upon the earlier of:

•	the close of business on the tenth day after the “Stock Acquisition Date,” which is (a) the first date of public announcement that an Acquiring Person has become such or (b) such earlier date as a majority of our Board of Directors has become aware of the existence of an Acquiring Person (in each case, subject to certain exceptions), or

•	the close of business on the tenth business day (or such later date as may be determined by our Board of Directors prior to such time as any person or group becomes an Acquiring Person) following the commencement of a tender offer or exchange offer which, if consummated, would result in a person or group becoming an Acquiring Person.

Any existing stockholder or group that beneficially owns 4.9% or more of our common stock has been grandfathered at its current ownership level, but the rights will not be exercisable if, at any time after the announcement of the Section 382 Rights Plan, such stockholder or group increases its ownership of common stock by one share of common stock. Certain synthetic interests in securities created by derivative positions, whether or not such interests are considered to be ownership of the underlying common stock or are reportable for purposes of Regulation 13D of the Exchange Act are treated as beneficial ownership of the number of shares of common stock equivalent to the economic exposure created by the derivative position, to the extent actual shares of common stock are directly or indirectly held by counterparties to the derivatives contracts.

Separation and Distribution of Subscription Rights

Until the earlier of the Distribution Date and the expiration date of the Section 382 Rights Plan, the surrender for transfer of any shares of common stock will also constitute the transfer of the rights associated with those shares. As soon as practicable after the Distribution Date, separate rights certificates were mailed to holders of record of common stock as of the close of business on the Distribution Date. From and after the Distribution Date, the separate rights certificates alone will represent the rights, and the rights may be transferred apart from the transfer of the underlying shares of common stock, unless and until the Board of Directors has determined to effect an exchange pursuant to the Section 382 Rights Agreement (as described below).

Expiration Date

The Section 382 Rights Agreement will expire on the earliest of the following:

•	the close of business on August 13, 2021 (the “final expiration date”);

•	the redemption of the rights;

•	the exchange of the rights;

•	the close of business on the effective date of the repeal of Section 382 of the Code or any successor statute if our Board of Directors determines that the Section 382 Rights Agreement is no longer necessary or desirable for the preservation of certain tax benefits; or

•	the close of business on the first day of a taxable year to which the Board determines that no tax benefits may be carried forward.

“Flip-In” Event

In the event that a person becomes an Acquiring Person (a “Flip-in Event”), each holder of a right, other than rights that are or, under certain circumstances, were beneficially owned by the Acquiring Person (which will thereupon become void), will from and after the Distribution Date, have the right to receive, upon exercise of a right and payment of the purchase price, a number of shares of common stock having a market value of two times the purchase price.

For example, at an exercise price of $1.20 per right, each right not owned by an Acquiring Person (or certain related parties) following a Flip-in Event will entitle its holder to purchase $2.40 worth of shares of common stock for $1.20. If the common stock at the time of exercise had a market value per share of $0.20 the holder of each valid right would be entitled to purchase twelve shares of common stock for $1.20.

However, rights are not exercisable following the occurrence of a person becoming an Acquiring Person until such time as the rights are no longer redeemable by us (as described below under “– Redemption”).

“Flip-Over” Event

In the event that, at any time following the Stock Acquisition Date, any of the following occurs (each, a “Flip-over Event”):

•	We consolidate with, or merges with and into, any other entity, and we are not the continuing or surviving entity;

•	Any entity engages in a share exchange with or consolidates with, or merges with or into, us, and we are the continuing or surviving entity and, in connection with such share exchange, consolidation or merger, all or part of the outstanding shares of common stock are changed into or exchanged for stock or other securities of any other entity or cash or any other property; or

•	We sell or otherwise transfers, in one transaction or a series of related transactions, fifty percent (50%) or more of our assets, cash flow or earning power,

each holder of a right (except rights which previously have been voided as described above) will have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the right.

Preferred Share Provisions

Each share of Series A -1 Preferred Stock, if issued: will not be redeemable, will entitle the holder thereof, when, as and if declared, to quarterly dividend payments equal to the greater of $1.20 per share and 1,000 times the amount of all cash dividends plus 1,000 times the amount of non-cash dividends or other distributions paid on one share of common stock, will entitle the holder thereof to receive $1,200 plus accrued and unpaid dividends per share upon liquidation, will have the same voting power as 1,000 shares of common stock and, if shares of common stock are exchanged via merger, consolidation or a similar transaction, will entitle the holder thereof to a per share payment equal to the payment made on 1,000 shares of common stock.

Exempted Persons and Exempted Transactions

Our Board of Directors recognizes that there may be instances when an acquisition of shares of common stock that would cause a stockholder to become an Acquiring Person may not jeopardize or endanger in any material respect the availability of the net operating loss carryforwards to us. Accordingly, the Section 382 Rights Agreement provides that the following “Exempted Persons” cannot become an Acquiring Person:

•	We or any of its subsidiaries;

•	Any officer, director or employee of ours or any of our subsidiaries solely in respect of such person’s status or authority as such;

•	Any employee benefit plan of ours or any of our subsidiaries or any entity or trustee holding (or acting in a fiduciary capacity in respect of) shares of our capital stock for or pursuant to the terms of any such plan, or for the purpose of funding other employee benefits for employees of ours or any of our subsidiaries; and

•	Any other person (together with all of its affiliates and associates) whose beneficially ownership of 4.9% or more of the then outstanding shares of common stock will not jeopardize or endanger the availability to us of any tax benefit, as determined by our Board of Directors in its sole discretion prior to the time any person becomes an Acquiring Person; provided, however, that our Board of Directors can revoke such person’s “Exempted Person Status” if it subsequently makes a contrary determination regarding whether the person jeopardizes or endangers the availability of any tax benefit to us.

Additionally, the Section 382 Rights Agreement provides that an “Exempted Transaction,” as determined by our Board of Directors, cannot result in a person becoming an Acquiring Person.

Redemption

At any time prior to the earlier of (1) the Stock Acquisition Date and (2) the final expiration date, we may redeem the rights in whole, but not in part, at a price of $0.01 per right (the “Redemption Price”) (subject to adjustment). The redemption of the rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the rights (or such later time as the Board of Directors may establish), the right to exercise the rights will terminate, and the only right of the holders of rights will be to receive the Redemption Price for each right so held.

Exchange

At any time after any person or group becomes an Acquiring Person and prior to the acquisition by the Acquiring Person of 50% or more of the outstanding shares of common stock, the Board of Directors may exchange the rights (other than rights that are a void), in whole or in part, at an exchange ratio equal to (i) a number of shares of common stock per right with a value equal to the spread between the value of the number of shares of common stock for which the rights may then be exercised and the purchase price or (ii) if prior to the acquisition by the Acquiring Person of 50% or more of the then outstanding shares of common stock, one share of common stock per right (subject to adjustment). Immediately upon an exchange of any rights, the right to exercise such rights will terminate and the only right of the holders of rights will be to receive the number of shares of common stock equal to the number of such rights held by such holder multiplied by an exchange ratio.

Anti-Dilution Provisions

Our Board may adjust the purchase price of the Series A-1 Preferred Stock, the number of shares of Series A-1 Preferred Stock issuable and the number of outstanding rights to prevent dilution that may occur as a result of certain events, including among others, a share dividend, a share split or a reclassification of the Series A-1 Preferred Stock or of the common stock. With certain exceptions, no adjustments to the purchase price will be required until cumulative adjustments amount to at least 1% of the purchase price.

Amendments

Prior to the Distribution Date, our Board of Directors was permitted to supplement or amend any provision of the Section 382 Rights Agreement in any respect without the approval of the holders of the rights. From and after the Distribution Date, no amendment can materially adversely affect the interests of the holders of the rights (excluding the interests of any Acquiring Person).

Anti-Takeover Effects of Provisions of Our Certificate of Incorporation, By-Laws, Other Agreements and Delaware Law

Section 382 Rights Plan

As described above, our Section 382 Rights Plan is designed to protect stockholder value by mitigating the likelihood of an “ownership change” that would substantially limit our ability to use our net operating loss carryforwards to offset future taxable income. The Section 382 Rights Plan provides, subject to certain exceptions, that if a person (together with all affiliates and associates of such person) acquires 4.9% or more of our outstanding common stock, there would be a triggering event potentially resulting in significant dilution in the voting power and economic ownership of that person or group. Existing stockholders who hold 4.9% or more of our outstanding common stock as of the Rights Dividend Declaration Date (as defined above) will trigger a dilutive event only if they acquire an additional 1% of the outstanding shares of our common stock. For more information about the Section 382 Rights Plan and the Section 382 Rights Agreement, see “—Section 382 Rights Plan” above.

Provisions of Our Certificate of Incorporation and By-Laws

Some provisions of our Certificate of Incorporation and By-Laws could delay or prevent a change in control of our company.

Advance Notice

Our By-Laws provide that a stockholder must notify us in writing, within timeframes specified in the By-Laws, of any stockholder nomination of a director and of any other business that the stockholder intends to bring at a meeting of stockholders. Our By-Laws also specify requirements as to the content of a stockholder’s notice. In some instances, these provisions may preclude our stockholders from bringing proposals or making nominations for directors at our stockholder meetings.

Amendments to By-Laws

Our Certificate of Incorporation and By-Laws provide that our By-Laws may be amended by our Board of Directors or by vote of the holders of the shares entitled to vote in the election of directors.

Changes to Board and Vacancies

Our By-Laws provide that directors may be removed only for cause by the affirmative vote of the holders of a majority of the shares then entitled to vote at an election of directors. The By-Laws also provide that the number of directors may be increased or decreased, within established limits, by affirmative vote of a majority of the whole Board of Directors. Under our Certificate of Incorporation, any vacancy on the Board of Directors, however occurring, including a vacancy resulting from an enlargement of the Board of Directors, may only be filled by vote of a majority of the directors then in office, whether or not a quorum.

Authorized but Unissued Shares

The authorized but unissued shares of our common stock are available for future issuance without stockholder approval. These additional shares may be used for a variety of corporate purposes, including public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock could also render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

“Blank Check” Preferred Stock

Our Board of Directors is authorized, without further action by our stockholders, to issue shares of “blank check” preferred stock, in one or more series, and to fix the designations, powers, preferences and the relative, participating, optional or other special rights and any qualifications, limitations and restrictions of the shares of each series of preferred stock. The issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control, as well as decrease the amount of earnings and assets available for distribution to holders of our common stock or otherwise adversely affect their rights and powers, including voting rights.

Series C Preferred Stock

Under the terms of our Series C Preferred Stock, we may be required to redeem the Series C Preferred Stock in connection with a “change in control” of our company, which is defined as the earliest to occur of (a) the date on which a majority of the members of our Board of Directors are not Continuing Directors and (b) the date on which a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) beneficially owns in excess of 50% of our common stock. This may delay the assumption of control by a holder of a large block of capital stock and the removal of incumbent directors and management, even if such removal may be beneficial to some or all of our stockholders.

State Law Provisions

We are governed by the provisions of Section 203 of the DGCL. These provisions, which are summarized below, may have the effect of delaying, deterring or preventing a change in our control. They could also impede a transaction in which our stockholders might receive a premium over the then-current market price of our common stock and our stockholders' ability to approve transactions that they consider to be in their best interests.

In general, Section 203 of the DGCL, subject to specific exceptions, prohibits a Delaware corporation with a class of voting stock listed on a national securities exchange or held of record by 2,000 or more stockholders from engaging in a business combination with an interested stockholder (generally, the beneficial owner of 15% or more of the corporation’s outstanding voting stock) for three years following the time the stockholder became an interested stockholder, unless: (1) prior to such time the corporation’s board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder, (2) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by directors, officers and specific employee stock plans, or (3) on or after that date, the business combination is approved by our Board of Directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of the holders of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder. A “business combination” includes, among other things, a merger, asset sale, or other transaction resulting in a financial benefit, other than proportionately as a stockholder, to the interested stockholder.

The provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with our Board of Directors since the stockholder approval requirement would be avoided if our Board of Directors approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our management or may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests. We believe that the benefits of increased protection of our ability to negotiate with an unsolicited acquirer outweigh the disadvantages of discouraging such proposals because, among other reasons, the negotiation of such proposals could result in an improvement of their terms.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of material U.S. federal income tax consequences relating to the receipt and exercise (or expiration) of the Subscription Rights acquired through the Rights Offering and the ownership and disposition of shares of our common stock and Preferred Stock received upon exercise of the Subscription Rights and, unless otherwise noted in the following discussion, is the opinion of Thompson Hine LLP, our U.S. counsel, insofar as it relates to matters of U.S. federal income tax law and legal conclusions with respect to those matters.

This summary deals only with Subscription Rights acquired through the Rights Offering, shares of our common stock and Preferred Stock acquired upon exercise of Subscription Rights, in each case, that are held as capital assets by a beneficial owner. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to such beneficial owners in light of their personal circumstances, including the alternative minimum tax and the Medicare contribution tax on investment income. This discussion also does not address tax consequences to holders that may be subject to special tax rules, including, without limitation, insurance companies, real estate investment trusts, regulated investment companies, grantor trusts, tax-exempt organizations, employee stock purchase plans, partnerships and other pass-through entities, persons holding Subscription Rights, or shares of our common stock or Preferred Stock, as part of a hedging, integrated, conversion or constructive sale transaction or a straddle, financial institutions, brokers, dealers in securities or currencies, traders that elect to mark-to-market their securities, persons that acquired Subscription Rights, shares of our common stock, or Preferred Stock in connection with employment or other performance of services, persons that acquired Subscription Rights other than upon the issuance of Subscription Rights on our common stock, U.S. Holders (as defined below) that have a functional currency other than the U.S. dollar, U.S. expatriates, and certain former citizens or residents of the United States. In addition, the discussion does not describe any tax consequences arising out of the tax laws of any state, local or foreign jurisdiction, or any U.S. federal tax considerations other than income taxation (such as Medicare contribution taxation, net investment income tax or estate, generation skipping or gift taxation).

The discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended, or the “Code”, the United States Treasury Regulations promulgated thereunder, or the “U.S. Treasury Regulations”, rulings and judicial decisions, as of the date hereof, and such authorities may be repealed, revoked or modified, perhaps retroactively. We have not sought, and will not seek, any rulings from the Internal Revenue Service, or the “IRS”, regarding the matters discussed below. There can be no assurance that the IRS or a court (if the matter were contested) will not take positions concerning the tax consequences of the receipt of Subscription Rights acquired through the Rights Offering by persons holding shares of our common stock or Preferred Stock, the exercise (or expiration) of the Subscription Rights, the acquisition, ownership and disposition of shares of our common stock and the acquisition, ownership and disposition of Preferred Stock acquired upon exercise of the Subscription Rights that are different from those discussed below.

As used herein, a “U.S. Holder” means a beneficial owner of Subscription Rights or shares of our common stock and Preferred Stock acquired upon exercise of Subscription Rights, as the case may be, that is for U.S. federal income tax purposes: (1) an individual who is a citizen or resident of the United States; (2) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia; (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (4) a trust (a) the administration of which is subject to the primary supervision of a court within the United States and one or more United States persons as described in Section 7701(a)(30) of the Code have authority to control all substantial decisions of the trust, or (b) that has a valid election in effect to be treated as a United States person. A “Non-U.S. Holder” is such a beneficial owner (other than an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes) that is not a U.S. Holder.

If any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes is such a beneficial owner, the U.S. federal income tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. Holders that are partnerships (and partners in such partnerships) are urged to consult their own tax advisors.

HOLDERS OF SHARES OF OUR COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE CONSEQUENCES UNDER FEDERAL ESTATE AND GIFT TAX LAWS, FOREIGN, STATE, AND LOCAL LAWS AND TAX TREATIES OF THE RECEIPT, OWNERSHIP AND EXERCISE OF SUBSCRIPTION RIGHTS AND THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF SHARES OF OUR COMMON STOCK AND PREFERRED STOCK ACQUIRED UPON EXERCISE OF SUBSCRIPTION RIGHTS.

Tax Consequences to U.S. Holders

Taxation of Subscription Rights

Receipt of Subscription Rights

Although the authorities governing transactions such as this Rights Offering are complex and do not speak directly to the consequences of certain aspects of this Rights Offering, including the inclusion of the right to purchase Preferred Stock in the Subscription Rights (rather than the right to purchase only shares of our common stock), we believe your receipt of Subscription Rights pursuant to the Rights Offering should not be treated as a taxable distribution with respect to your existing shares of common stock for U.S. federal income tax purposes. Pursuant to Section 305(a) of the Code, in general, the receipt by a stockholder of a right to acquire stock should not be included in the taxable income of the recipient. The general rule of non-recognition in Section 305(a) is subject to exceptions in Section 305(b), which include “disproportionate distributions.” A disproportionate distribution is a distribution or a series of distributions, including deemed distributions, that has the effect of the receipt of cash or other property by some stockholders and an increase in the proportionate interest of other stockholders in a corporation’s assets or earnings and profits. We believe your receipt of Subscription Rights should not be treated as a disproportionate distribution.

Our position regarding the tax-free treatment of the Subscription Rights distribution is not binding on the IRS, or the courts. If this position is finally determined by the IRS or a court to be incorrect, whether on the basis that the issuance of the Subscription Rights is a “disproportionate distribution” or otherwise, the fair market value of the Subscription Rights would be taxable to holders of our common stock as a dividend to the extent of the holder’s pro rata share of our current and accumulated earnings and profits, if any, with any excess being treated as a return of capital to the extent thereof and then as capital gain. Although no assurance can be given, it is anticipated that we will not have current and accumulated earnings and profits, if any, through the end of 2020.

The following discussion is based upon the treatment of the Subscription Right issuance as a non-taxable distribution with respect to your existing shares of common stock for U.S. federal income tax purposes.

Tax Basis and Holding Period of the Subscription Rights

If the fair market value of the Subscription Rights you receive is less than 15% of the fair market value of your existing shares of common stock (with respect to which the Subscription Rights are distributed) on the date you receive the Subscription Rights, the Subscription Rights will be allocated a zero basis for U.S. federal income tax purposes, unless you elect to allocate your basis in your existing shares of common stock between your existing shares of common stock and the Subscription Rights in proportion to the relative fair market values of the existing shares of common stock and the Subscription Rights, determined on the date of receipt of the Subscription Rights. If you choose to allocate basis between your existing shares of common stock and the Subscription Rights, you must make this election on a statement included with your timely filed tax return (including extensions) for the taxable year in which you receive the Subscription Rights. Such an election is irrevocable.

However, if the fair market value of the Subscription Rights you receive is 15% or more of the fair market value of your existing shares of common stock on the date you receive the Subscription Rights, then you must allocate your basis in your existing shares of common stock between those shares and the Subscription Rights you receive in proportion to their fair market values determined on the date you receive the Subscription Rights.

The fair market value of Subscription Rights on the date that Subscription Rights are distributed is uncertain, and we have not obtained, and do not intend to obtain, an appraisal of the fair market value of Subscription Rights on that date. In determining the fair market value of Subscription Rights, you should consider all relevant facts and circumstances, including, if as we anticipate Subscription Rights will be quoted on the OTCQX, the trading price of Subscription Rights on that date, any difference between the Subscription Price of the Subscription Rights and the trading price of our shares of common stock on the date that the Subscription Rights are distributed, and the length of the period during which Subscription Rights may be exercised.

The holding period for the Subscription Rights received in the Rights Offering will include the holding period for the common stock with respect to which the rights were received.

Sale of Subscription Rights

Except as described below in “Special Rules if Subscription Rights Constitute Section 306 Stock,” if a U.S. Holder sells or otherwise disposes of the Subscription Rights received in the Rights Offering prior to the expiration date, the U.S. Holder will recognize capital gain or loss equal to the difference between the amount of cash and the fair market value of any property received and the holder’s tax basis, if any, in the Subscription Rights sold or otherwise disposed of. Any capital gain or loss generally should be long-term capital gain or loss if the holding period for the Subscription Rights, determined as described in “—Tax Basis and Holding Period of the Subscription Rights” above, exceeds one year at the time of disposition.

Special Rules if Subscription Rights Constitute Section 306 Stock

The Subscription Rights may be treated as “Section 306 Stock” for U.S. federal income tax purposes. The classification as Section 306 Stock is relevant because Section 306 is designed to prevent shareholders from receiving earnings and profits in a capital transaction that permits an offset for tax basis. Section 306 accomplishes its purpose by denying capital gain treatment on a portion of the amount realized in a disposition of Section 306 Stock and treating the disallowed portion as dividend income or, in some cases, as ordinary income. Section 306 Stock generally includes rights to acquire stock (other than common stock) received in a non-taxable distribution under Section 305(a) of the Code. Subscription Rights will not be considered Section 306 Stock if no part of the distribution would have been treated as a dividend distribution at the time of the distribution of such Subscription Rights had money been distributed in lieu of such Subscription Rights. To be treated as a dividend distribution there must be current or accumulated earnings and profits. Although no assurance can be given, it is anticipated that we will not have current or accumulated earnings and profits through the end of 2020, and if that were the case, Subscription Rights, if distributed during 2020, will not be considered Section 306 Stock.

Exercise of Subscription Rights

Generally, you will not recognize gain or loss upon the exercise of a Subscription Right acquired in the Rights Offering. Your adjusted tax basis, if any, in the Subscription Right (determined as described in “Tax Basis in the Subscription Rights”) plus the Subscription Price should be allocated between the new 750 shares of common stock and the one share of Preferred Stock acquired upon exercise of the Subscription Right in proportion to their relative fair market values on the exercise date. This allocation will establish your initial tax basis for U.S. federal income tax purposes in your new 750 shares of common stock and the one share of Preferred Stock. The holding period of a share of common stock or Preferred Stock acquired upon exercise of a Subscription Right in the Rights Offering will begin on the date of exercise.

If you exercise a Subscription Right received in the Rights Offering after disposing of the shares of our common stock with respect to which such Subscription Right is received, then certain aspects of the tax treatment of the exercise of the Subscription Right are unclear, including (1) the allocation of the tax basis between the shares of common stock previously sold and the Subscription Right, (2) the impact of such allocation on the amount and timing of gain or loss recognized with respect to the shares of our common stock previously sold, and (3) the impact of such allocation on the tax basis of the shares of our common stock and Preferred Stock acquired upon exercise of the Subscription Right. If you exercise a Subscription Right received in the Rights Offering after disposing of shares of our common stock with respect to which the Subscription Right is received, you should consult with your tax advisor.

Expiration of Subscription Rights

If you allow Subscription Rights received in the Rights Offering to expire, you should not recognize any gain or loss for U.S. federal income tax purposes, and you should re-allocate any portion of the tax basis in your existing common stock previously allocated to the Subscription Rights that have expired to the existing common stock. If Subscription Rights expire without exercise after a holder has disposed of its existing common stock and tax basis had previously been allocated to Subscription Rights, such holder should consult its tax advisor regarding the ability to recognize a loss (if any) on the expiration of such Subscription Rights.

Taxation of Preferred Stock

Constructive and Actual Distributions with Respect to Shares of Preferred Stock

If the allocation of the Subscription Price between the Preferred Stock and the common stock results in an “issue price” for the Preferred Stock that is lower than the price at which the Preferred Stock may be redeemed under certain circumstances, this difference in price (the “redemption premium”) may be treated as a constructive distribution of additional stock on Preferred Stock under Section 305(c) of the Code if the redemption premium is in excess of a statutory de minimis amount. The determination as to when and how the constructive distribution must be recognized as taxable income by a holder is subject to a facts and circumstances analysis under the applicable U.S. Treasury Regulations. As described in more detail below, we intend to take the position that annual accruals of the redemption premium and concurrent income inclusions for the applicable holder are not required under federal income tax law. Thompson Hine LLP is not opining on this position because the application of the accrual rules is based on a facts and circumstances analysis under the U.S. Treasury Regulations and, further, the U.S. Treasury Regulations fail to clearly identify the mechanics necessary to accrue the redemption premium. If the IRS were to take a different position with respect to the redemption premium, a U.S. Holder would be required to take into account a constructive distribution under principles similar to the principles governing the inclusion of accrued original issue discount under Section 1272(a) of the Code. Under those principles, a U.S. holder is required to include the redemption premium in gross income as it accrues under a constant yield method. The accruals would be included in the holder’s taxable income to the extent of our current and accumulated earnings and profits. Whether or not we will have current or accumulated earnings and profits for 2020, or future taxable periods during the time the Preferred Stock will be outstanding cannot be known at this time. Although no assurance can be given, it is anticipated that we will not have current and accumulated earnings and profits through the end of 2020.

Our Board of Directors may, in its sole discretion, cause cash dividends to be paid annually at 3% per annum for each year that Preferred Stock is outstanding. If a cash dividend is not paid, dividends at the rate of 5% per annum will accrue and the liquidation preference on the Preferred Stock will be adjusted to reflect the 5% per annum dividend. It is unclear whether these accrued dividends will be treated as a redemption premium, in excess of the statutory de minimis amount, that need to be accrued under Section 305(c) redemption premium rules. The Section 305(c) redemption premium rules could be interpreted to include accruing dividends as a disguised premium. The applicable U.S. Treasury Regulations fail to address this issue. The preamble to the U.S. Treasury Regulations states that due to the complexity of the issue, the U.S. Treasury Regulations do not address accrued dividends. The limited legislative history focuses on the intent of the issuer to accrue the dividends or pay the dividends currently; stating that the IRS may treat such dividends as a disguised redemption premium where there is no intention for the dividends to be paid currently. We intend to take the position that the accrual of dividends on the Preferred Stock is not a disguised redemption premium and will not be includible in the U.S. Holder’s taxable income until such dividends are declared by our Board of Directors. If the IRS were to take a different position with respect to the accrued dividends, a U.S. Holder would be required to take into account a constructive distribution under principles similar to the principles governing the inclusion of accrued original issue discount under Section 1272(a) of the Code. Such accruals would be included in the U.S. Holder’s taxable income to the extent of our current and accumulated earnings and profits. Whether or not we will have current or accumulated earnings and profits for 2020, or future taxable periods during the time the Preferred Stock will be outstanding cannot be known at this time. Although no assurance can be given, it is anticipated that we will not have current and accumulated earnings and profits through the end of 2020.

If cash dividends (or other actual cash or property distributions) are made, such dividends or other distributions will be treated as dividends for U.S. federal income tax purpose to the extent of our current or accumulated earnings and profits as determined under the Code. Although no assurance can be given, it is anticipated that we will not have current and accumulated earnings and profits through the end of 2020. Any portion of a distribution that exceeds such earnings and profits will first be applied to reduce a U.S. Holder’s tax basis in the Preferred Stock on a share-by-share basis, and the excess will be treated as gain from the disposition of the Preferred Stock, the tax treatment of which is discussed below.

Under current law, dividends received by individual holders of the Preferred Stock will be subject to a reduced maximum tax rate of 20% if such dividends are treated as “qualified dividend income” for U.S. federal income tax purposes. The rate reduction does not apply to dividends received to the extent that the individual shareholder elects to treat the dividends as “investment income,” which may be offset against investment expenses. Furthermore, the rate reduction does not apply to dividends that are paid to individual shareholders with respect to Preferred Stock that is held for 60 days or less during the 121 day period beginning on the date which is 60 days before the date on which the Preferred Stock becomes ex-dividend (or 90 days or less during a comparable 181 day period for dividends on Preferred Stock attributable to periods totaling more than 366 days). Also, if a dividend received by an individual shareholder that qualifies for the rate reduction is an “extraordinary dividend” within the meaning of Section 1059 of the Code, any loss recognized by such individual shareholder on a subsequent disposition of the stock will be treated as long-term capital loss to the extent of such “extraordinary dividend,” irrespective of such shareholder’s holding period for the stock. Individual shareholders should consult their own tax advisors regarding the implications of these rules in light of their particular circumstances.

Dividends received by corporate shareholders generally will be eligible for the dividends-received deduction. Generally, this deduction is allowed if the underlying stock is held for at least 46 days during the 91 day period beginning on the date 45 days before the ex-dividend date of the stock (or 90 days or less during a comparable 181 day period for dividends on Preferred Stock attributable to periods totaling more than 366 days). Corporate shareholders of the Preferred Stock should also consider the effect of Section 246A of the Code, which reduces the dividends-received deduction allowed to a corporate shareholder that has incurred indebtedness that is “directly attributable” to an investment in portfolio stock such as preferred stock. If a corporate shareholder receives a dividend on the Preferred Stock that is an “extraordinary dividend” within the meaning of Section 1059 of the Code, the shareholder in certain instances must reduce its basis in the Preferred Stock by the amount of the “nontaxed portion” of such “extraordinary dividend” that results from the application of the dividends-received deduction. If the “nontaxed portion” of such “extraordinary dividend” exceeds such corporate shareholder’s basis, any excess will be taxed as gain as if such shareholder had disposed of its shares in the year the “extraordinary dividend” is paid. Each domestic corporate holder of the Preferred Stock is urged to consult with its tax advisors with respect to the eligibility for and the amount of any dividends received deduction and the application of Code Section 1059 to any dividends it may receive on the Preferred Stock.

Sale or other Taxable Disposition of Preferred Stock

Except as described below regarding Section 306 Stock, upon the sale, exchange or other taxable disposition (other than certain redemptions, as discussed below) of shares of Preferred Stock, in general, you will recognize taxable gain or loss measured by the difference, if any, between (i) the amount of cash and the fair market value of any property received upon such taxable disposition, and (ii) your adjusted tax basis in the shares of Preferred Stock as allocated pursuant to the rules discussed above. Such capital gain or loss will be long-term capital gain or loss if the U.S. Holder’s holding period for the Preferred Stock is longer than one year. A U.S. Holder should consult its own tax advisors with respect to applicable tax rates and netting rules for capital gains and losses. Certain limitations exist on the deduction of capital losses by both corporate and non-corporate taxpayers.

Special Rules if Preferred Stock Constitutes Section 306 Stock

As discussed above in “Special Rules if Subscription Rights Constitute Section 306 Stock,” it is possible for the Subscription Rights to be treated as Section 306 Stock. If the Subscription Rights are treated as Section 306 Stock, the Preferred Stock received upon the exercise of the Subscription Rights will also be treated as Section 306 Stock to the extent the Subscription Rights were so treated. Thus, rules similar to those described above under “Special Rules if Subscription Rights Constitute Section 306 Stock” generally would apply to a subsequent sale or taxable disposition (other than in redemption) of the Preferred Stock that is treated as Section 306 Stock, such that capital gain may be recharacterized as ordinary income up to the amount of the fair market value of the corresponding Subscription Rights and the ability of U.S. Holders to recognize a loss on the sale or other taxable disposition may be restricted.

Redemptions

If we redeem the Preferred Stock, the redemption will generally be treated as a sale or exchange by the U.S. Holder if the redemption:

•	is “not essentially equivalent to a dividend” with respect to a U.S. Holder under Section 302(b)(1) of the Code;

•	is a “substantially disproportionate” redemption with respect to a U.S. Holder under Section 302(b)(2) of the Code;

•	results in a “complete redemption” of a U.S. Holder’s stock interest in the company under Section 302(b)(3) of the Code; or

•	is a redemption of stock held by a non-corporate stockholder, which results in a partial liquidation of the company under Section 302(b)(4) of the Code.

In determining whether any of these tests has been met, a U.S. Holder must take into account not only shares of the Preferred Stock and common stock that the U.S. Holder actually owns, but also shares of our stock that the U.S. Holder constructively owns within the meaning of Section 318 of the Code. If the redemption is treated as a sale or exchange, the tax consequences of a U.S. Holder would be as described above under “— Sale or other Taxable Disposition of Preferred Stock.” If, instead, the redemption is not treated as a sale or exchange, the amounts received in redemption by the U.S. Holders will be treated in the same manner as a cash dividend or other actual distribution as described above in “Constructive and Actual Distributions with Respect to Shares of Preferred Stock.” Each U.S. Holder of shares of our Preferred Stock is urged to consult its own tax advisor to determine whether a payment made in redemption will be treated for U.S. federal income tax purposes as a distribution or an exchange of such shares.

A redemption payment will be treated as “not essentially equivalent to a dividend” if it results in a “meaningful reduction” in a U.S. Holder’s aggregate stock interest in the company, which will depend on the U.S. Holder’s particular facts and circumstances at such time.

Satisfaction of the “substantially disproportionate” and “complete redemption” exceptions depends on compliance with objective tests set forth in Section 302(b)(2) and Section 302(b)(3) of the Code, respectively. A redemption does not qualify for the “substantially disproportionate” exception if the stock redeemed is only non-voting stock, and, for this purpose, stock which does not have voting rights until the occurrence of an event is not treated as voting stock until the occurrence of such specified event. Accordingly, any redemption of the Preferred Stock generally will not qualify for the “substantially disproportionate” exception because it has no voting rights, except as may be required by law as provided in the “Description of Securities – Preferred Stock – Series C Preferred Stock.” A redemption will result in a “complete redemption” if either (i) all of the shares of our stock actually and constructively owned by a U.S. Holder are exchanged in the redemption or (ii) all of the shares of our stock actually owned by the U.S. Holder are exchanged in the redemption and the U.S. Holder is eligible to waive, and the U.S. Holder effectively waives, the attribution of shares of our stock constructively owned by the U.S. Holder in accordance with the procedures described in Section 302(c)(2) of Code.

For purposes of the “redemption from non-corporate stockholders in a partial liquidation” test, a distribution will be treated as in partial liquidation of a corporation if the distribution is not essentially equivalent to a dividend (determined at the corporate level rather than the stockholder level), is made pursuant to a plan, and occurs within the taxable year in which the plan was adopted or within the succeeding taxable year. For this purpose, a distribution generally is not essentially equivalent to a dividend if the distribution results in a corporate contraction. The determination of what constitutes a corporate contraction is factual in nature and has been interpreted under case law to include the termination of a business or line of business. If the redemption payment is treated as a dividend, the rules discussed above in “— Distributions on Preferred Stock” apply.

Special rules apply if and to the extent that Preferred Stock constitutes Section 306 Stock, such that generally the amounts received in redemption by the U.S. Holders will be treated in the same manner as a cash dividend or other actual distribution as described above in “Constructive and Actual Distributions with Respect to Shares of Preferred Stock.” Certain exceptions apply, including where the redemption qualifies for sale or exchange treatment under Sections 302(b)(3) or 302(b)(4) of the Code.

Each U.S. Holder of Preferred Stock should consult its own tax advisors to determine whether a payment made in redemption of the Preferred Stock will be treated as a dividend or as a payment in exchange for the Preferred Stock.

Information Reporting and Backup Withholding

Information reporting and backup withholding may apply with respect to payments of dividends on the Preferred Stock and to certain payments of proceeds on the sale or other disposition of the Preferred Stock. Backup withholding (currently at a rate of 24%) may apply under certain circumstances if you (1) fail to furnish your social security or other taxpayer identification number, or TIN, (2) furnish an incorrect TIN, (3) fail to report interest or dividends properly, or (4) fail to provide a certified statement, signed under penalty of perjury, that the TIN provided is correct, that you are not subject to backup withholding and that you are a U.S. person on IRS Form W-9 or Substitute Form W-9. Any amount withheld from a payment under the backup withholding rules is allowable as a credit against (and may entitle you to a refund with respect to) your U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. Certain persons are exempt from information reporting and backup withholding, including corporations and financial institutions, provided that they demonstrate this fact, if requested. You are urged to consult your own tax advisor as to your qualification for exemption from backup withholding and the procedure for obtaining such exemption.

Taxation of Shares of Common Stock

Distributions

Distributions with respect to shares of our common stock acquired upon exercise of Subscription Rights will be taxable as dividend income when actually or constructively received to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. To the extent that the amount of a distribution exceeds our current and accumulated earnings and profits, such distribution will be treated first as a tax-free return of capital to the extent of your adjusted tax basis in such shares of our common stock and thereafter as capital gain.

Dividend income received by certain non-corporate U.S. Holders with respect to shares of our common stock generally will be “qualified dividends” subject to preferential rates of U.S. federal income tax, provided that the U.S. Holder meets applicable holding period and other requirements. Subject to similar exceptions for short-term and hedged positions, dividend income on our shares of common stock paid to U.S. Holders that are domestic corporations generally will qualify for the dividends-received deduction. The discussion of holding period for qualified dividends and the dividends received deduction and extraordinary dividends set forth in “Taxation of Preferred Stock—Constructive and Actual Distributions with Respect to Shares of Preferred Stock” generally applies to U.S. Holders of common stock.

Dispositions

Upon the sale, exchange or other taxable disposition of shares of common stock acquired upon exercise of Subscription Rights, in general, you will recognize taxable gain or loss measured by the difference, if any, between (i) the amount of cash and the fair market value of any property received upon such taxable disposition, and (ii) your adjusted tax basis in the shares of common stock as allocated pursuant to the rules discussed above. Such capital gain or loss will be long-term capital gain or loss if the U.S. Holder’s holding period for the shares of common stock is longer than one year. A U.S. Holder should consult its own tax advisors with respect to applicable tax rates and netting rules for capital gains and losses. Certain limitations exist on the deduction of capital losses by both corporate and non-corporate taxpayers.

Information Reporting and Backup Withholding

You may be subject to information reporting and/or backup withholding with respect to the gross proceeds from the disposition of shares of our common stock acquired through the exercise of Subscription Rights. Backup withholding (currently at the rate of 24%) may apply under certain circumstances if you (1) fail to furnish your social security or other taxpayer identification number, or TIN, (2) furnish an incorrect TIN, (3) fail to report interest or dividends properly, or (4) fail to provide a certified statement, signed under penalty of perjury, that the TIN provided is correct, that you are not subject to backup withholding and that you are a U.S. person on IRS Form W-9 or Substitute Form W-9. Any amount withheld from a payment under the backup withholding rules is allowable as a credit against (and may entitle you to a refund with respect to) your U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. Certain persons are exempt from information reporting and backup withholding, including corporations and financial institutions, provided that they demonstrate this fact, if requested. You are urged to consult your own tax advisor as to your qualification for exemption from backup withholding and the procedure for obtaining such exemption.

Tax Consequences to Non-U.S. Holders

Overriding Effect of Tax Treaties

The United States has entered into tax treaties with a variety of countries. The terms of those treaties typically override generally applicable rules of the Code and may override the treatment described below. If you are a Non-U.S. Holder and resident of a country with a tax treaty with the United States, you are urged to consult your own tax advisor as to the effect of such treaty on the Subscription Rights and transactions related to them.

Taxation of the Subscription Rights

Receipt, Exercise and Expiration of the Subscription Rights

The discussion below assumes that the receipt of Subscription Rights will be treated as a nontaxable distribution. See “Tax Consequences to U.S. Holders—Taxation of Subscription Rights—Receipt of Subscription Rights” above. You should not be subject to U.S. federal income tax (or any withholding thereof) on the receipt, exercise or expiration of the Subscription Rights.

Taxation of Distributions on Common Stock or Preferred Stock

In general, any cash or other actual distributions we make to a Non-U.S. Holder of common stock or Preferred Stock to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E, as applicable). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. Holder’s adjusted tax basis in its shares of Preferred Stock or common stock, as the case may be, and, to the extent such distribution exceeds the Non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of the stock, which will be treated as described under “Tax Consequences to Non-U.S. Holders—Sale or Other Disposition of Our Common Stock or Preferred Stock” below. In addition, if we determine that we are likely to be classified as a “U.S. real property holding corporation” (see “Tax Consequences to Non-U.S. Holders—Sale or Other Disposition of Our Common Stock or Preferred Stock” below), we will withhold 15% of any distribution that exceeds our current and accumulated earnings and profits.

Dividends that we pay to a Non-U.S. Holder that are effectively connected with such Non-U.S. Holder’s conduct of a trade or business within the United States (or if a tax treaty applies, are attributable to a U.S. permanent establishment or fixed base maintained by the Non-U.S. Holder) generally will not be subject to U.S. withholding tax, provided such Non-U.S. Holder complies with certain certification and disclosure requirements (usually by providing an IRS Form W-8ECI). Instead, the effectively connected income will be subject to regular U.S. income tax as if the Non-U.S. Holder were a U.S. resident, unless an applicable income tax treaty provides otherwise. A Non-U.S. corporation receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower treaty rate).

Non-U.S. Holders may be required to periodically update their IRS Forms W-8.

Sale or Other Disposition of Our Common Stock or Preferred Stock, including Redemptions of Preferred Stock

In general, you will not be subject to U.S. federal income tax on any gain realized on a sale of shares of our common stock, or Preferred Stock unless:

●	the gain is effectively connected with your conduct of a trade or business within the United States (and, if an income tax treaty applies, is attributable to a permanent establishment in the United States);

●	you are an individual, you hold your Subscription Rights, shares of common stock or Preferred Stock as capital assets, you are present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or

●	we are or have been a “United States real property holding corporation” (“USRPHC”) for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. Holder held our stock, and, (i) in the case of shares of our common stock, the Non-U.S. Holder has owned, directly or constructively, more than 5% of our stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. Holder’s holding period for the shares of our stock and (ii) in the case of Preferred Stock, on the date such Non-U.S. Holder acquired its interest in the Preferred Stock, such Preferred Stock had a fair market value greater than the fair market value on that date of 5% of our common stock.

Gain that is effectively connected with your conduct of a trade or business within the United States (and, if an income tax treaty applies, is attributable to a permanent establishment within the United States) generally will be subject to U.S. federal income tax, net of certain deductions, at the same rates applicable to U.S. persons. If you are a corporation, a “branch profits tax” of 30% (or a lower rate prescribed in an applicable income tax treaty) also may apply to such effectively connected gain.

We believe that we are not currently, and have not been within the relevant testing period, a USRPHC. However, no assurance can be given that we will not become a USRPHC in the future. Determining whether we are a USRPHC in the third bullet point above depends on the fair market value of our United States real property interests relative to the fair market value of our other trade or business assets and our foreign real property interests. If we are a USRPHC or become a USRPHC in the future, a Non-U.S. Holder may still not be subject to U.S. federal income tax on a sale or other disposition if an exception for 5% or less stockholders applies. But, if the third bullet point above applies to a Non-U.S. Holder, gain recognized by such holder on the sale, exchange or other disposition of our stock will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of our stock from such holder may be required to withhold U.S. federal income tax at a rate of 15% of the amount realized upon such disposition. You are urged to consult your own tax advisor regarding the U.S. federal income tax considerations that could result if we are, or become, a USRPHC and with respect to the exception for 5% or less stockholders.

If a Non-U.S. Holder is subject to U.S. federal income tax on a sale, exchange, redemption (except as discussed below) or other taxable disposition of shares of common stock or Preferred Stock, in general, such Non-U.S. Holder will recognize taxable gain or loss measured by the difference, if any, between (i) the amount of cash and the fair market value of any property received upon such taxable disposition, and (ii) its adjusted tax basis in the shares of common stock or Preferred Stock. Such capital gain or loss will be long-term capital gain or loss if the Non-U.S. Holder’s holding period for the common stock or the Preferred Stock is longer than one year. A Non-U.S. Holder should consult its own tax advisors with respect to applicable tax rates and netting rules for capital gains and losses. Certain limitations exist on the deduction of capital losses by both corporate and non-corporate taxpayers.

If a Non-U.S. Holder is subject to U.S. federal income tax on any disposition of the Preferred Stock, a redemption of shares of the Preferred Stock will be a taxable event. If the redemption is treated as a sale or exchange, instead of as a dividend, a Non-U.S. Holder generally will recognize capital gain or loss, equal to the difference between the amount of cash received and the fair market value of any property received and the Non-U.S. Holder’s adjusted tax basis in the Preferred Stock redeemed, and such capital gain or loss will be long-term capital gain or loss if the Non-U.S. Holder’s holding period for such Preferred Stock exceeds one year. A payment made in redemption of the Preferred Stock may be treated as a dividend (subject to taxation as discussed above under “Tax Consequences of Non-U.S. Holders -- Taxation of Distributions on Common or Preferred Stock”), rather than as payment in exchange for the Preferred Stock, in the circumstances discussed above under “Tax Consequences of U.S. Holders – Taxation of Preferred Stock – Redemptions.” Each Non-U.S. Holder should consult its own tax advisors to determine whether a payment made in redemption of the Preferred Stock will be treated as a dividend or as payment in exchange for Preferred Stock.

Information Reporting and Backup Withholding

Distributions on our common stock and the amount of tax withheld, if any, with respect to such distributions will generally be subject to information reporting. If you comply with certification procedures to establish that you are not a United States person, additional information reporting and backup withholding should not apply to distributions on our common stock and information reporting and backup withholding should not apply to the proceeds from a sale or other disposition of shares of Preferred Stock or shares of our common stock. The amount of any backup withholding will generally be allowed as a refund or credit against your U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

Additional Withholding Requirements under FATCA

Sections 1471 through 1474 of the Code, and the U.S. Treasury Regulations and administrative guidance issued thereunder (“FATCA”), impose a 30% withholding tax on any dividends paid on our common stock or the Preferred Stock if paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments, and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are non-U.S. entities with U.S. owners), (ii) in the case of a non-financial foreign entity, such entity certifies that it does not have any “substantial United States owners” (as defined in the Code) or provides the applicable withholding agent with a certification identifying the direct and indirect substantial United States owners of the entity (in either case, generally on an IRS Form W-8BEN-E), or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as an IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these rules may be subject to different rules. Under certain circumstances, a holder might be eligible for refunds or credits of such taxes. Current provisions of the Code and U.S. Treasury Regulations that govern FATCA treat gross proceeds from the sale or other disposition of instruments that can produce U.S.-source dividends (such as our common stock and the Preferred Stock) as subject to FATCA withholding where such sale or other disposition occurs after December 31, 2018. However, under proposed U.S. Treasury Regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization), such gross proceeds are not subject to FATCA withholding. Non-U.S. Holders are encouraged to consult their own tax advisors regarding the effects of FATCA.

HOLDERS OF SHARES OF OUR COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE CONSEQUENCES UNDER FEDERAL ESTATE AND GIFT TAX LAWS, FOREIGN, STATE, AND LOCAL LAWS AND TAX TREATIES OF THE RECEIPT, OWNERSHIP AND EXERCISE OF SUBSCRIPTION RIGHTS AND THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF SHARES OF OUR COMMON STOCK AND PREFERRED STOCK ACQUIRED UPON EXERCISE OF SUBSCRIPTION RIGHTS.

PLAN OF DISTRIBUTION

As soon as practicable after the Record Date for the Rights Offering, we will distribute the Subscription Rights, Subscription Rights Certificates and copies of this prospectus to the holders of our common stock on the Record Date. Subscription Rights holders who wish to exercise their 1,105 Subscription Rights to purchase one Unit consisting of one share of Preferred Stock and 750 shares of common stock must complete the Subscription Rights Certificate and return it with payment for the Units to the Subscription Agent at the following address:

By Mail, Hand or Overnight Courier:
Continental Stock Transfer & Trust Company Attn: Reorganization Department 1 State Street 30th Floor New York, NY 10004 (917) 262-2378

If you wish to exercise your Subscription Rights, you should timely comply with the procedures described in “Description of the Rights Offering.” The common stock and Preferred Stock comprising the Units offered pursuant to this prospectus is being offered by us directly to all holders of our common stock. We intend to distribute Subscription Rights Certificates, copies of this prospectus and the accompanying exhibits, and other relevant documents to those persons that were holders of our common stock as of the Record Date. If this Rights Offering is not fully subscribed, pursuant to the Investment Agreement, all unsubscribed for Units will be purchased by Icahn Capital LP.

We have not employed any brokers, dealers or underwriters in connection with the solicitation of exercise of Subscription Rights, and, except as described herein, no other commissions, fees or discounts will be paid in connection with this offering.

Except for the Investment Agreement or as otherwise disclosed in this prospectus, we have not agreed to enter into any standby or other arrangements to purchase or sell any Subscription Rights, any Units or any shares of our common stock or Preferred Stock comprising the Units.

The expenses of this Rights Offering are estimated to be approximately $[                  ].

If you have any questions or require any assistance, you should contact our Information Agent for the Rights Offering, Georgeson LLC, at (888) 605-8334 (toll free).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Approval of Related Party Transactions

Our Board of Directors has adopted a formal written policy that we will not enter into any “related party transaction” (defined consistent with Item 404 of Regulation S-K under the Exchange Act) unless the Finance and Audit Committee or a comparable committee of disinterested directors approves such transaction. No member of the Finance and Audit Committee or comparable committee shall participate in the review or approval of any related party transaction or any material amendment thereto where that member is a related party in that transaction. In reviewing and approving any related party transaction or any material amendment thereto, the Finance and Audit Committee or comparable committee shall satisfy itself that it has been fully informed as to the related party’s relationship and interest and as to the material facts of the proposed related party transaction or material amendment, and shall determine that the related party transaction or material amendment thereto is fair to us. Other than as described below, since January 1, 2019, there have been no such related party transactions.

Investment Commitment

On September 1, 2020, we entered into the Investment Agreement with Icahn Capital LP, which, together with its affiliates, beneficially owns approximately 15% of our common stock before giving effect to the Rights Offering. Subject to the terms and conditions of the Investment Agreement, Icahn Capital LP has agreed to subscribe for its pro-rata share of the Rights Offering and to purchase all Units that remain unsubscribed for at the expiration of the Rights Offering to the extent that other holders elect not to exercise all of their respective Subscription Rights. No fees will be paid by us to Icahn Capital LP in consideration of such investment commitment. For more information, see “The Investment Agreement.”

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of September 1, 2020 concerning stock ownership of (i) each person known by us to own beneficially more than 5% of our outstanding common stock, (ii) each current director, (iii) each of our named executive officers and (iv) all of our current directors and executive officers as a group. Information set forth in this table as to our directors, named executive officers and all directors and executive officers as a group is based upon information supplied by these individuals. Information in this table as to our greater than 5% stockholders is based solely upon the Schedules 13D or 13G filed by these stockholders with the Commission. Where information is based on a Schedule 13D or 13G, the number of shares owned is as of the date for which information was provided in such schedules.

Name and Address of Beneficial Owner or Identity of Group(1)	Amount and Nature of Beneficial Ownership(2)		Percentage of Voting Stock Outstanding(3)
Jordan Bleznick, Director	—		—
Jennifer McNealey, Director	—		—
Randolph Read, Chairman of the Board	—		—
Andrew Rackear, Chief Executive Officer and Secretary	25,000	(4)	*
Richard L. Feinstein, Vice President – Finance and Chief Financial Officer	—		—
Jonathan Couchman and affiliated entities	7,851,454	(5)	17.8%
Carl C. Icahn and affiliated entities	6,598,886	(6)	14.9%
Poplar Point Capital Management LLC and affiliated entities	2,906,966	(7)	6.6%
All Current Directors and Current Executive Officers as a group (5 persons)	25,000	(4)	*

* Less than one percent

1)	The address for each of the executive officers and directors listed in this table is c/o Enzon Pharmaceuticals, Inc., 20 Commerce Drive, Suite 135, Cranford, New Jersey, 07016.

2)	Beneficial ownership is determined in accordance with the rules of the Commission that deem shares to be beneficially owned by any person who has or shares voting or investment power with respect to such shares. With respect to each person set forth in the table, shares subject to stock options, if any, held by such person that were exercisable as of September 1, 2020 or will become exercisable within 60 days after September 1, 2020 are deemed to be outstanding and to be beneficially owned by such person for the purpose of computing the percentage ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all the shares beneficially owned, subject to community property laws where applicable.

3)	Based on 44,214,603 shares of common stock, which were issued and outstanding as of September 1, 2020. Each share of common stock is entitled to one vote. The percentage of voting stock outstanding for each person set forth in the table is calculated by dividing (i) the number of shares of common stock deemed to be beneficially held by such person as of September 1, 2020 by (ii) the sum of (A) the number of shares of common stock outstanding as of September 1, 2020, plus (B) the number of shares of common stock subject to stock options, if any, held by such person that were exercisable as of September 1, 2020 or will become exercisable within 60 days after September 1, 2020.

4)	Includes 25,000 shares subject to options, which were exercisable as of September 1, 2020.

5)	Information concerning stock ownership was obtained from Amendment No. 1 to the Schedule 13D jointly filed with the Commission on August 5, 2020 by Jonathan Couchman, the Couchman Family Fund (the “Foundation”) Xstelos Corp. (“Xstelos”), Myrexis, Inc. (“Myrexis”), Brian Harper, Harper Asset Management, LLC (“HAM”) and Michael Pearce and a Form 4 subsequently filed on August 26, 2020 by the same parties. The address for Mr. Couchman and the Foundation is c/o Couchman Management LLC, 630 Fifth Avenue, Suite 2260, New York, New York 10020. The principal business address of each of Mr. Couchman, the Foundation and Myrexis is c/o Couchman Management LLC, 600 Fifth Avenue, 2nd Floor, New York, New York 10020. The principal business address of Xstelos is 1105 North Market Street, Suite 1300, Wilmington, Delaware 19801. The principal business address of Mr. Harper and HAM is 2248 Mariner Dr., Longmont, Colorado 80503. The principal business address of Mr. Pearce is 193 Audubon Trail, Cashiers, North Carolina 28717. Pursuant to the Schedule 13D/A and Form 4, Mr. Couchman beneficially owns an aggregate of 7,851,454 shares and has sole voting and dispositive power with respect to 4,717,666 shares and shared voting and dispositive power with respect to 3,133,788 shares, which include shares with respect to which the Foundation, Xstelos and Myrexis have shared voting and positive power. As sole trustee of the Foundation, Mr. Couchman may be deemed to beneficially own the 400,000 shares owned by the Foundation. As the President and Chief Executive Officer of Xstelos, Mr. Couchman may be deemed to beneficially own the 2,100,524 shares of Common Stock owned by Xstelos. As the President and Chief Executive Office of Myrexis, Mr. Couchman may be deemed to beneficially own the 633,264 shares of Common Stock owned by Myrexis.

The Schedule 13D/A and Form 4 also reports that Mr. Harper, as President of HAM, may be deemed to beneficially own 1,590,194 shares owned by HAM and have sole voting and dispositive power over such shares. The Schedule 13D/A reports that Mr. Pearce does not own any shares of common stock.

6)	Information concerning stock ownership was obtained from Amendment No. 9 to the Schedule 13D filed with the Commission on November 29, 2016 by Carl C. Icahn and various entities affiliated with him, including High River Limited Partnership (“High River”), Hopper Investments LLC (“Hopper”), Barberry Corp. (“Barberry”), Icahn Partners Master Fund LP (“Icahn Master”), Icahn Offshore LP (“Icahn Offshore”), Icahn Partners LP (“Icahn Partners”), Icahn Offshore LP (“Icahn Offshore”), Icahn Capital LP “(Icahn Capital”), IPH GP LLC (“IPH”), Icahn Enterprises Holdings L.P. (“Icahn Enterprises Holdings”), Icahn Enterprises G.P. Inc. (“Icahn Enterprises GP”), and Beckton Corp. (“Beckton”). The address for Carl C. Icahn and entities affiliated with him is 16690 Collins Avenue, Suite PH-1, Sunny Isles Beach, FL 33160 (as reported in Amendment No. 11 to the Schedule 13D/A filed with the Commission on August 10, 2020).

Pursuant to the Schedule 13D/A, of the 6,598,886 shares, (i) High River has sole voting and dispositive power with regard to 1,319,777 shares (each of Hopper, Barberry and Mr. Icahn has shared voting and dispositive power with regard to such shares), (ii) Icahn Master has sole voting and dispositive power with regard to 2,147,937 shares (each of Icahn Offshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn has shared voting power and shared dispositive power with regard to such shares), and (iii) Icahn Partners has sole voting and dispositive power with regard to 3,131,172 shares (each of Icahn Onshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn has shared voting power and shared dispositive power with regard to such shares).

Each of Hopper, Barberry and Mr. Icahn, by virtue of their relationships to High River, may be deemed to indirectly beneficially own the shares which High River directly beneficially owns. Each of Hopper, Barberry and Mr. Icahn disclaims beneficial ownership of such shares for all other purposes. Each of Icahn Offshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn, by virtue of their relationships to Icahn Master may be deemed to indirectly beneficially own the shares which Icahn Master directly beneficially owns. Each of Icahn Offshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn disclaims beneficial ownership of such shares for all other purposes. Each of Icahn Onshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn, by virtue of their relationships to Icahn Partners may be deemed to indirectly beneficially own the shares which Icahn Partners directly beneficially owns. Each of Icahn Onshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn disclaims beneficial ownership of such shares for all other purposes.

7)	Information concerning stock ownership was obtained from Amendment No. 2 to the Schedule 13G jointly filed with the Commission on January 22, 2020 by Poplar Point Capital Management LLC (“PPCM”), Poplar Point Capital Partners LP (“PPCP”), Poplar Point Capital GP LLC (“PPCGP”) and Jad Fakhry. PPCM is the investment manager for PPCP. PPCGP is the general partner of PPCP. Mr. Fakhry is the manager of, and owns a controlling interest in, PPCM and PPCGP. The address for PPCM, PPCP, PPCGP and Mr. Fakhry is c/o Poplar Point Capital Management LLC, 840 Hinckley Road, Suite 250, Burlingame, CA 94010. PPCM, PPCP, PPCGP and Mr. Fakhry reported that they have shared voting and dispositive power over all 2,906,966 shares.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Thompson Hine LLP, New York, New York.

EXPERTS

The consolidated balance sheets of Enzon Pharmaceuticals, Inc. and Subsidiaries as of December 31, 2019 and 2018 and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years then ended have been audited by EisnerAmper LLP, an independent registered public accounting firm, as stated in their report which is incorporated herein. Such financial statements have been incorporated herein in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission a registration statement on Form S-1, including exhibits, schedules and amendments filed with the registration statement, under the Securities Act with respect to this offering of securities. This prospectus, which constitutes part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. You should refer to the registration statement and its exhibits and schedules for additional information. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits filed with the registration statement for copies of the actual contract, agreement or other document. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract is an exhibit to the registration statement, each statement is qualified in all respects by reference to the exhibit to which the reference relates.

The Commission maintains an internet website at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The periodic reports, proxy statements and other information we file with the Commission are available for inspection on the Commission’s website free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the Commission. We also maintain a website at http://www.enzon.com where you may access these materials free of charge. We have included our website address as an inactive textual reference only and the information contained in, and that can be accessed through, our website is not incorporated into and is not part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Commission allows us to incorporate by reference the information we file with it. This means that we can disclose information to you by referring you to those documents. The documents that have been incorporated by reference are an important part of the prospectus, and you should review that information in order to understand the nature of any investment by you in our common stock and Preferred Stock. We are incorporating by reference the documents listed below:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed on February 19, 2020, as amended by Form 10-K/A, filed on April 24, 2020;

•	Our Quarterly Reports on Forms 10-Q for the fiscal quarter ended March 31, 2020, filed on April 30, 2020, and the fiscal quarter ended June 30, 2020, filed on July 29, 2020;

•	The description of our shares of common stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and the description of the rights associated therewith contained in our Form 8-A, filed on August 14, 2020;

•	Our Current Reports on Form 8-K, filed on August 7, 2020, August 14, 2020 and August 31, 2020; and

•	Our Definitive Proxy Statement on Schedule 14A, filed on July 12, 2019.

All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the effective date of the registration statement of which this prospectus forms a part, including those made after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus, shall be deemed to be incorporated herein by reference and are a part hereof from the date of filing of such documents, except for the documents, or portions thereof, that are "furnished" (e.g., the portions of those documents set forth under Items 2.02 or 7.01 of Form 8-K or other information "furnished" to the Commission) rather than filed with the Commission. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement.

The documents incorporated by reference into this prospectus are also available on our corporate website at https://www.enzon.com under the heading “Investors and Media.” Upon request, we will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference into this prospectus. If you would like a copy of any of these documents, at no cost, please call us at (732) 980-4500 or through an e-mail request to investor@enzon.com.

Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement is contained in this prospectus or modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus, except as so modified or superseded.

PROSPECTUS

Subscription Rights to Purchase Up to 40,000 Units

Consisting of an Aggregate of Up to 30,000,000 Shares of Common Stock

and Up to 40,000 Shares of Series C Preferred Stock

at a Subscription Price of $1,090 Per Unit

, 2020

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following is a statement of estimated expenses in connection with the issuance and distribution of the securities being registered. The expenses relating to the registration of the securities registered hereby will be borne by the Registrant. All of such fees and expenses, except for the Commission registration fee and the FINRA Filing Fee, are estimated:

SEC registration fee	$5,659.28
FINRA filing fee	[ ]
Subscription and Information Agent fees and expenses	[ ]
Legal fees and expenses	[ ]
Printing expenses	[ ]
Accounting fees and expenses	[ ]
Other fees and expenses	[ ]
Total	$[ ]

Item 14. Indemnification of Directors and Officers

The Registrant is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law, or DGCL, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

Any such indemnified person’s rights to indemnification may not be eliminated after the occurrence of the act or omission giving rise to a claim in respect of which indemnification is sought, unless the relevant indemnification provision expressly permits such elimination.

Pursuant to the DGCL, if a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, the corporation must indemnify such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation to eliminate or limit the personal liability of members of its board of directors for violation of a director’s fiduciary duty of care. Article 10 of the Registrant’s certificate of incorporation, as authorized by Section 102(b)(7), provides that a director shall not be liable to the Registrant for breach of a fiduciary duty, except for liability:

▪	for any breach of the director’s duty of loyalty to the Registrant or the Registrant’s stockholders;

▪	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

▪	under section 174 of the DGCL providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions; or

▪	for any transaction from which a director derived an improper benefit.

Any repeal or modification of Article 10 by the Registrant’s stockholders shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Registrant existing at the time of such repeal or modification.

The DGCL provides that the rights to indemnification and to the advancement of expenses described above shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

The Registrant is authorized under Delaware law to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant in a similar capacity for another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her in any such capacity, or arising out of his or her status as such, whether or not the Registrant would have the power to indemnify him or her against such liability

Section 8.1 of the Registrant’s bylaws provides for the indemnification, to the fullest extent authorized by law, of any person made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether criminal, civil, administrative or investigative, against expenses (including reasonable attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, by reason of the fact that such person is or was a director or officer of the Registrant. Section 8.2 of the Registrant’s bylaws further provides for similar indemnification of any person who is or was an employee or agent of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another entity.

The Registrant’s Directors’ and Officers’ Liability Insurance, which is provided for under Section 8.3 of the Registrant’s bylaws, insures directors and officers against any liability arising out of such person’s status as a director or officer, and insures the Registrant against its obligations to indemnify its directors and officers. The Registrant also maintains indemnification agreements with certain of its directors and officers to indemnify them against liabilities which may arise by reason of their status or service as a director or officer.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15. Recent Sales of Unregistered Securities

The offer and sale of Units to Icahn Capital LP pursuant to the Investment Agreement will be effectuated in reliance upon an exemption from the registration requirements of the Securities Act pursuant to Section 4(a(2) thereof.

Item 16. Exhibits and Financial Statement Schedules

Exhibit No.	Description

2.1	Asset Purchase Agreement, dated as of November 9, 2009, by and between Klee Pharmaceuticals, Inc., Defiante Farmacêutica, S.A. and Sigma-Tau Finanziaria S.p.A., on the one hand, and the Registrant, on the other hand (filed as Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on November 12, 2009 and incorporated herein by reference).

2.2	Plan of Liquidation and Dissolution of the Registrant (adopted by the Board of Directors of the Registrant on February 4, 2016) (filed as Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on February 9, 2016 and incorporated herein by reference).

3.1	Amended and Restated Certificate of Incorporation dated May 18, 2006, together with the Certificate of Amendment to the Amended and Restated Certificate of Incorporation dated July 13, 2010 (filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on August 9, 2010 and incorporated herein by reference).

3.2	Certificate of Designation of Series A Junior Participating Preferred Stock of the Registrant, filed with the Secretary of State of the State of Delaware on May 1, 2014 (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 1, 2014 and incorporated herein by reference).

3.3	Certificate of Elimination of Series A Junior Participating Preferred Stock of the Registrant, filed with the Secretary of State of the State of Delaware on August 14, 2020 (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on August 14, 2020 and incorporated herein by reference).

3.4	Certificate of Designation of Series A-1 Junior Participating Preferred Stock of the Registrant, filed with the Secretary of State of the State of Delaware on August 14, 2020 (filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on August 14, 2020 and incorporated herein by reference).

3.5*	Form of Certificate of Designation of Series C Non-Convertible Redeemable Preferred Stock of the Registrant.

3.6

Second Amended and Restated By-Laws of the Registrant effective March 11, 2011, as amended by Amendment No. 1 to the Second Amended and Restated By-Laws effective February 15, 2013 (filed as Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K filed with the Commission on March 18, 2013 and incorporated herein by reference).

4.1*	Form of Common Stock Certificate.

4.2*	Form of Certificate of Series C Non-Convertible Redeemable Preferred Stock.

4.3	Section 382 Rights Agreement, dated as of August 14, 2020, by and between the Registrant and Continental Stock Transfer & Trust Company, which includes the Certificate of Designation as Exhibit A, Form of Rights Certificate as Exhibit B and the Form of Summary Rights as Exhibit C (filed as Exhibit 4.1 to the Registrant’s Form 8-K filed with the Commission on August 14, 2020 and incorporated herein by reference).

4.3*	Form of Subscription Agent Agreement.

4.4*	Form of Subscription Rights Certificate.

5.1*	Legal opinion of Thompson Hine LLP.

8.1*	Tax opinion of Thompson Hine LLP.

10.1†	2001 Incentive Stock Plan, as amended and restated, of the Registrant (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 19, 2006 and incorporated herein by reference).

10.2***	Development, License and Supply Agreement between the Registrant and Schering Corporation, dated November 14, 1990, as amended (filed as Exhibit 10.15 to the Registrant’s Annual Report on Form 10-K filed with the Commission on September 26, 2002 and incorporated herein by reference).

10.3†	Amended and Restated 2013 Outside Director Compensation Plan (filed as Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on August 6, 2013 and incorporated herein by reference).

10.4†	Form of Non-Qualified Stock Option Agreement for Executive Officers under the 2001 Incentive Stock Plan(filed as Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on February 9, 2005 and incorporated herein by reference).

10.5†	Form of Restricted Stock Award Agreement for Executive Officers under the 2001 Incentive Stock Plan (filed as Exhibit 10.4 to the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on February 9, 2005 and incorporated herein by reference).

10.6†	Form of Restricted Stock Unit Award Agreement for Executive Officers under the 2001 Incentive Stock Plan (filed as Exhibit 10.6 to the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on May 10, 2005 and incorporated herein by reference).

10.7†	Form of Restricted Stock Unit Award Agreement for Independent Directors under the 2001 Incentive Stock Plan (filed as Exhibit 10.6 to the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on May 10, 2005 and incorporated herein by reference).

10.8†	Form of Stock Option Award Agreement for Independent Directors under the 1987 Non-Qualified Stock Option Plan (filed as Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on November 9, 2005 and incorporated herein by reference).

10.9†	Form of Stock Option Award Agreement for Independent Directors under the 2001 Incentive Stock Plan (filed as Exhibit 10.4 to the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on November 9, 2005 and incorporated herein by reference).

10.10†	Amendment to Outstanding Awards Under 2001 Incentive Stock Plan (filed as Exhibit 10.35 to the Registrant’s Annual Report on Form 10-K filed with the Commission on March 9, 2009 and incorporated herein by reference).

10.11†	2001 Incentive Stock Plan Non-Qualified Stock Plan Terms and Conditions (filed as Exhibit 10.36 to the Registrant’s Annual Report on Form 10-K filed with the Commission on March 9, 2009 and incorporated herein by reference).

10.12†	2001 Incentive Stock Plan Restricted Stock Unit Award Terms and Conditions (filed as Exhibit 10.37 to the Registrant’s Annual Report on Form 10-K filed with the Commission on March 9, 2009 and incorporated herein by reference).

10.13†	2001 Incentive Stock Plan Restricted Stock Award Terms and Conditions (filed as Exhibit 10.38 to the Registrant’s Annual Report on Form 10-K filed with the Commission on March 9, 2009 and incorporated herein by reference).

10.14†	2011 Stock Option and Incentive Plan (filed as Exhibit 99.1 to the Registrant’s Registration Statement on Form S-8 (File No. 333-174099) filed with the Commission on May 10, 2011 and incorporated herein by reference).

10.15†	Form of Non-Qualified Stock Option Agreement for Company Employees under the 2011 Stock Option and Incentive Plan (filed as Exhibit 99.2 to the Registrant’s Registration Statement on Form S-8 (File No. 333-174099) filed with the Commission on May 10, 2011 and incorporated herein by reference).

10.16†	Form of Non-Qualified Stock Option Agreement for Non-Employee Directors under the 2011 Stock Option and Incentive Plan (filed as Exhibit 99.3 to the Registrant’s Registration Statement on Form S-8 (File No. 333-174099) filed with the Commission on May 10, 2011 and incorporated herein by reference).

10.17†	Form of Restricted Stock Unit Award Agreement for Company Employees under the 2011 Stock Option and Incentive Plan (filed as Exhibit 99.4 to the Registrant’s Registration Statement on Form S-8 (File No. 333-174099) filed with the Commission on May 10, 2011 and incorporated herein by reference).

10.18†	Form of Restricted Stock Unit Award Agreement for Non-Employee Directors under the 2011 Stock Option and Incentive Plan (filed as Exhibit 99.5 to the Registrant’s Registration Statement on Form S-8 (File No. 333-174099) filed with the Commission on May 10, 2011 and incorporated herein by reference).

10.19	2007 Employee Stock Purchase Plan (filed as Exhibit 10.1 to the Registrant’s Registration Statement on Form S-8 (File No. 333-140282) filed with the Commission on January 29, 2007 and incorporated herein by reference).

10.20†	Independent Contractor Agreement, dated as of December 13, 2013, between the Registrant and Richard L. Feinstein (filed as Exhibit 10.30 to the Registrant’s Annual Report on Form 10-K filed with the Commission on March 14, 2014 and incorporated herein by reference).

10.21	Assignment, Assumption and Release Agreement, dated as of September 11, 2015, between Kingsbridge 2005, LLC and the Registrant (filed as Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on November 6, 2015 and incorporated herein by reference).

10.22†	Amendment 1 to Independent Contractor Agreement, effective as of December 28, 2015, between the Registrant and Richard L. Feinstein (filed as Exhibit 10.27 to the Registrant’s Annual Report on Form 10-K filed with the Commission on March 21, 2016 and incorporated herein by reference).

10.23	Agreement, dated as of December 29, 2015, among Kingsbridge 2005, LLC, the Registrant and Axcellerate Pharma, LLC (executed by the Registrant on February 4, 2016) (filed as Exhibit 10.28 to the Registrant’s Annual Report on Form 10-K filed with the Commission on March 21, 2016 and incorporated herein by reference).

10.24	Letter Agreement, dated February 4, 2016, between Kingsbridge 2005, LLC and the Registrant (filed as Exhibit 10.29 to the Registrant’s Annual Report on Form 10-K filed with the Commission on March 21, 2016 and incorporated herein by reference).

10.25†	Separation Agreement, dated as of September 27, 2013, between the Registrant and Andrew Rackear (filed as Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on November 12, 2013 and incorporated herein by reference).

10.26†	Amendment to Separation Agreement, dated as of January 1, 2016, between the Registrant and Andrew Rackear (filed as Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on May 9, 2016 and incorporated herein by reference).

10.27†	Amendment 2 to Separation Agreement, dated as of March 31, 2016, between the Registrant and Andrew Rackear (filed as Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on May 9, 2016 and incorporated herein by reference).

10.28	Amended and Restated Exclusive IP Marketing Agreement, dated as of June 28, 2004, by and between Microment AG and the Registrant (filed as Exhibit 10.28 to the Registrant’s Annual Report on Form 10-K filed with the Commission on February 21, 2019 and incorporated herein by reference).

10.29	Letter Agreement, dated January 30, 2019, between Servier IP UK Limited and the Registrant (filed as Exhibit 10.29 to the Registrant’s Annual Report on Form 10-K filed with the Commission on February 21, 2019 and incorporated herein by reference).

10.30**	Investment Agreement, dated as of September 1, 2020, by and between the Registrant and Icahn Capital LP.

21.1	Subsidiaries of the Registrant (filed as Exhibit 21.1 to the Registrant’s Annual Report on Form 10-K filed with the Commission on February 19, 2020 and incorporated herein by reference).

23.1*	Consent of Thompson Hine LLP (included in Exhibit 5.1).

23.2**	Consent of EisnerAmper LLP.

24.1**	Power of attorney (included on signature page).

99.1*	Form of Instructions for Use of Subscription Rights Certificates.

99.2*	Form of Letter to Stockholders Who Are Record Holders.

99.3*	Form of Letter to Brokers, Dealers, Banks and Other Nominee Holders.

99.4*	Form of Broker Letter to Clients Who Are Beneficial Holders.

99.5*	Form of Nominee Holder Certification.

99.6*	Form of Beneficial Owner Election Form.

99.7*	Form of Notice of Important Tax Information.

Δ	Previously filed

*	To be filed by amendment

**	Filed herewith
***	Portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request.

†	Indicates a management contract or compensatory plan or arrangement

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent, no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cranford, State of New Jersey, on September 1, 2020.

ENZON PHARMACEUTICALS, INC.

By:	/s/ Andrew Rackear
Name:	Andrew Rackear
Title:	Chief Executive Officer and Secretary (Principal Executive Officer)

We, the undersigned directors and officers of ENZON PHARMACEUTICALS, INC., a Delaware corporation (the “Company”), do hereby constitute and appoint Andrew D. Rackear and Richard L. Feinstein, and each and either of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to do any and all acts and things in our names and on our behalf in our capacities as directors and/or officers and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorneys and agents may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the U.S. Securities and Exchange Commission, in connection with this registration statement, including without limitation any and all amendments (including post-effective amendments) and supplements hereto; and we hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Andrew D. Rackear Andrew D. Rackear	Chief Executive Officer and Secretary (Principal Executive Officer)	September 1, 2020

/s/ Richard L. Feinstein Richard L. Feinstein	Vice President – Finance and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 1, 2020

/s/ Randolph C. Read Randolph C. Read	Chairman of the Board	September 1, 2020

/s/ Jennifer McNealey Jennifer McNealey	Director	September 1, 2020

/s/ Jordan Bleznick	Director	September 1, 2020
Jordan Bleznick